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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Western Gas Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, $0.10 par value per share, of Western Gas Resources, Inc.
(2)	Aggregate number of securities to which transaction applies:
        76,129,638 shares of Western common stock (including shares of restricted stock) 3,858,486 shares underlying options to purchase shares of Western common stock 71,500 shares underlying phantom stock options.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee was determined based upon the sum of (a) 76,129,638 shares of Western common stock (including shares of restricted stock) multiplied by $61.00 per share, (b) 3,858,486 shares underlying options to purchase shares of Western common stock multiplied by $33.36 (which is the difference between $61.00 and the weighted average exercise price per share) and (c) 71,500 shares underlying phantom stock options multiplied by $28.73 (which is the difference between $61.00 and the weighted average exercise price per share). In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $4,774,681,205.96
	(5)	Total fee paid: $510,890.89
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1099 18th Street, Suite 1200
Denver, Colorado 80202

July 24, 2006

Dear Western Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Western Gas Resources, Inc. to be held at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 on Wednesday, August 23, 2006 at 9:00 a.m. local time.

        At the special meeting, we will ask you to adopt a merger agreement that we entered into on June 22, 2006, as amended, providing for the merger of a wholly owned subsidiary of Anadarko Petroleum Corporation with and into Western. If we complete the merger, Western stockholders will receive $61.00 in cash for each share of Western common stock that they own and Western will become 100% owned by Anadarko. The $61.00 per share being paid in the merger represents a premium of approximately 49% over the $40.91 closing price of Western common stock on June 22, 2006, the last trading day before we announced the signing of the merger agreement.

        We cannot complete the merger unless the conditions to closing are satisfied, including obtaining the approval of holders of a majority of the outstanding shares of Western common stock and satisfying various regulatory requirements. We currently expect that the regulatory approvals will be obtained and that the closing of the merger will occur no later than the end of the third quarter of 2006.

        The Board of Directors of Western has unanimously determined that the merger agreement and the merger are fair to and in the best interests of Western and its stockholders and has approved the merger agreement and the merger and declared its advisability. Accordingly, the Board recommends that you vote "FOR" the adoption of the merger agreement and the approval of the merger.

        Certain of Western's stockholders, including certain of Western's directors and officers, in their capacities as stockholders, have entered into voting agreements with Anadarko pursuant to which such stockholders have agreed to vote their shares, representing approximately 17.3% of the outstanding Western common stock, in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby.

        The attached notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials (including the appendices) carefully.

        Your vote is important. Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may revoke your proxy and do so.

        If you have any questions regarding the proposed transaction, please call InnisFree M&A Incorporated, our proxy solicitors, at (646) 226-4426 or Ron Wirth, our Director of Investor Relations at (303) 252-6090.

Very truly yours,

JAMES A. SENTY Chairman of the Board

This transaction has not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

        This proxy statement is dated July 24, 2006 and will be mailed to Western stockholders on or about July 24, 2006.

WESTERN GAS RESOURCES, INC.
1099 18th Street, Suite 1200
Denver, Colorado 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on August 23, 2006

To the Stockholders of
WESTERN GAS RESOURCES, INC.:

        A Special Meeting of Stockholders of Western Gas Resources, Inc. ("Western") will be held at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 on Wednesday, August 23, 2006 at 9:00 a.m. local time.

        The purpose of the meeting is to:

  1.
  Consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of June 22, 2006, as amended, among Anadarko Petroleum Corporation ("Anadarko"), APC Merger Sub, Inc. ("Merger Sub") and Western, and approve the merger of Merger Sub with and into Western. In the merger, (a) each issued and outstanding share of Western common stock (other than shares held by Western, Anadarko, Merger Sub and their respective subsidiaries and other than shares held by dissenting stockholders who properly exercise their appraisal rights under Delaware law) will be converted into the right to receive $61.00 per share in cash and (b) the certificate of incorporation of Western will be amended and restated to be in the form attached as Appendix B to the proxy statement. We refer to this proposal in the proxy statement as the "merger proposal;" and

  2.
  Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

        Only holders of record of shares of our common stock at the close of business on July 21, 2006 are entitled to receive notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive offices located at 1099 18th Street, Suite 1200, Denver, Colorado 80202.

        Stockholders are cordially invited to attend the Special Meeting. If you wish to vote shares held in your name in person at the meeting, please bring your proxy card or a copy of your proxy card and picture identification to the meeting. If you hold your shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement. Attendance at the Special Meeting will be limited to persons presenting proof of ownership and picture identification.

        Please date, sign and mail the enclosed proxy card as soon as possible to ensure that you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may submit a proxy by using the toll-free telephone number or the Internet address, as explained on the enclosed proxy card. Please note that all proxies submitted cast via telephone or the Internet must be submitted prior to 12:00 p.m., Eastern Daylight Savings Time, on Tuesday, August 22, 2006.

By Order of the Board of Directors,

JAMES A. SENTY Chairman of the Board

Denver, Colorado
July 24, 2006

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
SUMMARY TERM SHEET
The Parties to the Merger
The Special Meeting
The Merger
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION
THE SPECIAL MEETING
Date, Time and Place of Special Meeting
Purpose of the Special Meeting
Record Date; Quorum; Outstanding Common Stock Entitled to Vote
Voting Rights; Vote Required; Voting Agreements
Submitting a Proxy by Telephone or Internet
Submitting a Proxy by Mail
Submitting Proxies
Revocation of Proxies
Solicitation of Proxies
Other Matters
THE PARTIES TO THE MERGER
THE MERGER
Background of the Merger
Reasons for the Merger and Recommendation of Western's Board of Directors
Opinions of the Company's Financial Advisors
Opinion of Morgan Stanley
Opinion of Petrie Parkman
Interests of the Company's Directors and Executive Officers in the Merger
Material United States Federal Income Tax Consequences
Regulatory Approvals
Appraisal Rights
THE MERGER AGREEMENT
General
Conversion of Capital Stock
Exchange of Common Stock Certificates
Stock Options; Restricted Stock; Phantom Equity-Based Awards
Representations and Warranties
Conduct of Our Business Pending the Merger
Stockholders Meeting
Employee Benefits
Obtaining Consents and Approvals
No Solicitation of Transactions
Conditions to the Merger
Termination
Termination Fees
Other Covenants and Agreements
Amendment and Waiver

i

VOTING AGREEMENTS
MARKET PRICE OF OUR STOCK
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
SUBMISSION OF STOCKHOLDER PROPOSALS
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
APPENDIX A: Agreement and Plan of Merger
APPENDIX B: Amended and Restated Certificate of Incorporation of Western Gas Resources, Inc.
APPENDIX C: Opinion of Morgan Stanley & Co. Incorporated
APPENDIX D: Opinion of Petrie Parkman & Co., Inc.
APPENDIX E: Form of Voting Agreement
APPENDIX F: Section 262 of the General Corporation Law of the State of Delaware

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:
What effect will the merger have on Western?

A:
Western will be merged with APC Merger Sub, Inc., a wholly owned subsidiary of Anadarko Petroleum Corporation. Western will be the surviving company in the merger. After the merger has been completed, the common stock of Western will be 100% owned by Anadarko and will no longer be publicly traded.

Q:
What will I be entitled to receive pursuant to the merger?

A:
If the merger is completed, you will receive $61.00 in cash in exchange for each share of Western common stock that you own at the time of the merger. The $61.00 per share being paid in the merger represents a premium of approximately 49% over the $40.91 closing price of Western common stock on June 22, 2006, the last trading day before we announced the signing of the merger agreement.

Q:
What is the Board's recommendation?

A:
The Board has unanimously determined that the merger agreement and the merger are fair to you and in your and Western's best interests, has declared its advisability and recommends that you vote "FOR" the adoption of the merger agreement and the approval of the merger. In making this determination, the Board took into account, among other factors, the opinions of Western's financial advisors, Morgan Stanley & Co. Incorporated and Petrie Parkman & Co., Inc., to the effect that, as of the date of such opinion, the $61.00 per share to be received by holders of shares of Western common stock in the merger was fair to such holders from a financial point of view.

Q.
What vote of stockholders is required to adopt the merger agreement?

A:
The merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Western common stock.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if you provide instructions on how to vote. Accordingly, the failure to provide instructions to your broker to vote to adopt the merger agreement will have the same effect as a vote "AGAINST" the adoption of the merger agreement. You should follow the procedures provided by your broker regarding the voting of your shares.

Q.
What do I need to do now?

A:
You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person.

Q.
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You can revoke your proxy by sending in a later dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:
Should I send my stock certificates now?

A:
No. If the merger is completed, we will send you written instructions for exchanging your stock certificates for the merger consideration.

Q:
What happens if I do not send in my proxy or if I abstain from voting?

A:
If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the merger.

Q:
What regulatory approvals and filings are needed to complete the merger?

A:
Before we can complete the merger, we will be required to:

•
await the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•
await the expiration or termination of the waiting period under the Competition Act (Canada); and

•
receive approval from the Public Service Commission of Wyoming.

Q:
When do you expect to obtain the required regulatory approvals and make the required filings?

A:
We currently expect that the above regulatory filings and approvals will be made or obtained by the end of the third quarter of 2006. However, we cannot assure you that all required approvals will be obtained by this time.

Q:
What are the tax consequences of the merger?

A:
The merger will be a taxable transaction to you for United States federal income tax purposes. A brief summary of the possible material United States federal income tax consequences to you appears on pages 38-40 of this proxy statement. You should consult your tax advisor as to the tax effect of your particular circumstances.

Q:
What rights do I have to dissent from the merger?

A:
If you wish, you may dissent from the merger and seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Delaware law which are summarized on pages 41-44 of this proxy statement. The appraised fair value of your shares may be more, less or the same as than the merger consideration.

Q:
Who can help answer my questions?

A:
If you have additional questions about the merger or would like additional copies of the proxy statement, you should call InnisFree M&A Incorporated, our proxy solicitors, toll-free at (646) 226-4426 or Ron Wirth, our Director of Investor Relations at (303) 252-6090.

SUMMARY TERM SHEET

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For additional information concerning the merger and the terms and conditions of the merger agreement, you should read this entire proxy statement, including the appendices, and the other documents referred to or incorporated by reference in this proxy statement. A copy of the merger agreement is included in this proxy statement as Appendix A.

The Parties to the Merger (page 14)

Western Gas Resources, Inc.

        Western Gas Resources, Inc. is an independent natural gas explorer, producer, gatherer, processor, transporter and energy marketer. Western's producing properties are located primarily in Wyoming, including the developing Powder River Basin coal bed methane play, where Western is a leading acreage holder and producer, and the rapidly growing Pinedale Anticline. Western also owns and operates natural gas gathering, processing and treating facilities in major gas-producing basins in the Rocky Mountain, Mid-Continent and West Texas regions of the United States. We are incorporated in the State of Delaware with our principal executive offices at 1099 18th Street, Suite 1200, Denver, Colorado 80202. Our telephone number is (303) 452-5603. For additional information, visit Western's web site at www.westerngas.com.

Anadarko Petroleum Corporation

        Anadarko's mission is to deliver a competitive and sustainable rate of return to stockholders by exploring for, acquiring and developing oil and natural gas resources vital to the world's health and welfare. As of year-end 2005, Anadarko had over two billion barrels of oil equivalent proved reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus in North America extends from the deepwater Gulf of Mexico, up through the western U.S. and Canadian regions and onto the North Slope of Alaska. Anadarko's international activities are focused on major positions in North Africa, the Middle East and Indonesia, as well as exploration or production operations in several other countries. Anadarko is incorporated in the State of Delaware with its principal executive offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046. Anadarko's telephone number is (832) 636-1000. For more information about Anadarko, visit Anadarko's web site at: www.anadarko.com.

APC Merger Sub, Inc.

        APC Merger Sub, Inc., sometimes referred to in this proxy statement as "Merger Sub," is a Delaware corporation and a wholly owned subsidiary of Anadarko. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the merger. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Its principal executive offices are at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 and its telephone number is (832) 636-1000.

The Special Meeting

Date, Time and Place and Purpose of Special Meeting (page 11)

        The special meeting will be held at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 on Wednesday, August 23, 2006 at 9:00 a.m. local time. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement and approve the merger.

Vote Required; Voting Agreements (page 11)

        The merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Western common stock.

        Certain of our stockholders, including certain of our directors and officers, in their capacities as stockholders, have entered into agreements with Anadarko to vote their shares of our common stock in favor of the the adoption of merger agreement, and against any action that would be reasonably expected to prevent the merger. Approximately 17.3% of the outstanding shares of our common stock are subject to the voting agreements.

Record Date for Voting (page 11)

        The close of business on July 21, 2006 is the record date for determining holders of shares of Western common stock entitled to vote at the special meeting. Each share of common stock will be entitled to one vote. On the record date, there were 76,250,368 shares entitled to vote at the special meeting.

Revocation of Proxies (page 12)

        You may revoke your proxy at any time before the special meeting by delivering a written notice of revocation to our Corporate Secretary, by executing and delivering a later-dated proxy or by attending the meeting and giving oral notice of your intention to vote in person. Your attendance at the meeting will not by itself constitute a revocation of your proxy.

        Unless contrary instructions are indicated on your proxy, all of your shares represented by valid proxies will be voted FOR the approval of the merger agreement and the merger.

The Merger

What You Will be Entitled to Receive Pursuant to the Merger (page 45)

        You will receive $61.00 per share in cash in exchange for each share of Western common stock that you own. The merger price represents a 49% premium over the $40.91 per share closing price of Western common stock on June 22, 2006, the last trading day before we announced the signing of the merger agreement.

Background of the Merger (pages 15-17)

        For a description of the events leading to the approval of the merger by the Board, you should refer to "Background of the Merger."

Reasons for the Merger and Recommendation of Western's Board of Directors (pages 18-19)

        The Board, taking into account, among other factors, the opinions of Morgan Stanley and Petrie Parkman, has unanimously determined that the merger is fair to you and in your and Western's best interests, has declared its advisability and recommends that you vote FOR the adoption of the merger agreement and the approval of the merger.

Opinions of Morgan Stanley and Petrie Parkman (pages 19-35)

        Morgan Stanley and Petrie Parkman each delivered an opinion to the Board to the effect that, as of the date of its opinion, the consideration to be received by holders of Shares of Western common stock in the merger was fair to such holders from a financial point of view. We have attached copies of these opinions as Appendix C and Appendix D, respectively, to this proxy statement. The opinions of

Morgan Stanley and Petrie Parkman are addressed to the Board and do not constitute a recommendation as to how you should vote at the special meeting.

Interests of the Company's Directors and Executive Officers in the Merger (pages 35-38)

        In considering the Board's recommendation that you vote in favor of the adoption of the merger agreement, you should be aware that some of our directors and officers have interests in the merger that may differ from your interests as a stockholder, including the following:

  •
  our directors and executive officers hold restricted stock and both vested and unvested stock options, all of which will be accelerated, vested in full and cancelled in connection with the merger for a per share cash payment equal to $61.00 minus any exercise price;

  •
  our executives are parties to employment agreements with Western which provide for severance benefits upon certain terminations of employment following the merger and our executives may also be participants in the severance plan adopted by Western in connection with the merger; and

  •
  the merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for ten years following the effective time of the merger, as well as insurance coverage covering his or her service to us as a director or officer for six years following the effective time of the merger.

        The Board was aware of these interests and considered them in making its recommendation.

Conditions to the Merger (page 54)

        Each party's obligation to complete the merger is subject to a number of conditions, including the following:

  •
  adoption by our stockholders of the merger agreement and the merger;

  •
  the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the Competition Act (Canada);

  •
  approval of the Wyoming Public Service Commission; and

  •
  the absence of any order or injunction prohibiting the merger.

        Our obligation to complete the merger is subject to the following additional conditions:

  •
  the material accuracy of the representations and warranties of Anadarko and Merger Sub; and

  •
  the performance in all material respects of the obligations of Anadarko and Merger Sub under the merger agreement.

        The obligations of Anadarko and Merger Sub to complete the merger are subject to the following additional conditions:

  •
  the material accuracy of our representations and warranties;

  •
  the performance in all material respects of our obligations under the merger agreement; and

  •
  the resignations of our directors.

        The obligations of Anadarko and Merger Sub to complete the merger are not subject to a financing condition.

Regulatory Approvals (pages 40-41)

        We must make filings with and receive approvals of various federal, state and foreign regulatory agencies before the merger can be completed. These approvals include the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the Competition Act (Canada). At the state level, approval of the Public Service Commission of Wyoming must be received to permit the merger to occur. We are also required to notify the Texas Railroad Commission in connection with the merger.

Termination (pages 55-56)

        The merger agreement may be terminated at any time, whether before or after receiving stockholder approval, without completing the merger.

  •
  by the mutual consent of us, Anadarko and Merger Sub;

  •
  by us or Anadarko if the merger is not completed by December 31, 2006; provided that the right to terminate under this provision shall not be available to any party whose failure to perform its obligations under the merger agreement has been the cause of, or resulted in, the failure of the merger occurring before such date;

  •
  by us or Anadarko if a law or court order prohibits the merger;

  •
  by us or Anadarko if our stockholders do not approve the merger at the special meeting (other than under circumstances in which (1) our Board has withdrawn or modified its recommendation of the merger outside of the context of a "takeover proposal" (as defined on page 52) or (2) we or Anadarko have a "non-all-cash superior proposal termination right" (as described below) following the special meeting at which our stockholders do not approve the merger);

  •
  by Anadarko if (1) our Board withdraws, modifies, amends or changes, in a manner adverse to Anadarko, the Board's adoption or recommendation of the merger agreement, (2) our Board recommends a "takeover proposal" (or resolves or publicly announces an intention to do so), (3) we have breached the no solicitation covenant under the merger agreement in a manner which has a material adverse effect on Anadarko's ability to complete the merger or (4) we materially breach any of our representations, warranties or covenants in the merger agreement, which breach would give rise to a failure of a condition to the merger agreement and is either incapable of being cured or has not been cured by us within 20 days after Anadarko gives us written notice of such breach (a "Company Breach");

  •
  by Anadarko or, following the failure of our stockholders to adopt the merger agreement at the special meeting, us (referred to in this proxy statement as the "non-all-cash superior proposal termination right"), if:

  •
  in the case of termination by us, we have not breached the no solicitation covenant under the merger agreement in a manner which has a material adverse effect on Anadarko's ability to complete the merger;

  •
  our Board (1) recommends to you any "takeover proposal" (or resolves to or publicly announces an intention to do so) or (2) authorizes us, subject to complying with the no solicitation covenant and this termination right, to enter into a binding written agreement concerning a "superior proposal" (as defined on pages 52-53) in which the consideration is not 100% cash;

  •
  Anadarko does not make, within five business days of being notified by us of our intention to enter into such an agreement described in the bullet point above, an offer that our Board determines in good faith (after consulting with our financial advisors and outside counsel) is at least as favorable to you from a financial point of view as such "superior proposal;" and

    •
    (1) in the case of termination by Anadarko without a vote occurring at any time before the special meeting, we promptly, but in no event later than one business day after such termination, pay to Anadarko the termination fee or (2) in the case of termination by Anadarko or us following the special meeting at which our stockholders do not approve the merger, we concurrently with such termination (or, in the case of termination by Anadarko, promptly, but in no event later than one business day after such termination) pay to Anadarko $50 million.

  •
  by Anadarko or us (referred to in this proxy statement as the "all-cash superior proposal termination right"), if:

  •
  in the case of termination by us, we have not breached the no solicitation covenant under the merger agreement in a manner which has a material adverse effect on Anadarko's ability to complete the merger;

  •
  our Board authorizes us, subject to complying with the no solicitation covenant and this termination right, to enter into a binding written agreement concerning a "superior proposal" in which the consideration is 100% cash;

  •
  Anadarko does not make, within five business days of being notified by us of our intention to enter into such an agreement described in the bullet point above, an offer that our Board determines in good faith (after consulting with our financial advisors and outside counsel) is at least as favorable to you from a financial point of view as such "superior proposal;" and

  •
  we concurrently with such termination (or, in the case of termination by Anadarko, promptly, but in no event later than one business day after such termination) pay to Anadarko the termination fee.

  •
  by Anadarko or (following the failure of our stockholders to approve the merger at the special meeting), if our Board has withdrawn or modified its recommendation of the merger outside of the context of a "takeover proposal"; and

  •
  by us if Anadarko materially breaches any of its representations, warranties or covenants in the merger agreement, which breach would give rise to a failure of a condition to the merger agreement and is either incapable of being cured or has not been cured by Anadarko within 20 days after we give Anadarko written notice of such breach.

Termination Fees (pages 56-57)

        We will be required to pay to Anadarko a termination fee of $154 million if:

  •
  the merger agreement is terminated by Anadarko because (1) our Board withdraws or modifies, in a manner adverse to Anadarko, the Board's adoption or recommendation of the merger agreement, (2) our Board recommends (or resolves to or publicly announces an intention to recommend) a "takeover proposal" or (3) we breach the no solicitation covenant under the merger agreement in a manner which has a material adverse effect on Anadarko's ability to complete the merger;

  •
  the merger agreement is terminated due to the failure of our stockholders to adopt the merger agreement at the special meeting (other than under circumstances in which (1) our Board has withdrawn or modified its recommendation of the merger not in the context of a "takeover proposal" or (2) we or Anadarko have a "non-all-cash superior proposal termination right" following the special meeting at which our stockholders do not approve the merger), following the failure of our Board to publicly recommend against a bona fide "takeover proposal" that was made prior to the special meeting within a specified period of time of a request by Anadarko to do so;

  •
  the merger agreement is terminated by Anadarko pursuant to the non-all-cash superior proposal termination right or by us or Anadarko pursuant to the all-cash superior proposal termination right;

  •
  the merger agreement is terminated under circumstances where:

  •
  the termination was by us or Anadarko due to the merger not being completed by December 31, 2006;

  •
  at the time of termination, a third party had made a bona fide "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) prior to approval of the merger by our stockholders; and

  •
  within 12 months of such termination, we complete a "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) or enter into an agreement with respect to such a "takeover proposal" that is subsequently consummated;

  •
  the merger agreement is terminated under circumstances where:

  •
  the merger agreement is terminated due to the failure of our stockholders to adopt the merger agreement at the special meeting (other than under circumstances in which our (1) Board has withdrawn or modified its recommendation of the merger not in the context of a "takeover proposal" or (2) we or Anadarko have a "non-all-cash superior proposal termination right" following the special meeting at which our stockholders do not approve the merger);

  •
  at the time of termination, a third party had made a bona fide "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) prior to the failure of our stockholders to approve the merger at the special meeting that our Board publicly recommended against within a specified period of time of a request by Anadarko to do so; and

  •
  within 12 months of such termination, we complete a "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) or enter into an agreement with respect to such a "takeover proposal" that is subsequently consummated;

  •
  the merger agreement is terminated under circumstances where:

  •
  the termination was due to (1) a Company Breach or (2) the merger not being completed by December 31, 2006 at a time that a Company Breach exists; and

  •
  within 12 months of such termination, we complete a "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) or enter into an agreement with respect to such a "takeover proposal" that is subsequently consummated; or

  •
  the merger agreement is terminated by Anadarko or (following the failure of our stockholders to adopt the merger agreement at the special meeting) us, if our Board has withdrawn or modified its recommendation of the merger not in the context of a "takeover proposal".

        We will be required to pay to Anadarko a fee of $50 million if (1) our Board recommends (or resolves to or publicly announces an intention to recommend) a "takeover proposal" in which the consideration is not entirely cash, (2) Anadarko does not exercise its right to terminate the merger agreement but, instead, exercises its right to pursue a vote by our stockholders on the merger, (3) the merger agreement is terminated due to the failure of our stockholders to approve the merger. If, within

12 months of such termination, we complete a "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) or enter into an agreement with respect to such a "takeover proposal" that is subsequently consummated, we will be required to pay Anadarko an additional fee of $104 million.

Appraisal Rights (pages 41-44)

        You are entitled to exercise appraisal rights in connection with the merger. If you elect to exercise appraisal rights, you must deliver to us, before the stockholder vote to approve the merger agreement is taken, written notice of your intent to demand payment of the "fair value" of your shares if the merger is completed, and you must not vote to adopt the merger agreement. A proxy or vote against the merger agreement and merger will not constitute a demand to exercise your appraisal rights. Such demand to exercise your appraisal rights must be made in writing. If you fail to vote for or against the adoption of the merger agreement and the approval of the merger, you will still be entitled to exercise appraisal rights in connection with the merger.

Material United States Federal Income Tax Consequences (pages 38-40)

        You will be taxed on the cash you receive in the merger to the extent that the cash exceeds your tax basis in your shares of Western common stock or, conversely, you will recognize loss to the extent that your tax basis exceeds the cash you receive. You should consult your tax advisor regarding the U.S. federal income tax consequences of the merger, as well as any tax consequences under state, local or foreign laws.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

        This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the completion of the merger transaction with Anadarko. Although Western believes that its expectations are based on reasonable assumptions, Western can give no assurances that its goals will be achieved. These statements are subject to numerous risks and uncertainties, which may cause actual results to differ materially. These risks and uncertainties include, among other things, approval by Western's stockholders, the satisfaction of customary closing conditions, government regulation or approvals, and other factors as discussed in Western's annual and quarterly reports on Form 10-K and Form 10-Q and other filings with the Securities and Exchange Commission.

THE SPECIAL MEETING

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about July 24, 2006.

Date, Time and Place of Special Meeting

        The special meeting will be held at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 on Wednesday, August 23, 2006 at 9:00 a.m. local time. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement and approve the merger.

Purpose of the Special Meeting

        At the special meeting, you will be asked:

  •
  to consider and vote upon a proposal to adopt the merger agreement and approve the merger of Merger Sub with and into Western. In the merger, (i) each issued and outstanding share of Western common stock (other than shares held by Western, Anadarko, Merger Sub and their respective subsidiaries and other than shares held by stockholders who properly exercise their appraisal rights under Delaware law) will be converted into the right to receive $61.00 per share in cash and (ii) the certificate of incorporation of Western will be amended and restated to be in the form attached as Appendix B to this proxy statement. We refer to this proposal as the "merger proposal;" and

  •
  to transact any other business that may properly come before the special meeting or any adjournment or postponement of the meeting.

Record Date; Quorum; Outstanding Common Stock Entitled to Vote

        All record holders of shares of Western common stock at the close of business on July 21, 2006 are entitled to notice of, and to vote at, the special meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock is required to constitute a quorum for the transaction of business. A list of record holders will be available for examination at our principal executive offices for ten days prior to the special meeting. On the record date, there were 76,250,368 shares of Western common stock outstanding.

Voting Rights; Vote Required; Voting Agreements

        You are entitled to one vote for each share of common stock that you held as of the close of business on the record date. The affirmative vote of the holders of a majority of the outstanding shares of Western common stock is required to approve the merger proposal. In determining whether the approval of the merger proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against adoption of the merger proposal. To the knowledge of Western after reasonable inquiry, each of the directors and executive officers of Western, who collectively beneficially own an aggregate of 14,517,638 shares of Western common stock, or 18.8% of the shares outstanding as of June 30, 2006, have indicated their intention to vote their shares in favor of the merger proposal.

        Certain of our stockholders, including certain of our directors and officers, in their capacities as stockholders, have entered into agreements with Anadarko to vote their shares of our common stock in favor of the adoption of the merger agreement, and against any action that would be reasonably expected to prevent the merger. Approximately 17.3% of the outstanding shares of our common stock are subject to the voting agreements.

Submitting a Proxy by Telephone or Internet

        Stockholders of record can simplify their voting by submitting a proxy via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities and to allow stockholders to have their shares voted and confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank, broker or other nominee, the availability of submitting a proxy by telephone and Internet voting will depend on the processes of the bank, the broker or other nominee; therefore, stockholders should follow the voting instructions on the form they receive from their bank, broker or other nominee.

        Stockholders who elect to submit a proxy over the Internet may incur costs such as telecommunication and Internet access charges for which the stockholder is solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 12:00 p.m., Eastern Daylight Savings Time, on August 22, 2006.

Submitting a Proxy by Mail

        Stockholders who elect to submit a proxy by mail are asked to date, sign and return the enclosed proxy card using the postage paid envelope provided. The shares represented will be voted in accordance with the directions in the proxy card.

Submitting Proxies

        A form of proxy card for your use at the special meeting accompanies this proxy statement. All shares represented by properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted "FOR" the approval of the merger proposal in accordance with the recommendation of the Board. In that event, you will not have the right to dissent from the merger and seek an appraisal of the fair value of your shares.

Revocation of Proxies

        You may revoke your proxy at any time before it has been exercised by (i) giving written notice of such revocation to us addressed to John C. Walter, Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, Colorado 80202, (ii) timely delivering a later-dated proxy (including submitting a proxy by Internet or telephone), or (iii) attending the special meeting and voting in person. Unless you revoke in person at the special meeting, your revocation will not be effective unless we have received it prior to the special meeting. However, if your shares are held in "street name" through a bank, broker, custodian or other record holder, you must check with your bank, broker, custodian or other record holder to determine how to revoke your proxy.

Solicitation of Proxies

        We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record. We have retained InnisFree M&A Incorporated to coordinate the solicitation of proxies for an estimated fee of $25,000, plus reasonable out-of-pocket expenses.

Other Matters

        We do not know of any matters other than those described in this proxy statement which may come before the special meeting. If any other matters are properly presented to the special meeting for action, we intend that the persons named in the enclosed form of proxy card will vote in accordance with their best judgment. These matters may include an adjournment or postponement of the special meeting from time to time if our Board so determines, except that proxies that are voted against the merger proposal may not be voted by the persons named in the enclosed form of proxy card for an adjournment or postponement of the special meeting. If any adjournment or postponement is made, we may solicit additional proxies during the adjournment period.

        Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the meeting in person.

        You should not send any certificates representing common stock with your proxy card. If we complete the merger, the procedure for the exchange of certificates representing common stock will be as described on pages 45-46 of this proxy statement.

THE PARTIES TO THE MERGER

Western Gas Resources, Inc.

        Western is an independent natural gas explorer, producer, gatherer, processor, transporter and energy marketer. Our producing properties are located primarily in Wyoming, including the developing Powder River Basin coal bed methane play, where we are a leading acreage holder and producer, and the rapidly growing Pinedale Anticline. We also own and operate natural gas gathering, processing and treating facilities in major gas-producing basins in the Rocky Mountain, Mid-Continent and West Texas regions of the United States. We are incorporated in the State of Delaware with our principal executive offices at 1099 18th Street, Suite 1200, Denver, Colorado 80202. Our telephone number is (303) 452-5603.

Anadarko Petroleum Corporation

        Anadarko's mission is to deliver a competitive and sustainable rate of return to stockholders by exploring for, acquiring and developing oil and natural gas resources vital to the world's health and welfare. As of year-end 2005, Anadarko had over two billion barrels of oil equivalent proved reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus in North America extends from the deepwater Gulf of Mexico, up through the western U.S. and Canadian regions and onto the North Slope of Alaska. Anadarko's international activities are focused on major positions in North Africa, the Middle East and Indonesia, as well as exploration or production operations in several other countries. Anadarko is incorporated in the State of Delaware with its principal executive offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046. Anadarko's telephone number is (832) 636-1000.

APC Merger Sub, Inc.

        Merger Sub is a Delaware corporation and a wholly owned subsidiary of Anadarko. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the merger. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Its principal executive offices are at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 and its telephone number is (832) 636-1000.

THE MERGER

Background of the Merger

        On May 9, 2006, Peter Dea, the President and Chief Executive Officer of Western, received a telephone call from R.A. Walker, Senior Vice President, Finance and the Chief Financial Officer of Anadarko, requesting a meeting. On May 16, 2006, James Senty, the Chairman of the Board of Directors of Western, and Mr. Dea met with James Hackett, the Chairman of the Board of Directors, President and Chief Executive Officer of Anadarko, and Mr. Walker in Denver, Colorado. At the meeting, Mr. Hackett indicated that Anadarko had an interest in exploring a potential acquisition of Western in an all-cash transaction. Mr. Hackett indicated that, if Western were interested in such a transaction, Anadarko wanted to commence its due diligence investigation and meet with Western management as soon as possible. Depending on the results of the due diligence investigation, Anadarko hoped to propose a potential transaction at a price per Western common share in the low $60s. Mr. Hackett indicated that, if Western were interested in a potential transaction with Anadarko and subject to completion of Anadarko's due diligence investigation, Anadarko would anticipate providing Western with a preliminary indication of interest in early June 2006 and proceed toward finalizing definitive transaction documentation within a short time period thereafter. Messrs. Senty and Dea indicated that they would convey Anadarko's request to the Western Board.

        On May 18, 2006, the Board of Directors of Western held a special telephonic meeting at which Mr. Senty and Mr. Dea briefed the Board about their meeting with Mr. Hackett and Mr. Walker. The Board discussed the possibility of a transaction with Anadarko and Anadarko's request for a due diligence investigation and meetings with Western management. In determining whether to consider a potential transaction with Anadarko, the Board reviewed strategic options available to Western and reviewed with management the outlook for Western's business on a stand-alone basis. The Board then authorized management to pursue discussions with Anadarko and to engage Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Petrie Parkman & Co., Inc. ("Petrie Parkman") as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") as legal advisors to Western in connection with a potential transaction.

        On May 22, 2006, Western commenced providing due diligence materials to Anadarko. On May 26, 2006, Mr. Dea, William Krysiak, the Executive Vice President and Chief Financial Officer of Western, J. Burton Jones, Vice President—Business Development of Western, Jeffery Jones, Vice President—Production of Western, Jim Henderson, Director, Financial Analysis, Planning & Risk Control of Western, John Walter, Executive Vice President and General Counsel of Western and Fiona Arnold, Associate General Counsel of Western, conducted management presentations and due diligence meetings with representatives of Anadarko.

        From May 26, 2006 to June 7, 2006, members of Western's management had numerous discussions with representatives of Anadarko in connection with Anadarko's due diligence investigation.

        On June 6, 2006, Akin Gump Strauss Hauer & Feld LLP, Anadarko's legal advisors, circulated a draft merger agreement and draft voting agreement to be entered into by certain stockholders of Western.

        On June 7, 2006, Mr. Dea, Mr. Krysiak, Mr. Walter and David Keanini, Vice President—Engineering, Environmental and Safety of Western met in Westminster, Colorado with Mark Pease, Senior Vice President, Exploration and Production of Anadarko, Karl Kurz, Senior Vice President, Marketing and General Manager, U.S. Onshore of Anadarko, Mr. Walker and Robert Reeves, Senior Vice President, Corporate Affairs & Law and Chief Governance Officer of Anadarko to discuss the status of Anadarko's due diligence investigation. At the meeting, members of Anadarko management indicated that, based on the preliminary results of the due diligence investigation, Anadarko could support an acquisition of Western at a price of $58.00 per Western common share. Members of

Western management expressed their disappointment with the proposed purchase price and suggested that Anadarko's management conduct further due diligence investigation so that the transaction proposal could be made by Anadarko at the best supportable price.

        From June 8 to June 16, 2006 members of Western management provided Anadarko with additional due diligence materials and had numerous discussions with representatives of Anadarko regarding the due diligence investigation.

        In the course of Anadarko's due diligence investigation, representatives of Anadarko, with members of Western management present, also met with representatives of Western's outside independent auditors and outside independent engineering firm.

        On June 12, 2006, the Anadarko Board of Directors met and authorized management to provide Western with a preliminary indication of interest. Following the Anadarko Board meeting, Mr. Hackett telephoned Mr. Senty and Mr. Dea to express Anadarko's interest in an acquisition of Western in an all-cash transaction, at a price per share of Western common stock ranging from $58.00 to $60.00, subject to the results of Anadarko's due diligence investigation and negotiation of mutually acceptable definitive transaction documentation, including voting agreements to be entered into by certain Western stockholders. Mr. Senty and Mr. Dea indicated to Mr. Hackett that the Western Board had not decided to put Western up for sale and that as a result the Board expected that Anadarko would ensure that its indication of interest would be made at its "best" possible and highest price. After discussion, Mr. Hackett responded that, depending on the results of its due diligence investigation, Anadarko may be willing to consider a price of $61.00 per share.

        The Western Board of Directors met on June 13, 2006 to consider Anadarko's indication of interest. Mr. Walter, Mr. Krysiak, John Chandler, Executive Vice President and Chief Operating Officer of Western, and Edward Aabak, Executive Vice President—Midstream of Western and representatives of Morgan Stanley, Petrie Parkman and Skadden also were present at the meeting. The Western Board discussed the price per Western common share reflected in Anadarko's indication of interest. Representatives of Morgan Stanley and Petrie Parkman provided their preliminary reference value analysis of Western and the financial aspects of the proposed transaction and responded to questions raised by the directors. Representatives of Skadden advised the Board regarding its duties and responsibilities in connection with the proposed transaction, and advised the Board about the appropriate procedures to follow in light of the discussions with Anadarko. The Western Board then directed management, with the assistance of its financial and legal advisors, to continue negotiations with Anadarko.

        From June 13 to June 15, 2006, representatives of Western's and Anadarko's respective management held discussions about the terms of the proposed transaction.

        On June 14, 2006, Western and its legal advisor submitted their comments to the initial draft merger agreement and voting agreement circulated by Anadarko's legal advisors.

        On June 15 and through the morning of June 16, 2006, members of Western management held a follow-up due diligence meeting with representatives of Anadarko.

        On June 16, 2006, at a special telephonic meeting of the Western Board of Directors, at which members of Western's senior management and representatives of Morgan Stanley, Petrie Parkman and Skadden also were present, Western's management updated the Board on the progress of negotiations with Anadarko regarding a potential transaction. Representatives of Skadden reviewed principal legal issues relating to the proposed merger agreement and voting agreements proposed to be entered into by certain Western stockholders and responded to questions from directors about various aspects of the merger agreement and voting agreements.

        On June 16, 2006, Anadarko circulated a revised draft merger agreement and Western and Anadarko, and their respective legal advisors, engaged in extensive negotiations on June 17 and June 18, 2006.

        On June 19, 2006, Anadarko circulated a revised draft merger agreement with a number of issues still subject to negotiation between the parties. On June 19, 2006, the Western Board of Directors, with members of Western's senior management and representatives of Morgan Stanley, Petrie Parkman and Skadden present, met telephonically to consider the terms of the merger agreement, as proposed at that time. Prior to the meeting, the members of the Western Board of Directors had received copies of the then current draft merger agreement and a summary of the terms as reflected in the draft merger agreement. Representatives of Skadden made a detailed presentation regarding the terms of the merger agreement and highlighted the open issues.

        Western and Anadarko and their respective legal advisors continued negotiations with respect to definitive transaction documentation and Anadarko continued its due diligence investigation from June 19 to June 22, 2006.

        On June 21, 2006, Mr. Hackett spoke to Mr. Senty and Mr. Dea and advised them that Anadarko's management would recommend to the Anadarko Board that it authorize a transaction with Western at a price ranging from $60.00 to $62.00 per Western common share.

        In the late afternoon on June 22, 2006, the Western Board held a special telephonic meeting to consider the proposed transaction, at which senior members of Western's management and representatives of Morgan Stanley, Petrie Parkman and Skadden also were present. Representatives of Skadden and Western's management responded to a variety of questions from the directors regarding the results of negotiations with respect to various issues that remained open after the June 19, 2006 meeting of the Western Board. Representatives of Morgan Stanley and Petrie Parkman reviewed with the Board their financial analyses and evaluation of the proposed transaction, and following a discussion with the directors, rendered their respective oral fairness opinions to the Western Board to the effect that as of that date, subject to the limitations and assumptions set forth in their opinions, the consideration to be received by the stockholders of Western pursuant to the merger agreement of $61.00 or more in cash per share of Western common stock was fair, from a financial point of view, to such holders. The opinions of the financial advisors are more fully described in "Opinions of the Company's Financial Advisors."

        The Western Board of Directors considered the transaction from a business, financial and legal perspective and the current conditions in the energy industry and considered the reasons for the merger described in "Reasons for the Merger". Subject to the Anadarko Board approval of a transaction at a price per Western common share of $61.00 or more in cash, the Board unanimously (1) determined that the proposed merger is in the best interest of Western and its stockholders, (2) authorized, approved and adopted the merger agreement and the transactions contemplated by the merger agreement and declared its advisability, and (3) authorized management to execute the definitive transaction documentation.

        In the evening of June 22, 2006, Mr. Hackett informed Mr. Dea that the Anadarko Board had just met and had authorized the proposed transaction at a price of $61.00 in cash per Western common share and authorized, approved and adopted the proposed merger agreement and the transactions contemplated by the merger agreement.

        During the remainder of the evening of June 22, 2006, final details were resolved, the disclosure letter of Western was finalized, the merger agreement was executed by Western, Merger Sub and Anadarko, and the voting agreements were executed by Anadarko and certain Western stockholders. The transaction was announced before the opening of trading on June 23, 2006 in separate press releases issued by each of Western and Anadarko.

Reasons for the Merger and Recommendation of Western's Board of Directors

        In reaching its decision to approve the merger agreement and the merger and to recommend that our stockholders vote to adopt the merger agreement, our Board consulted with senior management, as well as our financial and legal advisors, and considered a number of factors, including the following:

  •
  the likelihood, in light of our recent and prospective operating results, financial condition, earnings and the prospects for future development and growth of our business, that in the foreseeable future our share price would not lead to a higher present value than the merger consideration;

  •
  the current and prospective demand in the oil and gas sectors, the effect of global, national and local economic conditions on those sectors and the competitive landscape for natural gas industry participants generally in the United States and the likely effect of these factors on us in the light of, and in absence of, the merger;

  •
  the price proposed by Anadarko as compared to current and historical market prices and trading information with respect to our common shares in light of historical, current and prospective valuations of us and comparable companies and the current and prospective condition in the stock market and in the energy commodity markets as it is likely to affect our business;

  •
  the likelihood that a sale of our entire company to Anadarko offered more value to our stockholders than the other possible alternatives that were considered or that could be considered, including the acquisition by us of other companies in order to create economies of scale or the prospects of continuing to operate on a stand-alone basis, including a creation of a master limited partnership for our midstream business, the execution of any of which would be subject to execution risk, possible adverse tax implications and other uncertainties;

  •
  the fact that the merger consideration is all cash, so that the transaction will allow our stockholders to immediately realize a fair value, in cash, for their investment and will provide our stockholders certainty of value for their shares;

  •
  the per share consideration of $61.00 to be paid in the merger represents a premium for our common stock of approximately 49% to the closing price the day prior to the public announcement of the merger agreement;

  •
  the per share consideration of $61.00 to be paid in the merger is higher than the highest historical price at which our stock has ever traded of $58.16 per share;

  •
  the fairness opinions of Morgan Stanley and Petrie Parkman, our financial advisors, both dated June 22, 2006 and addressed to our Board, to the effect that based upon and subject to the matters stated in the opinions, and as of June 22, 2006, the merger consideration to be received by the stockholders of Western pursuant to the merger agreement was fair from a financial point of view to such holders, each as described in "Opinions of the Company's Financial Advisors";

  •
  the terms of the merger agreement, including the right of our Board to terminate the merger agreement prior to its approval by the holders of our common stock in the exercise of its fiduciary duty in connection with our receipt of a proposal superior to the contemplated merger with Anadarko;

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  the limited closing conditions in the merger agreement and the low risk of non-satisfaction of those conditions; and

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  the likelihood of consummation of the merger, including an assessment that Anadarko has the financial capability to acquire us for the merger consideration and that the merger agreement is not subject to any financing condition.

        Our Board also considered the potential risks of the merger, including the following:

  •
  that there can be no assurance that we will be able to obtain the consents and approvals necessary to complete the merger, or that the timing of receipt, terms and conditions attached to such consents and approvals will be satisfactory to us and Anadarko;

  •
  the risk that the merger might not be completed in a timely manner or at all;

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  that following the merger, our stockholders will not participate in any of our potential future earnings or growth and will not benefit from the possible appreciation in our value or the potential achievement of our long-term plans;

  •
  the possibility of management and employee disruption associated with the merger;

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  the merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes;

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  the restrictions on management's ability to solicit or engage in discussions or negotiations with a third party regarding specific transactions involving us and the requirement that we pay Anadarko a $154 million termination fee in order for our Board to accept a superior proposal; and

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  the restrictions on the conduct of our business prior to consummation of the merger, requiring us to conduct its business only in the ordinary course, subject to specific limitations or consent by Anadarko, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger.

        In view of the variety of factors and the quality and amount of information considered as well as the complexity of these matters, the Board did not find it practicable to, and did not attempt to, make specific assessments of, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching this determination. Our Board conducted an overall analysis of the factors described above, as well as others, including thorough discussion with, and questioning of, our senior management and our financial and legal advisors, and considered the benefits of the merger to outweigh the risks and the factors overall to be favorable to, and to support, its determination. Our Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to its ultimate determination. Individual members of our Board may have given different weight to different factors.

OUR BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT IS FAIR TO AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS, HAS DECLARED ITS ADVISABILITY, AND HAS APPROVED THE MERGER AGREEMENT. OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE TO ADOPT THE MERGER AGREEMENT AND FOR APPROVAL OF THE MERGER.

Opinions of the Company's Financial Advisors

Opinion of Morgan Stanley

        Western retained Morgan Stanley to act as its financial advisor and to provide a financial fairness opinion to its Board in connection with the merger. The Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the business of Western. At the meeting of the Board on June 22, 2006, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing that as of June 22, 2006, based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the holders of shares of Western common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of Morgan Stanley's opinion, dated June 22, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the reviews undertaken in rendering its opinion is attached as Appendix C to this proxy statement. The summary of Morgan Stanley's fairness opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. We encourage you to read this opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Board, addresses only the fairness from a financial point of view of the consideration to be received by holders of Western common stock pursuant to the merger agreement, and does not address any other aspect of the merger. Morgan Stanley's opinion does not constitute a recommendation to any stockholders of Western as to how such stockholders should vote with respect to the proposed transaction.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Western and Anadarko, respectively;

  •
  reviewed certain internal financial statements and other financial and operating data, including internal oil and gas reserve and production estimates, concerning Western prepared by the management of Western;

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  reviewed certain financial projections prepared by the management of Western;

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  discussed the past and current operations and financial condition and the prospects of Western, including internal oil and gas reserve and production estimates, with senior management of Western;

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  reviewed the pro forma impact of the merger on Anadarko's cash flow, production and reserves on a per share basis, and consolidated capitalization and financial ratios;

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  reviewed the reported prices and trading activity for Western common stock and Anadarko common stock;

  •
  compared the financial performance of Western and Anadarko and the prices and trading activity of Western common stock and Anadarko common stock with that of certain other comparable publicly traded companies and their securities;

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  reviewed the financial terms, to the extent publicly available, of certain acquisition transactions comparable to the merger;

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  reviewed the reserve report of Western prepared by the independent engineering firm of Netherland, Sewell & Associates, Inc. ("NSAI")

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  discussed certain information prepared by the management of Western relating to strategic, financial and operational benefits to Anadarko anticipated from the merger;

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  participated in discussions and negotiations among representatives of Western, Anadarko and certain other parties and their respective legal and financial advisors;

  •
  reviewed the merger agreement and certain related documents; and

  •
  performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to Morgan Stanley by Western for the purposes of its opinion. With respect to the financial projections and other financial and operating data, including information relating to certain strategic, financial and operational benefits to Anadarko anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Western. Morgan Stanley relied upon, without independent verification, on the assessment by the management of Western of the information related to certain strategic, financial and operational benefits to Anadarko anticipated from the merger. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without material modification, waiver or delay of any terms or conditions. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Western. Morgan Stanley is not an expert in the engineering evaluation of oil and gas properties and, with the Western Board's consent, it relied, without independent verification, solely upon the reserve estimates of Western contained in the reserve report prepared by NSAI with respect to the oil and gas properties of Western. In addition, Morgan Stanley is not a legal, regulatory or tax expert and it relied, without independent verification, on the assessment of Western and its advisors with respect to such matters. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of June 22, 2006. Events occurring after June 22, 2006 may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm this opinion.

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its opinion dated as of June 22, 2006. In connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below.

        Some of these summaries include information in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.

        In arriving at its opinion, Morgan Stanley used $61.00 per share in cash as the consideration to be paid to holders of Western common stock.

Historical Share Price Analysis

        Morgan Stanley performed a historical share price analysis to obtain background information and perspective with respect to the relative historical share prices of Western common stock. Morgan Stanley reviewed the historical price performance of Western common stock from January 3, 2005 through June 20, 2006. For such period, the closing price of Western's common stock ranged from $27.15 to $58.16. Morgan Stanley noted that the closing price of Western common stock on June 20, 2006 was $40.95 per share.

        The following table displays the implied percentage premium of the $61.00 per share cash merger consideration as of June 20, 2006 as compared to Western's closing common stock prices over various periods. The following analysis was performed to provide perspective on the historical trading price of Western common stock versus the merger consideration.

	Per Share Merger Consideration Value as Compared to Western's Common Stock Price(1), Implied Premium to Previous Period:
Consideration Value	1 Day	1 Week Avg.	2 Week Avg.	1 Mon Avg.	3 Mon Avg.	LTM(2) High	LTM(2) Low
$61.00	49%	48%	44%	35%	25%	5%	77%

(1)
As of June 20, 2006

(2)
Last Twelve Months, including intra-day prices

Analyst Price Targets

        Morgan Stanley reviewed the range of publicly available equity research analyst price targets for Western. Morgan Stanley discounted these twelve month price targets by an estimated cost of equity of 10%. This analysis resulted in a range of values of $50.65 to $73.64 per share of Western common stock, with the median discounted price target of $60.91.

Comparable Company Analysis

        Morgan Stanley performed a comparable company analysis, which attempted to provide an implied value for Western by comparing it to similar companies. For purposes of its analysis, Morgan Stanley reviewed certain public market trading multiples for the following nine public companies which, based on its experience with companies in the energy industry, Morgan Stanley considered similar to Western in size and business mix:

  •
  Bill Barrett Corp.

  •
  Cabot Oil & Gas Corp.

  •
  Forest Oil Corp.

  •
  Noble Energy Inc.

  •
  Questar Corp.

  •
  Quicksilver Resources Inc.

  •
  Range Resources Corp.

  •
  Southwestern Energy Co.

  •
  Ultra Petroleum Corp.

        Selected multiples, which are commonly used by participants and investors in the energy industry, for Western and each of the comparable companies were reviewed in this analysis. The selected multiples analyzed for these companies included the following:

  •
  the per share price divided by 2006 and 2007 estimated cash flow per share;

  •
  the aggregate market value divided by 2006 and 2007 estimated earnings before interest, taxes, depreciation, amortization and exploration expense ("EBITDAX");

  •
  the aggregate market value of the upstream business divided by 2005 proved reserves (including adjustments for certain acquisition and divestiture activity where available); and

  •
  the aggregate market value of the upstream business divided by 2006 estimated production

Morgan Stanley calculated these financial multiples and ratios based on publicly available financial data as of June 20, 2006.

        A summary of the range of market trading multiples of the comparable companies and those multiples calculated for Western are set forth below:

Metric	Comparable Companies Range of Multiples	Implied Transaction Multiple	Western
Price / 06E Cash Flow	3.3 - 15.9x	10.3x	6.9x
Price / 07E Cash Flow	3.1 - 12.0x	9.7x	6.5x
Agg. Val. / 06E EBITDAX	3.9 - 15.2x	10.4x	7.3x
Agg. Val. / 07E EBITDAX	3.3 - 11.7x	9.3x	6.5x
Agg. Val.(1) / Proved Reserves ($/mcfe)	$1.47 - $3.91	$3.16	$1.47
Agg. Val.(1) / 06E Production ($000's/mcfepd)	$6.5 - $30.1	$13.9	$6.5

E=estimated

(1)
Excludes estimated value of non-upstream businesses of $2.3 billion for Western, $3.0 billion for Questar, $1.6 billion for Southwestern and $67 million for Cabot

        Morgan Stanley, based on its experience with mergers and acquisitions and companies in the energy industry and taking into account the ranges expressed above, selected the following representative multiple ranges for its comparable company analysis of Western:

  •
  per share price divided by 2006 estimated cash flow of 8.0x to 10.0x

  •
  per share price divided by 2007 estimated cash flow of 7.0x to 9.0x

  •
  aggregate value divided by 2006 estimated EBITDAX of 8.0x to 10.0x

  •
  aggregate value divided by 2007 estimated EBITDAX of 6.5x to 8.5x

  •
  aggregate value divided by total proved reserves of $2.25 to $3.00 per thousand cubic feet of gas equivalent, or mcfe

  •
  aggregate value divided by 2006 estimated production of $10,000 to $12,000 per mcfe produced per day

        Based upon and subject to the foregoing, Morgan Stanley calculated the following implied valuation ranges for Western common stock:

  •
  $47.60 to $59.50 per share based on a price divided by 2006 estimated cash flow multiple range

  •
  $44.10 to $56.70 per share based on a price divided by 2007 estimated cash flow multiple range

  •
  $45.34 to $58.31 per share based on an aggregate value divided by 2006 estimated EBITDAX multiple range

  •
  $40.79 to $55.35 per share based on an aggregate value divided by 2007 estimated EBITDAX multiple range

  •
  $50.18 to $59.08 per share based on an aggregate value divided by total proved reserves multiple range. For the purposes of this calculation, Morgan Stanley estimated Western's non-upstream business to be valued at $2.3 billion

  •
  $50.51 to $55.91 per share based on an aggregate value divided by 2006 estimated production multiple range. For the purposes of this calculation, Morgan Stanley estimated Western's non-upstream business to be valued at $2.3 billion

        Although the foregoing companies were compared to Western for purposes of this analysis, Morgan Stanley noted that no company utilized in this analysis is identical to Western because of differences between the business mix, regulatory environment, operations and other characteristics of Western and the comparable companies. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of Western, such as the impact of competition on the business of Western and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Western or the industry or in the markets generally. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Selected Precedent Transactions Analysis

        Morgan Stanley reviewed and compared the proposed financial terms and the premium implied in the Anadarko/Western merger to corresponding publicly available financial terms and premia of selected corporate and asset transactions. In selecting these transactions, Morgan Stanley reviewed certain corporate transactions from April 7, 2004 to present, where the oil and gas assets of the targets are principally located in the Rocky Mountain region of the United States. Morgan Stanley also reviewed certain corporate and asset transactions since January 24, 2001 to the present in the midstream sector of the energy industry. In its analysis, Morgan Stanley reviewed the following precedent transactions as of the announcement date for each transaction:

  Selected Upstream Precedent Transactions

  •
  Kerr-McGee Corp. / Westport Resources Corp.

  •
  Encana Corp. / Tom Brown Inc.

  •
  Pioneer Natural Resources Co. / Evergreen Resources Inc.

  •
  Petro-Canada / Prima Energy Corp.

  •
  Noble Energy, Inc. / Patina Oil & Gas Corp.

  •
  El Paso Corp. / Medicine Bow Energy Corp.

  •
  Enerplus Resources Fund / Lyco Energy Corp.

  •
  Noble Energy, Inc. / United States Exploration, Inc.

  Selected Midstream Precedent Transactions

  •
  Northern Border Partners, L.P. / Bear Paw Energy LLC

  •
  TEPPCO Partners, L.P. / Jonah Gas Gathering Co.

  •
  Enbridge Energy Partners, L.P. / East Texas system from Koch Midstream Services Co., LLC

  •
  Enbridge Energy Partners, L.P. / Natural gas gathering and processing assets from Midcoast Energy Resources Inc.

  •
  TEPPCO Partners, L.P. / Val Verde gathering system from Burlington Resources Gathering Inc.

  •
  Hicks, Muse, Tate & Furst Incorporated/ Regency Gas Services LLC

  •
  Enbridge Inc. / Shell Gas Transmission, LLC

  •
  Copano Energy, LLC / ScissorTail Energy, LLC

  •
  Eagle Rock Energy, Inc. / ONEOK Texas Field Services

        Morgan Stanley derived from the above listed selected transactions a reference multiple range of per share price divided by one year forward cash flow. The per share price divided by one year forward cash flow multiple range for the selected transactions ranged from 4.5x to 9.7x. Morgan Stanley selected a per share price divided by one year forward cash flow multiple range of 7.0x to 9.0x based on the precedent transactions as listed above and applied such range to Western's 2006 estimated cash flow per share which resulted in a valuation range per share of $41.65 to $53.55.

        Morgan Stanley derived from the above listed selected transactions a reference multiple range of aggregate value divided by one year forward EBITDAX. The aggregate value divided by one year forward EBITDAX multiple range for the selected transactions ranged from 5.5x to 9.3x. Morgan Stanley selected an aggregate value divided by one year forward EBITDAX multiple range of 7.0x to 9.0x based on the precedent transactions as listed above and applied such range to Western's 2006 estimated EBITDAX which resulted in a valuation range per share of $38.86 to $51.83.

        Morgan Stanley also derived from these selected transactions a reference range of aggregate value per proved mcfe of reserves. Multiples ranged from $1.22 per proved mcfe to $3.76 per proved mcfe for the selected transactions. Morgan Stanley selected an aggregate value per proved reserve multiple range of $2.25 to $3.25 per proved mcfe based on the precedent transactions as listed above and applied such range to Western's 2005 year-end proved reserves adjusted for certain acquisition activity, which resulted in a valuation range per share of $50.18 to $62.05. For the purposes of this calculation, Morgan Stanley estimated Western's non-upstream business to be valued at $2.3 billion.

        No company or transaction utilized in the selected precedent transactions analysis is identical to Western or the merger. In evaluating the transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Western or Anadarko, such as the impact of competition on Western or Anadarko and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Western or Anadarko or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Mathematical analysis, such as determining the mean or median, or the high or the low, is not in itself a meaningful method of using comparable transaction data.

Net Asset Value Analysis

        Morgan Stanley analyzed the net asset value of Western using a discounted cash flow analysis based on Western's 2005 Form 10-K reserve report provided by Western management to value Western's upstream business. This analysis was based on a Base Case and a Strip Case of forward commodity pricing from 2006 to 2009 and in each such case three different scenarios for long term commodity prices starting in year 2010 and beyond. Morgan Stanley used Base Case pricing of $7.87/mcf, $8.00/mcf, $8.00/mcf and $7.00/mcf in 2006, 2007, 2008 and 2009 respectively for natural gas and $45.87/bbl, $40.00/bbl, $40.00/bbl and $40.00/bbl in 2006, 2007, 2008 and 2009 respectively for crude oil. Morgan Stanley used Strip Case pricing of $7.67/mcf, $9.23/mcf, $8.84/mcf and $8.36/mcf in 2006, 2007, 2008 and 2009 respectively for natural gas and $70.20/bbl, $71.70/bbl, $69.90/bbl and $68.08/bbl in 2006, 2007, 2008 and 2009 respectively for crude oil. Long term commodity prices were as follows: $6.00/mcf gas and $45/bbl oil in Scenario 1, $7.00/mcf gas and $50/bbl oil in Scenario 2 and $8.00/mcf gas and $55/bbl oil in Scenario 3. The discount rate used in this analysis was 10%, which was chosen based upon SEC PV10 guidelines. Morgan Stanley then added to this upstream value, an estimated value for Western's midstream business of $2.2 billion in Scenario 1, $2.3 billion in Scenario 2 and $2.4 billion in Scenario 3.

        Based upon and subject to the foregoing, Morgan Stanley calculated for Western common stock a pre-tax net asset value range of $49.17 to $64.10 per share in the Base Case and $52.05 to $67.04 per share in the Strip Case. Morgan Stanley calculated the post-tax net asset value range of $40.45 to $51.21 per Western share in the Base Case and $42.39 to $53.21 per share in the Strip Case.

Discounted Cash Flow Analysis

        Morgan Stanley analyzed Western's going concern value as the sum of its upstream and midstream constituent business units to determine an implied valuation range for Western common stock. Morgan Stanley analyzed each of these two individual Western business units using a discounted cash flow analysis. This discounted, after-tax, unlevered free cash flow analysis, calculated as of June 20, 2006, was based on projections supplied by Western management. Additionally, Morgan Stanley performed sensitivities, including commodity prices and EBITDAX exit multiples on these projections. The range of discount rates utilized in this analysis was 9% to 11%, which was chosen based upon an analysis of the weighted average cost of capital of Western and other comparable companies.

        The two different commodity price cases were $7.86/mcf, $9.78/mcf, $9.55/mcf, $9.00/mcf and $8.31/mcf in 2006, 2007, 2008, 2009 and 2010 respectively for natural gas and $69.19/bbl, $72.67/bbl, $71.24/bbl, $69.94/bbl and $69.00/bbl in 2006, 2007, 2008, 2009 and 2010 respectively for crude oil in the Management Strip Case and $7.87/mcf, $8.00/mcf, $8.00/mcf, $7.00/mcf and $6.50/mcf in 2006, 2007, 2008, 2009 and 2010 respectively for natural gas and $57.12/bbl, $50.00/bbl, $50.00/bbl, $45.00/bbl and $45.00/bbl in 2006, 2007, 2008, 2009 and 2010 respectively for crude oil in the Management Base Case.

        Morgan Stanley calculated the going concern valuation range by adding the ranges of implied value for each business unit utilizing results of the discounted cash flow analysis. Based upon and subject to the foregoing, Morgan Stanley calculated an implied going concern Discounted Cash Flow valuation range for Western common stock of $31.73 to $46.88 per share based on the Management Base Case and $40.44 to $63.87 per share based on the Management Strip Case.

        Morgan Stanley performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them, would create an incomplete view of the process underlying Morgan Stanley's analysis and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of Western or Anadarko or their common stock.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to the industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Morgan Stanley, Western or Anadarko. Any estimates contained in the analysis of Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of Morgan Stanley of the fairness of the consideration to be received by holders of shares of Western common stock pursuant to the merger agreement from a financial point of view, and were prepared in connection with the delivery by Morgan Stanley of its opinion on June 22, 2006 to our Board.

        These analyses do not purport to be appraisals or to reflect the prices at which shares of Western common stock might actually trade. The foregoing summary does not purport to be a complete description of the analyses performed by Morgan Stanley.

        The merger consideration was determined through arm's-length negotiations between Western and Anadarko and was approved by our Board. Morgan Stanley provided advice to Western during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to Western or that any specific merger consideration constituted the only appropriate merger consideration for the merger.

        Morgan Stanley's opinion and its presentation to our Board was one of many factors taken into consideration by our Board in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our Board with respect to the merger consideration or of whether our Board would have been willing to agree to a different merger consideration.

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may from time to time trade in the securities or the indebtedness of Western, Anadarko and their affiliates or any currencies or commodities (or derivative thereof) for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and accordingly, may at any time hold a long or short position in such securities, indebtedness, currencies or commodities (or derivative thereof) for any such account. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Western and have received fees for the rendering of these services.

        Pursuant to an engagement letter, Western has agreed to pay Morgan Stanley approximately $16 million, which is to be paid upon the consummation of the merger. Western has also agreed to reimburse Morgan Stanley for its fees and expenses incurred in performing its services. In addition, Western has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

Opinion of Petrie Parkman

        Western engaged Petrie Parkman & Co., Inc. as its financial advisor as of May 26, 2006 in connection with a possible merger or business combination involving Western. On June 22, 2006, Petrie Parkman rendered to the Board its oral opinion, and subsequently confirmed in writing that, as of June 22, 2006, and based upon and subject to the matters set forth therein, the merger consideration to be received by the holders of Western common stock (other than Anadarko, Western or Merger Sub) in the merger was fair, from a financial point of view, to such holders. Petrie Parkman has consented to the inclusion of its opinion as Appendix D to this proxy statement.

        The full text of the Petrie Parkman opinion, dated June 22, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Petrie Parkman in rendering its opinion is attached as Appendix D to this proxy statement and is incorporated in this document by reference. The summary of the Petrie Parkman opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Western stockholders are urged to read the Petrie Parkman opinion carefully and in its entirety.

        Petrie Parkman's opinion was provided to the Board for its use and benefit in connection with its consideration of the merger and relates solely to the fairness from a financial point of view of the merger consideration to be received by the holders of Western common stock in the merger. The Petrie Parkman opinion does not constitute a recommendation to any holder of Western common stock as to how such holder should vote on the merger. Petrie Parkman's opinion does not address the relative merits of the merger as compared to any alternative business transaction or strategic alternative that might be available to Western, nor does it address the underlying business decision of Western to engage in the merger. Petrie Parkman was not asked to solicit other proposals for a transaction with Western. Petrie Parkman's opinion and its presentation to the Board were among many factors taken into consideration by the Board in approving the merger agreement and making its recommendation regarding the merger.

        In arriving at its opinion, Petrie Parkman, among other things:

  •
  reviewed certain publicly available business and financial information relating to Western, including (i) the Annual Reports on Form 10-K and related audited financial statements for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005 and (ii) the Quarterly Report on Form 10-Q and related unaudited financial statements for the fiscal quarter ended March 31, 2006;

  •
  reviewed certain estimates of Western's oil and gas reserves, including estimates of proved and non-proved reserves prepared by NSAI as of December 31, 2005;

  •
  analyzed certain historical and projected financial and operating data of Western prepared by the management and staff of Western;

  •
  discussed the current operations and prospects of Western with the management and staff of Western;

  •
  reviewed historical market prices and the trading history of Western common stock;

  •
  compared recent stock market capitalization indicators for Western with recent stock market capitalization indicators for certain other publicly traded energy companies that it deemed to be relevant;

  •
  compared the financial terms of the merger with the financial terms of other transactions that it deemed to be relevant;

  •
  reviewed a draft dated June 21, 2006 of the merger agreement; and

  •
  reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Petrie Parkman deemed necessary or appropriate.

        In connection with Petrie Parkman's opinion, Petrie Parkman assumed and relied upon, without assuming any responsibility for, or independently verifying, the accuracy and completeness of all information supplied or otherwise made available to it by Western. Petrie Parkman further relied upon the assurances of representatives of the management of Western that they were unaware of any facts that would make the information provided to it incomplete or misleading in any material respect. With respect to projected financial and operating data, Petrie Parkman assumed that it was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management and staff of Western relating to the future financial and operational performance of the Company. With respect to the estimates of oil and gas reserves, Petrie Parkman assumed that they were reasonably prepared on bases reflecting the best available estimates and judgments of the management and staff of Western, and their engineering consultants, relating to the oil and gas properties of Western. Petrie Parkman did not make an independent evaluation or appraisal of the assets or liabilities of Western, nor, except for the estimates of oil and gas reserves referred to above, was Petrie Parkman furnished with any such evaluations or appraisals. In addition, Petrie Parkman did not assume any obligation to conduct, nor did Petrie Parkman conduct, any physical inspection of the properties or facilities of Western. Petrie Parkman also assumed that the final form of the Merger Agreement was substantially similar to the last draft reviewed by Petrie Parkman, and that the merger will be consummated in accordance with the terms of the merger agreement without waiver of any of the conditions precedent to the merger contained in the merger agreement.

        Petrie Parkman's opinion was rendered on the basis of conditions in the securities markets and the energy markets prevailing as of the date of its opinion and the conditions and prospects, financial and otherwise, of Western as they were represented to Petrie Parkman as of the date of its opinion or as they were reflected in the materials and discussions described above.

        The following is a summary of the financial analyses performed by Petrie Parkman in connection with the preparation of its opinion dated June 22, 2006 and presented to the Board on that date.

        This summary includes information presented in tabular format. In order to fully understand these financial analyses, the tables must be read together with the text accompanying each summary. The tables alone do not constitute a complete description of these financial analyses. Considering the data set forth in the tables without considering the full narrative description of these analyses, including the methodologies and assumptions underlying these analyses, could create a misleading or incomplete view of these financial analyses performed by Petrie Parkman.

Implied Premium Analysis

        Petrie Parkman calculated the premiums implied by comparing the $61.00 per share of cash merger consideration offered by Anadarko to the historical trading prices of Western common stock for specified periods between June 20, 2005 to June 20, 2006 and calculated the following results:

Period	Average Market Price	$61.00 Merger Consideration Premium
Last Price (June 20, 2006)	$40.95	49%
1 Week Prior	$41.40	47%
1 Month Prior	$45.23	35%
6 Months Prior	$47.83	28%
1 Year Prior	$46.18	32%
High Price During Prior Year	$56.89	7%
Low Price During Prior Year	$34.85	75%

Discounted Cash Flow Analysis

        Petrie Parkman conducted a discounted cash flow analysis for the purpose of determining equity reference value ranges per share of Western's common stock. Separate analyses were conducted for the midstream gathering, processing and marketing business segment ("Midstream Business Segment" or "Midstream Operations") and the upstream exploration and production business segment ("Upstream Business Segment" or "Upstream Operations"). Petrie Parkman combined the resulting enterprise reference value ranges of both segment analyses to determine implied equity reference value ranges for Western.

  Midstream Operations

        Petrie Parkman performed a discounted cash flow analysis of Western's projected unlevered free cash flows associated with the Midstream Operations using various after-tax discount rates and terminal multiples of earnings before interest, taxes, depreciation and amortization ("EBITDA"). Petrie Parkman calculated the net present value of estimates of future unlevered free cash flows for the period from January 1, 2006 to December 31, 2010 for Western based on projections for Western provided to Petrie Parkman by the management of Western.

        Petrie Parkman evaluated three scenarios in which the principal variables were oil and gas prices. The three pricing scenarios—Low Pricing Case, Budget Pricing Case, and Strip Pricing Case—were supplied by Western management and based on benchmarks for spot sales of West Texas Intermediate crude oil and for spot sales of Henry Hub gas. The Strip Pricing Case was based upon the average of oil and gas futures contract prices quoted on the New York Mercantile Exchange. Petrie Parkman calculated the net present value of projected unlevered after-tax free cash flows from 2006 - 2010 and terminal multiples using after-tax discount rates of 9.0% and 11.0% and terminal multiples of 6.5x, 7.5x, 8.5x, and 9.5x applied to estimated 2010 EBITDA. From the enterprise reference values implied by this analysis, Petrie Parkman determined the following enterprise reference value ranges for Western's Midstream Operations:

	Low Pricing Case	Budget Pricing Case	Strip Pricing Case
Midstream Reference Value Range ($MM)	$1,553 - $2,089	$1,608 - $2,119	$2,267 - $2,744

  Upstream Operations

        Petrie Parkman calculated the net present value of estimates of future after-tax cash flows of Western's oil and gas reserve assets based on the proved and non-proved reserve estimates for Western referred to above and for non-reserve assets utilizing information provided by Western.

        Consistent with the midstream discounted cash flow analysis, Petrie Parkman evaluated three scenarios in which the principal variables were the Low, Budget and Strip oil and gas price cases. Benchmark prices for the Low Pricing Case and Budget Pricing case were based on Western management's company plan price cases through 2010 and escalated 2% per annum thereafter. The Strip Pricing Case was escalated annually following the year 2010 for oil and gas at the rate of 2%. Petrie Parkman applied appropriate quality, transportation, contract and index adjustments to these benchmarks.

        Applying various after-tax discount rates, ranging from 7.0% to 30.0% depending on reserve category, to the after-tax cash flows, assuming a carry-over of existing tax positions and adjusting for other assets and liabilities, Petrie Parkman determined the following enterprise reference value ranges for Western's Upstream Operations:

	Low Pricing Case	Budget Pricing Case	Strip Pricing Case
Upstream Reference Value Range ($MM)	$1,092 - $1,358	$1,489 - $1,827	$2,001 - $2,470

        Petrie Parkman combined the resulting enterprise reference value ranges of both discounted cash flow analyses and adjusted for long-term debt and net working capital to determine the following equity reference value ranges per share for Western:

	Low Pricing Case	Budget Pricing Case	Strip Pricing Case
Equity Reference Value Range per Share	$28.03 - $38.39	$33.87 - $44.84	$48.99 - $61.22

        Petrie Parkman noted the merger consideration of $61.00 per share of Western common stock was above or within the equity reference value range of its analysis.

Comparable Transaction Analysis

  Midstream Operations

        Petrie Parkman reviewed selected publicly available information for 31 corporate and asset transactions and offers for control announced between February 2004 and May 2006 involving companies in the natural gas gathering and processing industry that Petrie Parkman deemed appropriate for an analysis of Western's midstream operations.

        Using publicly available information, Petrie Parkman calculated total transaction value multiples of the latest twelve months ("LTM") and current year's estimated EBITDA in each transaction.

        The maximum, mean, median and minimum implied multiples in these transactions are set forth below. The table below also includes benchmark multiple ranges selected by Petrie Parkman based on a review of the implied multiples in the selected transactions.

Implied Multiples in Selected Transactions
Selected Benchmark Ranges
	Maximum	Mean	Median	Minimum
Total Investment / EBITDA	15.4x	9.1x	8.9x	6.3x	7.5x - 9.0x

        Petrie Parkman applied the benchmark multiples to Western's March 31, 2006 LTM EBITDA and 2006 estimated EBITDA based on Petrie Parkman's allocation of First Call consensus estimates and Western management's Budget Pricing Case estimates for Western's Midstream Operations to determine an enterprise reference value range. From the enterprise reference values implied by this analysis, Petrie Parkman determined a composite enterprise reference value range of $2.1 billion to $2.55 billion for Western's Midstream Operations.

  Upstream Operations

        Petrie Parkman reviewed selected publicly available information on 13 company acquisition transactions and offers for control that Petrie Parkman deemed appropriate for Western's Upstream Operations, involving companies in the oil and gas exploration and production industry that were announced between February 2004 and April 2006.

        Using publicly available information, Petrie Parkman calculated total transaction value multiples of LTM, current year's and next year's estimated earnings before interest, taxes, depreciation, depletion and amortization and exploration expense ("EBITDAX") and the standardized measure of future net cash flows ("SEC Value") for the target company in each transaction. In each case, estimated EBITDAX was based on First Call consensus estimates and research analyst projections. SEC Value was based on the target company's public disclosures. Petrie Parkman also calculated the implied purchase price of reserves and production ("IPPR"), which Petrie Parkman defined for the purposes of this analysis as total investment less undeveloped acreage value and other assets at book value.

        Petrie Parkman determined that the following company acquisition transactions were relevant to an evaluation of Western:

Acquirer or Bidder for Control	Target	Date of Announcement
Petrohawk Energy Corporation	KCS Energy Corporation	April 18, 2006
ConocoPhillips	Burlington Resources	December 12, 2005
Occidental Petroleum	Vintage Petroleum	October 13, 2005
ChevronTexaco	Unocal Corporation	April 4, 2005
Petrohawk Energy Corporation	Mission Resources	April 4, 2005
Cimarex Energy	Magnum Hunter	January 26, 2005
Noble Energy	Patina Oil & Gas	December 16, 2004
Petro-Canada	Prima Energy Corporation	June 9, 2004
Forest Oil Corporation	Wiser Oil Company	May 24, 2004
Pioneer Natural Resources Company	Evergreen Resources, Inc.	May 4, 2004
EnCana Corporation	Tom Brown, Inc.	April 15, 2004
Kerr-McGee Corporation	Westport Resources Corporation	April 7, 2004
Plains Exploration & Production	Nuevo Energy Company	February 12, 2004

        The maximum, mean, median and minimum implied multiples in these transactions are set forth below. The table below also includes benchmark multiple ranges selected by Petrie Parkman based on a review of the implied multiples in the selected transactions.

Implied Multiples in Selected Transactions
All Transactions:					Selected Benchmark Ranges
	Maximum	Mean	Median	Minimum
Total Investment / LTM EBITDAX	14.6x	7.8x	7.3x	5.0x	7.5 - 9.0x
Total Investment / Current Year's Estimated EBITDAX	10.1x	6.6x	6.4x	4.7x	7.0 - 8.5x
Total Investment / Next Year's Estimated EBITDAX	8.4x	6.1x	5.8x	4.3x	6.0 - 8.0x
Implied Purchase Price of Reserves / Proved Reserves ($/Mcfe)	$4.32	$2.23	$2.07	$0.66	$2.25 - $3.00
Implied Purchase Price of Reserves / Production ($/Mcfed)	$13,710	$8,684	$8,544	$3,245	$10,000 - $13,000
Total Investment / SEC Value	2.6x	1.7x	1.6x	0.8x	1.5 - 2.0x

        Petrie Parkman applied the benchmark multiples to Western's March 31, 2006 LTM, current year's and next year's estimated EBITDAX, SEC Value, proved reserves and production to determine enterprise reference value ranges for Western's Upstream Operations. Estimated EBITDAX was based on Petrie Parkman's allocation of First Call consensus estimates attributable to Western's Upstream Operations and Western Management's Budget Pricing Case estimates for its Upstream Operations. From the enterprise reference values implied by this analysis, Petrie Parkman determined a composite enterprise reference value range of $2.0 billion to $2.5 billion for Western's Upstream Operations.

        Petrie Parkman combined the resulting enterprise reference value ranges of both comparable transaction analyses and adjusted for long-term debt and net working capital to determine an implied equity reference value range per share of $46.28 to $58.56 for Western.

        Petrie Parkman noted the merger consideration of $61.00 per Western share of common stock was above its equity reference value range.

Capital Market Comparison

  Midstream Operations

        Using publicly available information, Petrie Parkman calculated enterprise value multiples of LTM operating cash flow and earnings before interest and taxes ("EBIT"), and LTM, 2006 estimated and 2007 estimated EBITDA. In each case, estimated EBITDA was based on First Call consensus estimates and research analyst projections. Petrie Parkman obtained the enterprise value of each company by adding the sum of its long-term and short-term debt to the sum of the market value of its common equity, the market value of its preferred stock (or, if not publicly traded, liquidation or book value) and the book value of its minority interest in other companies and subtracting net working capital. Petrie Parkman defined market value for purposes of this analysis as the market value of common equity as of June 20, 2006.

        Petrie Parkman determined that the following companies were relevant to an evaluation of Western's Midstream Operations:

  •
  Oneok, Inc.

  •
  Williams Companies, Inc.

  •
  Questar Corporation

        The maximum, mean, median and minimum multiples for the three companies are set forth below. The table also includes benchmark multiple ranges selected by Petrie Parkman based on a review of the comparable company multiples.

Comparable Company Multiples
Measure					Selected Benchmark Ranges
	Maximum	Mean	Median	Minimum
Enterprise Value / LTM Operating Cash Flow	10.0x	8.2x	8.0x	6.5x	7.0 - 8.0x
Enterprise Value / LTM EBIT	16.8x	13.5x	13.1x	10.5x	10.5 - 13.0x
Enterprise Value / LTM EBITDA	10.0x	9.1x	9.9x	7.4x	8.0 - 10.0x
Enterprise Value / 2006 Estimated EBITDA	10.3x	8.4x	7.8x	7.0x	7.5 - 8.5x
Enterprise Value / 2007 Estimated EBITDA	11.0x	7.9x	6.6x	6.2x	6.5 - 7.5x

        Petrie Parkman applied the benchmark multiples to Western's March 31, 2006 LTM operating cash flow, EBIT, and EBITDA and estimates of 2006 and 2007 EBITDA to determine enterprise reference value ranges for Western. Estimated EBITDA was based on Petrie Parkman's allocation of First Call consensus estimates attributable to Western's Midstream Operations and Western Management's Budget Pricing Case estimates. Petrie Parkman determined from the enterprise reference value ranges implied by these multiples a composite enterprise reference value range of $2.1 billion to $2.5 billion for Western's Midstream Operations.

  Upstream Operations

        Using publicly available information, Petrie Parkman calculated enterprise value multiples of LTM, 2006 and 2007 estimated EBITDAX and proved reserves. In each case, estimated EBITDAX was based on First Call consensus estimates and research analyst projections.

        Petrie Parkman determined that the following companies were relevant to an evaluation of Western's Upstream Operations:

  •
  Bill Barrett Corporation

  •
  Cabot Oil & Gas Corporation

  •
  Forest Oil Corporation

  •
  Noble Energy, Inc.

  •
  Questar Corporation

  •
  Quicksilver Resources, Inc.

  •
  Southwestern Energy Company

  •
  Ultra Petroleum Corporation

        The maximum, mean, median and minimum multiples for the eight companies are set forth below. The table also includes benchmark multiple ranges selected by Petrie Parkman based on a review of the comparable company multiples.

Comparable Company Multiples
Measure					Selected Benchmark Ranges
	Maximum	Mean	Median	Minimum
Enterprise Value / LTM EBITDAX	16.2x	8.2x	6.3x	4.2x	6.5 - 9.0x
Enterprise Value / 2006 Estimated EBITDAX	14.0x	7.6x	6.4x	3.8x	6.5 - 8.5x
Enterprise Value / 2007 Estimated EBITDAX	10.2x	5.9x	5.4x	3.5x	6.0 - 8.0x
Enterprise Value / Proved Reserves ($/Mcfe)	$5.11	$2.92	$2.63	$1.69	$2.50 - $3.00

        Petrie Parkman applied the benchmark multiples to Western's March 31, 2006 LTM, current year's and next year's estimated EBITDAX and proved reserves to determine enterprise reference value ranges for Western's Upstream Operations. Estimated EBITDAX was based on Petrie Parkman's allocation of First Call consensus estimates attributable to Western's Upstream Operations and Western Management's Budget Pricing Case estimates. Petrie Parkman determined from the enterprise reference value ranges implied by these multiples a composite reference value range of $1.8 billion to $2.4 billion for Western's Upstream Operations.

        Petrie Parkman combined the resulting enterprise reference value ranges of both comparable transaction analyses and adjusted for long-term debt and net working capital to determine an implied equity reference value range per share of $43.70 to $56.62 for Western common stock.

        Petrie Parkman noted the merger consideration of $61.00 per Western share of common stock was above its equity reference value range.

Going Concern Analysis

        Petrie Parkman projected the potential financial performance of Western, without giving effect to the proposed merger, for the five-year period beginning on January 1, 2006 using projections for Western provided to Petrie Parkman by the management of Western.

        Petrie Parkman analyzed two cases of operating projections: "Case I", based on Western's projections provided to Petrie Parkman, and "Case II" based on Western's projections plus the assumed reinvestment of excess cash flow into additional capital projects. Petrie Parkman calculated a range of reference values based on the net present value of estimated future unlevered free cash flows plus a terminal value based on the application of different terminal multiples to projected 2010 EBITDA. After applying an after-tax discount rate of 12.5% to these values, subtracting long-term debt and net working capital, Petrie Parkman determined composite per share equity reference value ranges for Western of $40.00 to $57.50 and $42.50 to $62.50 for Case I and Case II, respectively.

        Petrie Parkman noted the merger consideration of $61.00 per Western share of common stock was within the equity reference value range of its analysis.

        The description set forth above constitutes a summary of the analyses employed and factors considered by Petrie Parkman in rendering its opinion to the Board. Petrie Parkman believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Petrie Parkman did not attribute any particular weight to any single analysis considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis. Any estimates resulting from the analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth in this document. In addition, analyses based on forecasts of future results are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by these analyses. Estimates of reference values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because the estimates are inherently subject to uncertainty and based upon numerous factors or events beyond the control of the parties and Petrie Parkman, Petrie Parkman cannot assure that the estimates will prove to be accurate.

        No company used in the analyses of other publicly traded companies nor any transaction used in the analyses of comparable transactions is identical to Western or the proposed merger. Accordingly, these analyses must take into account differences in the financial and operating characteristics of the selected publicly traded companies and differences in the structure and timing of the selected transactions and other factors that would affect the public trading values and acquisition values of the companies considered.

        Pursuant to the terms of a letter agreement dated as of May 26, 2006, Western retained Petrie Parkman to act as financial advisor in connection with a potential sale, merger, or other strategic transaction involving Western. Pursuant to that engagement letter, Western has paid Petrie Parkman $1.1 million for acting as Western's financial advisor in connection with the merger. Further, Western has agreed to pay Petrie Parkman an additional fee of approximately $9.5 million upon consummation of the merger. In addition, the Company has agreed to reimburse Petrie Parkman for its reasonably incurred out-of-pocket expenses incurred in connection with the engagement, including fees and disbursements of its legal counsel. Western has agreed to indemnify Petrie Parkman and its officers, directors, agents, employees and controlling persons for liabilities related to or arising out of its rendering of services under its engagement, including liabilities under the federal securities laws. Petrie Parkman has, in the past, provided financial advisory services to Western and has received customary fees for such services. Furthermore, in the ordinary course of business, Petrie Parkman or its affiliates may trade in the debt or equity securities of Western or Anadarko for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

        Petrie Parkman, as part of its investment banking business, is continually engaged in the evaluation of energy-related businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and evaluations for corporate and other purposes. Western selected Petrie Parkman as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

Interests of the Company's Directors and Executive Officers in the Merger

        When considering the recommendation of our Board, you should be aware that the members of our Board and our executive officers have interests in the merger other than their interests as Western stockholders generally, including certain employment and incentive compensation agreements discussed below. These interests may be different from, or in conflict with, your interests as a Western stockholder. The members of our Board were aware of these additional interests, and considered them, when they adopted the merger agreement.

Employment Agreements with Executive Officers

  Employment Agreement with Peter A. Dea

        Western is party to an employment agreement with Peter A. Dea, which provides for his continued employment as Western's Chief Executive Officer and President and his election as a director of Western during the term of his employment. The term commenced on August 1, 2005 and continues until July 31, 2008; provided, however, that the term will not expire earlier than 24 months beyond the month in which a change of control occurs. If Mr. Dea's employment is terminated without "cause" or by Mr. Dea for "good reason" within one year after the merger, he is entitled to severance in an amount equal to three times the sum of (i) his most recent year's base salary and (ii) the amount of bonus for the calendar year preceding the termination. Following termination of employment for any reason, Mr. Dea is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination. If Mr. Dea's employment is terminated by us without cause or by Mr. Dea with good reason, his non-vested stock options and restricted stock become 100% vested.

  Employment Agreements with Executive Officers

        Western is a party to employment agreements with each of Messrs. Aabak, Chandler, Krysiak and Walter. In the event of termination of employment without "cause" or by the executive for "good reason" within 12 months following the merger, the executive is entitled to severance equal to a pro-rata bonus for the portion of the fiscal year prior to termination based on the average of the last three annual bonus payments received and two times the sum of (i) the executive's annual base salary and (ii) an amount equal to the average of the last three bonus payments received by the executive prior to the merger. In addition, in such circumstances, the executive is entitled to continued health coverage and life insurance under existing supplemental policies for a period of two years. Following termination of employment for any reason, the executive is subject to confidentiality, non-competition and non-solicitation covenants.

Western Severance Plan

        In addition, the merger agreement provides for certain severance benefits for all Western employees who are terminated without cause or who resign as a result of a constructive termination during the one year period following the merger. Each Western employee who is a party to an individual employment, severance, or change in control agreement with Western, including our executive officers, will be entitled to cash severance equal to the greater of (i) two weeks of base salary per year of service (with a minimum of three months of base salary and a maximum of 52 weeks of base salary) and (ii) the amount set forth in their individual agreement (as described above for each of the executive officers). In addition, each Western employee, including each of the executive officer, may be entitled, if greater than the benefits provided in their individual agreements, to receive the following upon a qualifying termination of employment: (i) provided they have made a timely COBRA election, continued COBRA benefits, which for a period of six months following termination would be, at a cost to the employee equal to the cost to such employee immediately prior to termination of employment, (ii) a pro-rata annual bonus equal to such employee's targeted annual bonus under Western's bonus plans or practices pro-rated based on the number of days in the year in which the employee worked for Western or the surviving corporation prior to termination of employment, (iii) accelerated vesting of the employee's account balance in Western's 401(k) savings plan, and (iv) outplacement services for a period consistent with the severance payment period. For purposes of this policy, constructive termination means the involuntary relocation of an employee to a location more than 25 miles from the location in which an employee is employed as of the merger.

Estimated Payments

        Set forth below is (i) an estimation of the severance benefits payable to each of the named executive officers (excluding any amount attributable to an excise tax gross-up) assuming that such officer is terminated immediately following the merger and (ii) an estimated prorated bonus payment that each of the named executive officers would be entitled to receive upon termination of employment assuming that such officer is terminated immediately following the merger:

Name	Estimated Cash Severance Amount	Estimated Pro-Rata Bonus Amount
Peter A. Dea	$3,528,378	$452,855
John F. Chandler	1,263,791	192,709
William J. Krysiak	1,143,611	166,212
John C. Walter	1,107,323	170,731
Edward A. Aabak	1,097,977	169,289

Stock Options and Restricted Stock Awards

        Under the terms of the merger agreement, all outstanding options to purchase shares of our common stock, including those held by executive officers and directors, will be accelerated and vested in full and will be cancelled in exchange for a cash payment equal to the number of shares of our common stock such options were convertible into immediately prior to the merger multiplied by the difference between $61.00 per share and the per share exercise price of such option, less any applicable withholding tax.

        Likewise, under the terms of the merger agreement, any restrictions or forfeiture provisions on restricted shares that we have granted to employees, including our executive officers and directors, will terminate or lapse and the restricted shares will be treated under the merger agreement in the same manner as our other common stock, including receipt of the per share merger consideration less applicable withholding tax.

        The following chart sets forth the number of vested and unvested stock options and the number of restricted shares held by each of our executive officers as of June 30, 2006 and the dollar value of the accelerated options and shares upon completion of the merger:

Name	Number of Vested Options Held as of June 30, 2006	Number of Unvested Options Held as of June 30, 2006	Dollar Value of Unvested Stock Options	Number of Restricted Shares Held as of June 30, 2006	Dollar Value of Restricted Shares Held as of June 30, 2006
Peter A. Dea	624,706	183,202	$5,344,843	21,874	$1,334,314
John F. Chandler	76,758	100,345	2,971,012	11,408	695,888
William J. Krysiak	159,815	92,494	2,788,059	9,643	588,223
John C. Walter	22,803	93,728	2,817,151	9,921	605,181
Edward A. Aabak	22,713	93,357	2,808,524	9,832	599,752
John E. Brewster, Jr.	—	14,000	208,580	1,000	61,000
Thomas M Hamilton	—	14,000	208,580	1,000	61,000
Dean Phillips	12,000	8,000	149,297	1,000	61,000
Joseph E. Reid	14,600	8,000	149,297	1,000	61,000
Richard B. Robinson	12,000	8,000	149,297	1,000	61,000
Bill M. Sanderson	12,000	8,000	149,297	1,000	61,000
James A. Senty	12,000	8,000	149,297	1,000	61,000
Walter L. Stonehocker	12,000	8,000	149,297	1,000	61,000
Brion G. Wise	12,000	8,000	149,297	1,000	61,000

Western Gas Resources, Inc. Amended and Restated Directors' Health Plan

        Under the terms of the Western Gas Resources, Inc. Amended and Restated Directors' Health Plan, members of Western's Board (other than Messrs. Brewster and Hamilton), and their spouses, if any, are entitled to continued health care coverage at the expense of Western, or Anadarko upon completion of the merger, following retirement from the Board.

Indemnification and Insurance

        The merger agreement provides that:

  •
  all indemnification rights now existing on behalf of the directors, officers, employees, agents and fiduciaries under Western's benefit plans as provided in Western's articles of incorporation, bylaws or other agreements (including provisions relating to the advancement of expenses) will survive the merger and continue in full force in accordance with their terms;

  •
  for ten years following the consummation of the merger, to the fullest extent permitted by applicable law, Anadarko will, and will cause the surviving corporation in the merger to, indemnify each current and former director and officer of Western or its subsidiaries against all losses, claims, damages, fees, expenses, judgments and fines arising out of actions or omissions in their capacities as such that occur at or prior to the consummation of the merger; and

  •
  for six years following the consummation of the merger, Anadarko will cause the surviving corporation in the merger to maintain Western's director and officer liability insurance policies with no less coverage, and containing terms no less advantageous to Western's directors and officers, than currently maintained by Western to the extent related to actions or omissions that occur at or prior to the consummation of the merger (or substitute policies for the exclusive benefit of such directors and officers from a financially sound and nationally reputable carrier with at least the same coverage, and containing terms no less advantageous to such directors and officers, than currently maintained by Western); however, Anadarko will not be required to spend more than an amount per year equal to 200% of Western's current annual premiums to maintain such insurance coverage and Anadarko may purchase a six-year "tail" policy of at least the same coverage, and containing terms no less advantageous to such directors and officers, than Western's existing director and officer liability insurance policies.

Material United States Federal Income Tax Consequences

        The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of our common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended, or the "code", applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

        For purposes of this discussion, we use the term "U.S. holder" to mean:

  •
  a citizen or individual resident of the United States;

  •
  a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States or any state or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        A "non-U.S. holder" is a beneficial owner of our common stock that is not a U.S. holder.

        This discussion assumes that a holder holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, holders who own, or are deemed to own, 5% or more, determined by voting power or value, of our common stock, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

        If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

U.S. Holders

        The receipt of cash in the merger by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference, if any, between the amount of cash received in exchange for such common stock and the U.S. holder's adjusted tax basis in such common stock. If the holding period in our common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations under the code. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash in the merger.

        Under the code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number on Form W-9 or Substitute Form W-9, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

        Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        An individual non-U.S. holder described in the first bullet-point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet-point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet-point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

        Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a non-U.S. holder's U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

General

        To complete the merger, we must obtain, and Anadarko must obtain, approvals or consents from, or make filings with, certain United States federal and state and foreign antitrust and other regulatory authorities. We are not currently aware of any other material governmental consents, approvals or filings that are required prior to the parties' completion of the merger other than those described below. If additional approvals, consents and filings are required to complete the merger, we contemplate that such consents, approvals and filings will be sought or made.

        We will seek to complete the merger by the end of the third quarter of 2006. Although we believe that we will receive the required consents and approvals described below to complete the merger, there can be no assurance as to the timing of these consents and approvals or as to our ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary) or that such consents or approvals will be obtained on terms and subject to conditions satisfactory to us and Anadarko. We may be required to amend the terms of the transaction to comply with any conditions attached to regulatory approvals that we do receive, and under applicable law and New York Stock Exchange, or "NYSE," requirements such amendments may not require the further consent of our stockholders.

Hart-Scott-Rodino Antitrust Improvements Act

        The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the "HSR Act," and the rules and regulations promulgated thereunder, which provide that certain acquisition transactions may not be completed until required information has been furnished to the Antitrust Division of the Department of Justice, or the "DOJ," and the Federal Trade Commission, or the "FTC," and until certain waiting periods have been terminated or have expired. The expiration or earlier termination of the HSR Act waiting period would not preclude the DOJ or the FTC from challenging the merger on antitrust grounds and seeking to preliminarily or permanently enjoin the proposed merger. We do not believe that the merger will violate federal antitrust laws, but there can be no guarantee that the DOJ or the FTC will not take a different position. If the merger is not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, we will be required to submit new information to the DOJ and the FTC, and a new HSR Act waiting period will have to expire or be earlier terminated before the merger could be consummated. We and Anadarko filed our pre-merger notifications on July 7, 2006.

Competition Act (Canada)

        The merger will be subject to filing a notification with Canada's Competition Bureau under the Competition Act (Canada). We and Anadarko have determined that we will file an Advance Ruling Certificate request in lieu of a short-form merger notification. We made such filing on July 10, 2006.

Investment Canada Act (Canada)

        We will also be required to file a post-closing notification under the Investment Canada Act.

Wyo. Stat. § 37-1-104

        Two Western subsidiaries, Mountain Gas Transportation, Inc. and MGTC, Inc. are public utilities regulated by the Wyoming Public Service Commission ("PSC"). Pursuant to Wyo. Stat. § 37-1-104, any reorganization of an entity that results in a change in the ownership or control of an entity which owns or controls a majority of the voting capital stock of a public utility, must be approved by the PSC. Under this statute, the standard the PSC applies when considering approval of any reorganization is whether the transaction "will adversely affect the utility's ability to serve the public." Western and Anadarko filed a Joint Application for Approval of Transfer of Control with the PSC on June 29, 2006.

Texas Railroad Commission

        Two Western subsidiaries, Western Gas Resources—Texas, Inc. and Setting Sun Pipeline Corporation, are gas utilities regulated by the Railroad Commission of Texas ("RCT"). Pursuant to Texas Util. Code § 102.051, a gas utility is required report to the RCT the sale, acquisition, or lease of a plant as an operating unit or system in the state for a total consideration of more than $1 million not later than 60 days after the transaction. On the filing of this report, the RCT will investigate the transaction to determine whether it is consistent with the public interest. If the RCT finds that the transaction is not in the public interest, it will take the effect of the transaction into consideration in ratemaking proceedings and disallow the effect of the transaction.

Appraisal Rights

        Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to seek appraisal of your shares of Western common stock and to receive payment in cash for the fair value of your Western common stock, as determined by a Delaware Court of Chancery, in lieu of the merger consideration. The "fair value" of your shares as determined by the Court of Chancery may be more or less than, or the same as, the value that you are entitled to receive under the terms of the merger agreement. Stockholders who elect to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law, or DGCL, in order to perfect their rights. Strict compliance with the statutory procedures will be required. Failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights. A copy of Section 262 is attached to this proxy statement as Appendix F.

        This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Appendix F to this proxy statement.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes Western's notice to its stockholders that appraisal rights are available in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix F because failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  you must deliver to Western a written demand for appraisal of your shares before the vote with respect to the merger is taken, which must reasonably inform us of the identity of the holder of record of our common stock who intends to demand appraisal of his, her or its shares of common stock; and

  •
  you must not vote in favor of adoption of the merger agreement.

        If you fail to comply with either of these conditions and the merger is completed, then you will be entitled to receive payment for your shares of Western common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Western common stock. Voting against or failing to vote for adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

        All demands for appraisal should be addressed to John C. Walter, Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, Colorado 80202, before the vote on the merger is taken at the special meeting. All demands for appraisal should be executed by, or on behalf of, the record holder of the shares of Western common stock for which appraisal is sought. The demand must reasonably inform Western of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a stockholder of Western must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s). The demand cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares.

        If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of Western common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within ten days after the effective date of the merger, Western, as the surviving corporation in the merger, must give written notice that the merger has become effective to each Western stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the payment specified by the merger agreement for that stockholder's shares of Western common stock. Within 120 days after the effective date, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition if there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal. Within 120 days after the effective date of the merger or consolidation, any stockholder who has demanded appraisal, upon written request, is also entitled to receive from Western, as the surviving corporation in the merger, a statement setting forth the aggregate number of shares not voted in favor of the merger, which demands for appraisal have been received and the aggregate number of holders of such shares. Western must mail such statement to the stockholder within ten days after such stockholder's written request for such a statement is received by it or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Western, as the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to stockholders who have demanded appraisal, the Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Court of Chancery may require stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Western common stock, the Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares. The Court of Chancery may determine to direct the surviving corporation to pay interest on the fair value accrued while the appraisal proceeding was pending to the stockholders who exercised their appraisal rights.

        In determining fair value, the Court of Chancery is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more or less than, or the same as, the value that you are entitled to receive under the terms of the merger agreement.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Court of Chancery as the Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective date of the merger; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of that stockholder's demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of the stockholder's Western common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

        In view of the complexity of Section 262, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

THE MERGER AGREEMENT

        The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, as amended, a copy of which is attached to this proxy statement as Appendix A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

General

        The merger agreement provides that, following the adoption of the merger agreement by stockholders and the satisfaction or waiver of the other conditions to the merger, including obtaining the requisite regulatory approvals, Merger Sub will be merged with and into us, and we will be the surviving corporation. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time agreed to by the parties and specified in the certificate of merger. When the merger becomes effective, the certificate of incorporation of Western will be amended and restated in the form attached as Appendix B to this proxy statement.

Conversion of Capital Stock

        At the effective time of the merger, pursuant to the merger agreement and the DGCL, each issued and outstanding share of Western common stock, other than any shares (1) owned by us, Merger Sub, Anadarko or any of our or their respective subsidiaries, all of which will be canceled without consideration, or (2) held by a dissenting stockholder properly exercising appraisal rights, will be converted into the right to receive $61.00 in cash, without interest.

Exchange of Common Stock Certificates

        At the effective time, each certificate representing shares of Western common stock then outstanding, other than any shares owned by us, Merger Sub, Anadarko or any of our or their respective subsidiaries or held by a dissenting stockholder perfecting appraisal rights, will represent the right to receive the cash into which such issued and outstanding shares may be converted. At the effective time, each holder of a certificate formerly representing any shares of Western common stock will cease to have any voting or other rights with respect to such shares, except the right to receive upon the surrender of such certificate the cash consideration payable under the merger agreement, without interest.

        Anadarko will designate a bank or trust company to act as paying agent that is reasonably acceptable to us and, as soon as possible after the effective time of the merger, the paying agent will mail a letter of transmittal to you. Anadarko will cause amounts of cash sufficient to pay the merger consideration to be deposited in trust from time to time with the paying agent. The letter of transmittal will tell you how to surrender your Western common stock certificates in exchange for the $61.00 per share merger consideration. You should not send in your Western common stock certificates until you receive a transmittal form. You should send them only pursuant to instructions set forth in the letter of transmittal. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in the merger agreement and such letters of transmittal.

        Western strongly recommends that certificates for common stock and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Holders of common stock whose certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and to post a bond reasonably acceptable to Anadarko to indemnify against any claim that may be made against it with respect to such certificate.

        The paying agent, Anadarko and Western as the surviving corporation will not be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of certificates evidencing shares of our common stock for twelve months after the effective time of the merger, will be delivered, upon demand, to Western as the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to Western as the surviving corporation may only look to Western as the surviving corporation for the payment of the merger consideration.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit claiming that the certificate has been lost, stolen or destroyed and, if necessary, post a bond in an amount reasonably acceptable to Anadarko to indemnify against any claim that may be made against it with respect to that certificate.

Stock Options; Restricted Stock; Phantom Equity-Based Awards

        At the effective time of the merger, each option to acquire shares of Western common stock granted under any of our option plans will become fully vested and exercisable, and will be canceled and converted into the right to receive a cash payment from Anadarko equal to $61.00 per share minus the exercise price of the option, multiplied by the number of shares subject to the option (less any applicable tax withholding).

        At the effective time of the merger, all restrictions on outstanding shares of our restricted stock will lapse, each such share will be converted into the right to receive a cash payment from Anadarko equal to $61.00 per share (less any applicable tax withholding).

        At the effective time of the merger, all stock appreciation rights, restricted stock units or other phantom equity-based awards granted under any of our stock plans will be cancelled and converted into the right to receive a cash payment from Anadarko equal to $61.00 per share minus the exercise price, if any, per share of our common stock subject to the award, multiplied by the number of shares subject to the award (less any applicable tax withholding).

Representations and Warranties

        We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

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  our and our subsidiaries' organization, good standing and qualification to do business;

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  our capitalization, including, in particular, the number of shares of our common stock, stock options, warrants and purchase contracts issued and outstanding, and dividends we have recently paid;

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  our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, the absence of violations of or conflicts with our and our subsidiaries' governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger, and required approvals;

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  our subsidiaries;

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  our SEC filings since January 1, 2003, including the financial statements contained therein;

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  the absence of a "company material adverse effect" and certain other changes or events related to us since December 31, 2005 and the absence of undisclosed liabilities at or since that date;

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  legal proceedings and governmental orders;

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  information supplied by us for use in this proxy statement;

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  payment of fees to finders or brokers in connection with the merger agreement;

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  employment and labor matters affecting us or our subsidiaries, including matters relating to our and our subsidiaries' employee benefit plans;

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  the approval by our board of directors of the merger agreement and its approval and recommendation of the merger, and the required vote of our stockholders in connection with the adoption of the merger agreement;

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  taxes;

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  environmental matters;

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  compliance with applicable legal requirements;

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  oil and gas reserve reports;

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  our financial and hydrocarbon hedging;

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  title to and condition of our assets;

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  our and our subsidiaries' insurance policies;

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  material contracts;

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  inapplicability of takeover statutes and matters relating to our rights agreement;

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  foreign corrupt practices and international trade sanctions; and

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  the inability of our stockholders to call a special meeting.

        For the purposes of the merger agreement, "company material adverse effect" means a material adverse effect on the business, operations, assets, liabilities, financial or other condition, or results of operations of Western and its subsidiaries, taken as a whole, or that would prevent or have a material and adverse effect on our ability to perform our obligations under the merger agreement or to consummate the transactions it contemplates.

A "company material adverse effect" will not have occurred, however, if any event, effect, change or development is caused by:

  •
  factors affecting the oil and gas exploration and development or gas processing or hydrocarbon marketing industries as a whole, except to the extent that Western and its subsidiaries, taken as a whole, are materially or adversely affected in a disproportionate manner;

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  factors affecting general economic or industry conditions, except to the extent that Western and its subsidiaries, taken as a whole, are materially or adversely affected in a disproportionate manner;

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  changes in GAAP, except to the extent that Western and its subsidiaries, taken as a whole, are materially or adversely affected in a disproportionate manner; or

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  the merger or its announcement.

        The merger agreement also contains various representations and warranties made by Anadarko and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

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  their organization, valid existence and good standing;

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  their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger, and required approvals;

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  information supplied by Anadarko for use in this proxy statement;

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  payment of fees to finders or brokers in connection with the merger agreement;

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  availability of sufficient funds to pay the merger consideration; and

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  the operations of Merger Sub.

        You should be aware that these representations and warranties were made by and to us, Anadarko and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made solely for purposes of the merger agreement between the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of that contract, including limitations set forth in the disclosure letter delivered by us to Anadarko and Merger Sub. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

        Under the merger agreement we have agreed that, subject to certain exceptions and unless Anadarko gives its prior written consent (which consent will not be unreasonably withheld or delayed), between June 22, 2006 and the completion of the merger:

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  we and our subsidiaries will carry on our businesses in the ordinary and usual course of business and consistent with past practices; and

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  we will use all commercially reasonable efforts to maintain and preserve intact our present business organizations and significant relationships with suppliers, contractors, distributors, customers, licensors, licensees, and others having business relationships with them and to keep available the services of our current key officers and employees.

        We have also agreed that during the same time period, and again subject to certain exceptions, we and our subsidiaries will not:

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  sell, lease, transfer or dispose of any material assets, rights or securities, or enter into, terminate, cancel, materially modify or enter into any material commitment, transaction or line of business, in each case outside of the ordinary course of business consistent with past practice, other than sales, leases transfers or dispositions of up to $20 million in the aggregate;

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  acquire by merging or consolidating with or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

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  amend or propose to amend our certificate of incorporation or bylaws, or the organizational documents of our subsidiaries;

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  except for our regular quarterly dividend and, other than by our subsidiaries, declare, set aside or pay any dividends on or make other distributions in respect of any of our capital stock;

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  purchase, redeem, offer to purchase, or otherwise acquire any shares of capital stock or options, warrants or rights to acquire capital stock, other than in connection with the relinquishment of shares by our employees and directors or as required under our stock plans;

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  split, combine or reclassify any outstanding shares of our common stock;

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  issue, sell, pledge, dispose of, or authorize, propose or agree to the issuance, sale or disposition of any of our shares of our capital stock, or other equity interests in us or our subsidiaries, or securities convertible or exchangeable for any such capital stock or equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests, or other securities in respect of our equity interests, except for the issuance of common stock upon the exercise of options outstanding on the date of the merger agreement or the vesting of restricted stock awards granted prior to the date of the merger agreement;

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  materially modify the terms of our indebtedness or security issued by us; provided that no such modification may be made with respect to maturity, payment schedule or prepayment penalties;

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  incur any indebtedness, except in the ordinary course of business, for letters of credit required under our hedging agreements, and up to $5 million of additional indebtedness;

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  assume, guarantee, endorse or otherwise become responsible for the indebtedness for borrowed money of any other person, other than in the ordinary course of business, or make any loans or advances, except (1) to or for the benefit of our subsidiaries, customary loans or advances to employees or otherwise in the ordinary course of business, or (2) for those not in excess of $5 million in the aggregate;

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  create or assume liens on material assets that would reasonably be expected to have a company material adverse effect;

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  grant or increase any severance or termination pay to any current or former director, executive officer or employee, except as required in any existing agreements with employees or consultants, or as required by any collective bargaining agreement; execute or amend any employment, deferred compensation or other similar agreement with any director, executive officer or employee; increase the benefits payable under any existing severance or termination pay policies or employment agreements; increase the compensation, bonus or other benefits of current or former directors, executive officers or employees; adopt or establish any new employee benefit plan or materially amend any existing employee benefit plan; or take any action that is likely to result in any plan, program or agreement becoming non-compliant with Section 409A of the Internal Revenue Code, or provide any employee entitlement to a tax gross-up or similar payment for the excise tax that may be due under Section 409A;

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  enter into or materially amend (except for such amendments as may be required by law or existing agreements) any employment, consulting, severance or indemnification agreement, or any collective bargaining agreement or other obligation to any labor organization or employee (other than as required by existing employee benefit plans or employment agreements or by law, or the entry into agreements with consultants in the ordinary course of business cancelable on 60 days' notice (or less) and requiring total payments in the aggregate of less than $2 million);

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  make changes in reporting for taxes or accounting methods other than as required by GAAP or by law; make or rescind material tax elections or file a material amended tax return; make any material change to our method of reporting income, deductions, or other tax reporting; or settle or compromise any material tax liability or enter into any transaction with an affiliate outside the ordinary course of business which would give rise to a tax liability;

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  settle, compromise or resolve any pending litigation involving a payment of more than $500,000 in any one case;

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  pay or discharge any claims, liens or liabilities involving more than $5 million individually or $10 million in the aggregate, outside of the ordinary course, and other than those reserved for on our balance sheets;

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  write off any accounts or notes receivable in excess of $10 million;

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  except pursuant to existing contracts or commitments, make or commit to make capital expenditures in excess of 110% of the aggregate budgeted amount set forth in our 2006 capital expenditure plan, except as required to (1) continue operations on the drilling, completion or plugging of any well or any well operations for which we have consented to participate and are required to continue to participate pursuant to applicable agreements, or (2) conduct emergency operations on any facility;

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  enter into commodities hedges, other than in the ordinary course of our marketing business and in accordance with current policies;

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  enter into new supply contracts for oil, gas or related products, other than in the ordinary course of business, at market pricing, for a duration of more than nine months;

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  fail to pay our oil and gas lease royalty payments to the extent such failure would reasonably be expected to have a company material adverse effect;

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  enter into any agreement, arrangement or commitment that materially limits or restricts us, or that would materially limit or restrict Anadarko or its affiliates, from engaging or competing in any of its present lines of business, or in any material geographic area;

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  terminate, amend, modify, waive or fail to enforce any confidentiality or standstill agreements;

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  take any action that would constitute a "plant closing" or "mass layoff" under the Worker's Adjustment and Retraining Notification Act of 1989, also known as the WARN Act, or other similar state law or regulation, without in good faith attempting to comply with the notice requirements of the WARN Act or such similar state law or regulation;

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  organize or acquire a new subsidiary;

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  commit or agree to purchase seismic data that will cost more than $2 million, other than under existing agreements or commitments;

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  modify our stockholder rights plan to permit a transaction other than the merger, except if ordered by a court or other government authority;

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  approve any other transaction under Delaware's "business combination" statute;

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  adopt a plan of complete or partial liquidation, dissolution, or reorganization;

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  take any action that is reasonably likely to result in any of the conditions to the obligations of Anadarko and Merger Sub to consummate the merger not being satisfied; or

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  agree to take any of the actions described above.

        Under the merger agreement, Anadarko has agreed, subject to certain exceptions and unless we give our prior written consent, until the completion of the merger, it will not:

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  adopt a plan of complete or partial liquidation or dissolution;

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  knowingly take any action that is reasonably likely to result in any of the conditions to the merger not being satisfied; or

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  agree to take any of the actions described above.

Stockholders Meeting

        The merger agreement requires us, as promptly as practicable, to establish a record date for, duly call, give notice of, convene and hold the special meeting for the purpose of voting on the adoption of the merger agreement and the approval of the merger, regardless of whether our Board determines that the merger is no longer advisable or recommends that Western stockholders reject the merger (a so-called "force-the-vote" provision), except that we will not be required to hold the special meeting if we have terminated the merger agreement in connection with a "superior proposal" in which the consideration is entirely cash and have paid to Anadarko the termination fee. See "Termination" and "Termination Fee" below.

        Our Board is required to recommend adoption of the merger agreement and the merger to Western stockholders, unless our Board determines in its reasonable good faith judgment, after consultation with outside legal counsel, that it is required to withdraw or change such recommendation in order to comply with its fiduciary duties under applicable law.

Employee Benefits

        Our employees prior to the effective time of the merger will remain "at will" employees, subject to dismissal at any time, except as otherwise required by law or by employment agreements. However, for any of our employees who remain employees of Anadarko or the surviving corporation, for one year following the merger, Anadarko or the surviving corporation will provide compensation and benefits that are substantially as favorable in the aggregate as the compensation and benefits provided by us prior to the merger. In addition, if terminated within one year following the merger, our employees will be entitled to certain severance benefits.

        In the event that Anadarko transitions our employees to its own benefit plans, then under such plans our employees will receive credit for their service with us prior to the merger, other than under defined benefit pension plans and retiree medical plans. In addition Anadarko's or the surviving corporation's group medical plans will waive any waiting period, waive any exclusion or limitation for preexisting conditions which were covered under our group health plans, grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the merger, and accept rollovers of the health flexible spending account and dependent care accounts of our eligible employees.

Obtaining Consents and Approvals

        Each party has agreed to, as promptly as practicable, make the filings with the FTC and DOJ under the HSR Act, the filings with the Canadian Competition Bureau under the Competition Act (Canada), and filings with any governmental entity that may be necessary, proper or advisable. We and Anadarko filed our pre-merger notifications under the HSR Act on July 7, 2006 and an Advance Ruling Certificate under the Competition Act (Canada) on July 10, 2006. Each party has also agreed to use its reasonable best efforts to obtain the required approvals. The parties will attempt to permit each other to participate in any meetings with these governmental authorities.

        The parties have agreed to cooperate with each other to prepare and file all necessary documentation, effect all necessary filings, and use all their reasonable best efforts to obtain all approvals of all other governmental authorities necessary to consummate the merger. The parties must each use commercially reasonable efforts to obtain all required consents of other parties.

        The parties have agreed to use all commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to consummate the merger, including obtaining all required approvals. If litigation is commenced regarding us and relating to the merger, Anadarko will have the option to participate in the litigation.

        The parties have also agreed to take all reasonable action to avoid the application to the merger of any "fair price," "moratorium," "control share acquisition," "business combination" or other takeover laws.

No Solicitation of Transactions

        Subject to the exception set out below, we have agreed that until the earlier of the effective time or termination of the merger agreement, we will not, and will not permit our subsidiaries and our and their respective officers, directors, investment bankers, attorneys and other advisors:

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  solicit, initiate or encourage any "takeover proposal" as defined below;

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  approve or recommend any takeover proposal, enter into any or enter into any agreement, agreement in principle of letter of intent related to or accept any related to any "takeover proposal"; or

  •
  participate in any discussions or negotiations regarding, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or that would reasonably be expected to lead to any "takeover proposal".

        For the purposes of the merger agreement, a "takeover proposal" means any inquiry, proposal or offer from any person (other than Anadarko, Merger Sub or any of their affiliates) relating to (A) any acquisition, merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, asset acquisition or other similar transaction involving Western or any subsidiary of Western of (x) assets or businesses that constitute or represent 10% or more of the total revenue, operating income, EBITDAX or assets of Western and its subsidiaries, taken as a whole immediately prior to such transaction, or (y) 10% or more of the outstanding shares of Western common stock or any other class of capital stock of Western or capital stock of, or other equity or voting interests in, any of the subsidiaries of Western in each case other than the transactions contemplated by the merger agreement or (B) any purchase or sale of, or tender offer or exchange offer for, capital stock of Western or any subsidiary of Western that if consummated would result in any person beneficially owning 10% or more of any class of capital stock of Western or any subsidiary of Western and

        There is an exception from our the restrictions described above if we receive an unsolicited bona fide written "takeover proposal" from any third person that in the reasonable good faith judgment (after consultation with our financial advisor and outside counsel) of our Board constitutes, or is reasonably likely to result in, a "superior proposal" and our Board determines in its reasonable good faith judgment, after consultation with outside counsel, that it is required to take the applicable action in order to comply with its fiduciary duties under applicable law. We may, in response to such a "superior proposal," furnish information with respect to us to any person making such a "superior proposal" pursuant to a confidentiality agreement, no more favorable to such person than the confidentiality agreement that we entered into with Anadarko is to Anadarko. We may also participate in negotiations with such person regarding the "superior proposal" if:

  •
  we have complied with the restrictions on solicitation set out above;

  •
  such person has entered into a confidentiality agreement with us no less favorable to us than our agreement with Anadarko; and

  •
  our Board determines in its good faith judgment, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law.

        For purposes of the merger agreement, "superior proposal" means any bona fide written "takeover proposal" to effect a merger, consolidation, reorganization, share exchange, tender offer, recapitalization, liquidation, direct or indirect business combination, or other similar transaction as a result of which Western's stockholders cease to own at least 80% of the voting securities of the ultimate parent entity resulting from such transaction or sale of all or substantially all of the assets of Western, which in any such case is on terms that our Board determines in its good faith judgment (after consultation with its financial advisor and outside counsel), taking into account all relevant factors, including any conditions to such "takeover proposal," the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the inquiry, proposal or offer to finance the transaction contemplated thereby, any required governmental or other consents, filings and approvals, (A) would, if consummated, result in a transaction that is more favorable to the Western stockholders from a financial point of view than the transactions contemplated by the merger agreement (including the terms of any proposal by Anadarko to modify the terms of the transactions contemplated by the merger agreement) and (B) is reasonably likely to be financed and otherwise completed without undue delay.

        We have also agreed that our Board will not approve or recommend, or propose to approve or recommend, any "takeover proposal" or authorize or permit us or any of our subsidiaries to enter into any letter of intent or agreement relating to an acquisition proposal unless prior to our stockholders meeting to adopt the merger agreement, we receive an unsolicited bona fide written "takeover proposal" from a third party that in the reasonable good judgment of our board of directors is reasonably likely to result in a "superior proposal," as set out above. However, our Board may withdraw or modify the recommendation for the merger, and may publicly propose to recommend a "takeover proposal," or may authorize us to enter into a binding agreement for a "superior proposal," if:

  •
  we have complied with the restrictions on solicitation described above;

  •
  our Board determines in good faith (after receiving the advice of its financial advisor and outside legal counsel) that the "takeover proposal" is a "superior proposal"; and

  •
  our Board determines in its good faith judgment (after consultation with outside legal counsel) that it is required to do so in order to comply with its fiduciary duties under applicable law.

        In addition, entering into a binding agreement for a "superior proposal," as described above, would require that we terminate the merger agreement, and would require that we pay a termination fee to Anadarko, as described under "Termination Fee" below.

        We have agreed (1) that we will not enter into a binding agreement for a "superior proposal" until at least the fifth business day after we have provided written notification to Anadarko of our intention to do so and (2) to notify Anadarko in writing if the price or any other material term of such "superior proposal" changes at any time after giving the notification.

        We have agreed that we will notify Anadarko as promptly as practicable (and in any event within 24 hours) after receipt of a "takeover proposal," request for information related to the commencement of activities or discussions relating to a "takeover proposal," including the material terms of the proposal or inquiry and the identity of the person making the proposal or inquiry. We also must provide Anadarko with a copy of any non-public information given to such a person. However, we will not be required to provide confidential information with respect to the business, assets or operations of the person making the proposal, or if our Board determines that withholding information is required in order to comply with its fiduciary duties under applicable law, other than because a condition of the proposal bars providing such information.

        In addition to these restrictions on our actions under the merger agreement, the voting agreements entered into by certain of our stockholders prohibit those stockholders from soliciting a "takeover proposal," with certain exceptions. See "Voting Agreements" at page 59.

Conditions to the Merger

        The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions.

  •
  Stockholders Approval. The adoption of the merger agreement by our stockholders.

  •
  HSR Act and Competition Act. The waiting periods under the HSR Act and the Competition Act (Canada) shall have been terminated or shall have expired.

  •
  No Injunctions or Restraints. No preliminary injunction or other order, decree or ruling issued by a court or by a governmental authority, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect that would make the merger illegal or otherwise prevent its consummation.

  •
  Regulatory Approvals. The required approvals shall have been obtained and such approvals must have become final orders that must not individually or in the aggregate impose terms or conditions that would reasonably be expected to result in a material adverse effect on Anadarko or us.

        The obligations of Anadarko and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions.

  •
  Representations and Warranties. All of our representations and warranties must be true and correct both on the date of the merger agreement and as of the date the merger is consummated (except to the extent expressly made of an earlier date, in which case they must be true and correct as of that earlier date), except where the failure of such representations and warranties to be true and correct (disregarding all materiality qualifications) does not have, and could not reasonably be expected to have, individually or in the aggregate, a company material adverse effect, and Anadarko shall have received a certificate signed by our chief executive officer and chief financial officer to that effect.

  •
  Performance of Obligations. We must have performed or complied in all material respects with all agreements and covenants required to be performed by us pursuant to the merger agreement, and Anadarko shall have received a certificate signed by our chief executive officer and chief financial officer to that effect.

  •
  Resignations of Directors. Our directors shall have resigned, and their resignations shall have been delivered to Anadarko.

        Our obligation to complete the merger is subject to the following additional covenants.

  •
  Representations and Warranties. All of Anadarko's representations and warranties must be true and correct both on the date of the merger agreement and as of the date the merger is consummated (except to the extent expressly made of an earlier date, in which case they must be true and correct as of that earlier date), except where the failure of such representations and warranties to be true and correct (disregarding all materiality qualifications) does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Anadarko or its and Merger Sub's ability to perform their obligations under the merger agreement and consummate the merger, and we shall have received a certificate signed by both Anadarko's and Merger Sub's chief executive officer and chief financial officer to that effect.

  •
  Performance of Obligations. Anadarko and Merger Sub must have performed or complied in all material respects with all agreements and covenants required to be performed by them pursuant to the merger agreement, and we shall have received a certificate signed by both Anadarko's and Merger Sub's chief executive officer and chief financial officer to that effect.

Termination

        The merger agreement may be terminated at any time, whether before or after receiving stockholder approval, without completing the merger. The merger agreement may also be terminated:

  •
  by the mutual consent of us, Anadarko and Merger Sub;

  •
  by us or Anadarko if the merger is not completed by December 31, 2006, provided that the right to terminate under this provision shall not be available to any party whose failure to perform its obligations under the merger agreement has been the cause of, or resulted in, the failure of the merger occuring before such date;

  •
  by us or Anadarko if a law or court order prohibits the merger;

  •
  by us or Anadarko if our stockholders do not adopt the merger agreement at the special meeting (other than under circumstances in which (1) our Board has withdrawn or modified its recommendation of the merger outside of the context of a "takeover proposal" or (2) we or Anadarko have a "non-all-cash superior proposal termination right" (as described below) following the special meeting at which our stockholders do not approve the merger);

  •
  by Anadarko if (1) our Board withdraws, modifies amends or changes, in a manner adverse to Anadarko, the Board's approval or recommendation of the merger agreement (2) our Board recommends a "takeover proposal" (or, resolves or publicly announces an intention to do so) (3) we have breached the no solicitation covenant under the merger agreement in a manner which has a material adverse effect on Anadarko's ability to complete the merger or (4) we materially breach any of our representations, warranties or covenants in the merger agreement, which breach would give rise to a failure of a condition to the merger agreement and is either incapable of being cured or has not been cured by us within 20 days after Anadarko gives us written notice of such breach (a "Company Breach");

  •
  by Anadarko, or, following the failure of our stockholders to adopt the merger agreement at the special meeting, us, if:

  •
  in the case of termination by us, we have not breached the no solicitation covenant under the merger agreement in a manner which has a material adverse effect on Anadarko's ability to complete the merger;

  •
  our Board (1) recommends to you any "takeover proposal" (or resolves to or publicly announces an intention to do so) or (2) authorizes us, subject to complying with the no solicitation covenant and this termination right, to enter into a binding written agreement concerning a "superior proposal" in which the consideration is not 100% cash;

  •
  Anadarko does not make, within five business days of being notified by us of our intention to enter into such an agreement described in the bullet point above, an offer that our Board determines in good faith (after consulting with our financial advisors and outside counsel) is at least as favorable to you from a financial point of view as such "superior proposal;" and

  •
  (1) in the case of termination by Anadarko without a vote occurring at any time before the special meeting, we promptly, but in no event later than one business day after such termination, pay to Anadarko the termination fee or (2) in the case of termination by Anadarko or us following the special meeting at which our stockholders do not approve the merger, we concurrently with such termination (or, in the case of termination by Anadarko, promptly, but in no event later than one business day after such termination) pay to Anadarko $50.0 million.

    We refer to this termination right in this proxy statement as the "non-all-cash superior proposal termination right."

  •
  by Anadarko or us, if:

  •
  in the case of termination by us, we have not breached the no solicitation covenant under the merger agreement in a manner which has a material adverse effect on Anadarko's ability to complete the merger;

  •
  our Board authorizes us, subject to complying with the no solicitation covenant and this termination right, to enter into a binding written agreement concerning a "superior proposal" in which the consideration is 100% cash;

  •
  Anadarko does not make, within five business days of being notified by us of our intention to enter into such an agreement described in the bullet point above, an offer that our Board determines in good faith (after consulting with our financial advisors and outside counsel) is at least as favorable to you from a financial point of view as such "superior proposal;" and

  •
  we concurrently with such termination (or, in the case of termination by Anadarko, promptly, but in no event later than one business day after such termination) pay to Anadarko the termination fee.

    We refer to this termination right in this proxy statement as the "all-cash superior proposal termination right."

  •
  by Anadarko or (following the failure of our stockholders to adopt the merger agreement at the special meeting) us, if our Board has withdrawn or modified its recommendation of the merger outside of the context of a "takeover proposal"; and

  •
  by us if Anadarko materially breaches any of its representations, warranties or covenants in the merger agreement, which breach would give rise to a failure of a condition to the merger agreement and is either incapable of being cured or has not been cured by Anadarko within 20 days after we give Anadarko written notice of such breach.

Termination Fees

        We will be required to pay to Anadarko a termination fee of $154 million if:

  •
  the merger agreement is terminated by Anadarko because (1) our Board withdraws or modifies, in a manner adverse to Anadarko, the Board's approval or recommendation of the merger agreement, (2) our Board recommends (or resolves to or publicly announces an intention to recommend) a "takeover proposal" or (3) we breach the no solicitation covenant under the merger agreement in a manner which has a material adverse effect on Anadarko's ability to complete the merger;

  •
  the merger agreement is terminated due to the failure of our stockholders to approve the merger at the special meeting (other than under circumstances in which (1) our Board has withdrawn or modified its recommendation of the merger not in the context of a "takeover proposal" or (2) we or Anadarko have a "non-all-cash superior proposal termination right" following the special meeting at which our stockholders do not approve the merger), following the failure of our Board to publicly recommend against a bona fide "takeover proposal" that was made prior to the special meeting within a specified period of time of a request by Anadarko to do so;

  •
  the merger agreement is terminated by Anadarko pursuant to the non-all-cash superior proposal termination right or by us or Anadarko pursuant to the all-cash superior proposal termination right;

  •
  the merger agreement is terminated under circumstances where:

  •
  the termination was by us or Anadarko due to the merger not being completed by December 31, 2006;

  •
  at the time of termination, a third party had made a bona fide "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) prior to approval of the merger by our stockholders; and

  •
  within 12 months of such termination, we complete a "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) or enter into an agreement with respect to such a "takeover proposal" that is subsequently consummated;

  •
  the merger agreement is terminated under circumstances where:

  •
  the termination was due to (1) a Company Breach or (2) the merger not being completed by December 31, 2006 at a time that a Company Breach exists; and

  •
  within 12 months of such termination, we complete a "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) or enter into an agreement with respect to such a "takeover proposal" that is subsequently consummated;

  •
  the merger agreement is terminated under circumstances where:

  •
  the merger agreement is terminated due to the failure of our stockholders to approve the merger at the special meeting (other than under circumstances in which (1) our Board has withdrawn or modified its recommendation of the merger not in the context of a "takeover proposal" or (2) we or Anadarko have a "non-all-cash superior proposal termination right" following the special meeting at which our stockholders do not approve the merger);

  •
  at the time of termination, a third party had made a bona fide "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) prior to the failure of our stockholders to approve the merger at the special meeting that our Board publicly recommended against within a specified period of time of a request by Anadarko to do so; and

  •
  within 12 months of such termination, we complete a "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) or enter into an agreement with respect to such a "takeover proposal" that is subsequently consummated; or

  •
  the merger agreement is terminated by Anadarko or (following the failure of our stockholders to approve the merger at the special meeting) us, if our Board has withdrawn or modified its recommendation of the merger outside of the context of a "takeover proposal".

        We will be required to pay to Anadarko a fee of $50 million if (1) our Board recommends (or resolves to or publicly announces an intention to recommend) a "takeover proposal" in which the consideration is not entirely cash, (2) Anadarko does not exercise its right to terminate the merger agreement but, instead, exercises its right to pursue a vote by our stockholders on the adoption of the merger agreement, (3) the merger agreement is terminated due to the failure of our stockholders to adopt the merger agreement. If, within 12 months of such termination, we complete a "takeover proposal" (assuming that references to 10% in the definition thereof are 50%) or enter into an agreement with respect to such a "takeover proposal" that is subsequently consummated, we will be required to pay Anadarko an additional fee of $104 million.

Other Covenants and Agreements

        The merger agreement contains certain provisions relating to indemnification and director and officer liability insurance. See "Interests of the Company's Directors and Executive Officers in the Merger—Indemnification and Insurance." The merger agreement includes certain other agreements between the parties including provisions relating to access to information, notification of certain matters and public statements.

Amendment and Waiver

        Subject to applicable law, the merger agreement may be amended by the written agreement of the parties by action by or on behalf of their respective boards of directors at any time either before or after approval by our stockholders, except that, after the approval by our stockholders, no amendment may materially adversely affect our stockholders' rights without their further approval.

        The merger agreement also provides that at any time prior to the effective time, any party to the merger agreement may in writing waive compliance by the other parties with any obligation, covenant, agreement or condition.

VOTING AGREEMENTS

        Concurrently with the execution of the merger agreement, Anadarko entered into voting agreements with certain of Western's officers and directors and related persons, solely in their capacities as stockholders. The form of the voting agreements is attached as Appendix E. Approximately 17.3% of our outstanding shares are subject to the voting agreements.

        The stockholders entered into the voting agreements to induce Anadarko to enter into the merger agreements, and do not receive additional compensation.

        Under the voting agreements, these stockholders have agreed to vote their shares of our common stock:

  •
  in favor of the approval of the merger, the adoption of the merger agreement, and any actions required in furtherance of the merger or the merger agreement;

  •
  against any action which the stockholder would reasonably expect would lead to our material breach of a covenant, representation or warranty under the merger agreement; and

  •
  against:

  •
  any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation of us or any of our subsidiaries, other than the merger;

  •
  a sale or transfer of a material amount of our or our subsidiaries' assets or capital stock; or

  •
  any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise materially interfere with the merger.

        In addition, the stockholder parties must not participate in, and must vote their shares against, the calling of a special meeting proposed for a vote on any of those. The voting agreements grant Anadarko an irrevocable proxy to vote these shares in this manner.

        The stockholders made representations to Anadarko, including the binding nature of the voting agreement; that it does not conflict with legal requirements; that they own, and have the power to vote, their shares; and that they will not owe brokers' fees in connection with the voting agreement. Anadarko represented to the stockholders that the voting agreement is binding on it, and does not conflict with legal requirements.

        The voting agreements require the stockholders not to:

  •
  transfer their shares, other than to parties that have entered into a similar voting agreement;

  •
  grant proxies to anyone else;

  •
  enter into a voting trust or other arrangement that would reduce their voting power;

  •
  commit to do any of the above;

  •
  take any actions that would make their representations false, or that would prevent them from complying with their obligations; or

  •
  authorize any representative to solicit any "takeover proposal," except that our directors and officers are permitted to take any action that is permitted by the merger agreement.

        The voting agreements will terminate on the earliest of:

  •
  upon the termination of the merger agreement;

  •
  as agreed by Anadarko and the stockholder parties;

  •
  upon completion of the merger;

  •
  if the merger agreement is amended to decrease the merger consideration without the stockholder's consent; or

  •
  if the merger is not completed by December 31, 2006.

MARKET PRICE OF OUR STOCK

        Our common stock is listed and traded on the NYSE under the symbol "WGR." On June 22, 2006, the last full trading day prior to the announcement of the merger agreement, our common stock closed at $40.91 per share. On July 21, 2006, which was the last trading day before the date this proxy statement was printed, our common stock closed at $60.31 per share.

        As of July 21, 2006, which was the last trading day before the date this proxy statement was printed, there were approximately 826 registered record holders of our common stock. We currently pay a dividend at an annual rate of $0.30 per share. Our dividend framework is reviewed annually by our Board. The amount and timing of all dividend payments is subject to the discretion of our Board and will depend upon business conditions, results of operations, financial conditions and other factors. Based on currently foreseeable market conditions, we intend to maintain the annual dividend at the $0.30 level to be paid on a quarterly basis at a rate of approximately $0.075 prior to the effective time of the merger.

        The following table sets forth quarterly high and low per share sales prices as reported by the NYSE Composite Tape for the quarterly periods indicated. On June 21, 2004, after a two-for-one stock split, our stock began trading on a post-split basis. All prices are shown on a post-split basis.

2006	High	Low
Third Quarter (through July 21, 2006)	$60.60	$59.80
Second Quarter	59.88	39.55
First Quarter	50.47	40.60
2005	High	Low
Fourth Quarter	$52.50	$40.41
Third Quarter	52.81	35.05
Second Quarter	37.57	29.18
First Quarter	39.05	26.79
2004	High	Low
Fourth Quarter	$31.50	$26.38
Third Quarter	35.25	27.50
Second Quarter	$31.38	$24.97
First Quarter	$25.75	$22.75

        During the first quarter of 2006 and each of the quarters of 2005 and 2004, we paid dividends on our common stock as indicated in the following table (amounts presented are per share amounts).

	2006	2005	2004
First quarter	$0.075	$0.05	$0.025
Second quarter	—	$0.05	$0.05
Third quarter	—	$0.05	$0.05
Fourth quarter	—	$0.075	$0.05

        Our board of directors has declared a dividend of $0.075 per share of common stock for the quarter ending June 30, 2006 to holders of record as of that date.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

        The following table provides information, as of June 30, 2006, with respect to beneficial ownership of our common stock by each of the named executives, each director, each holder of more than 5% of our common stock and by all current directors and officers as a group. The percentage of beneficial ownership is based on 76,129,638 shares of our common stock outstanding as of June 30, 2006. Our only voting security is our common stock. Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them.

	Common Stock**
Name and Address Of Beneficial Owner	Amount And Nature of Beneficial Ownership		Percent Of Class
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	4,459,600	(1)	5.9
Brion G. Wise 774 Mays Blvd., #10-323 Incline Village, NV 89451	5,600,360	(2)	7.4
Walter L. Stonehocker 15600 Holly Brighton, CO 80601	3,896,506	(3)	5.1
Dean Phillips 524 N. 30th Street Quincy, IL 62301	3,054,450	(4)	4.0
John E. Brewster, Jr.	1,000		*
Thomas M Hamilton	1,000		*
Joseph E. Reid	21,600	(5)	*
Richard B. Robinson	30,550	(6)	*
Bill M. Sanderson	665,606	(7)	*
James A. Senty	28,306	(8)	*
Peter A. Dea	652,039	(9)	*
John F. Chandler	93,953	(10)	*
William J. Krysiak	198,874	(11)	*
John C. Walter	35,207	(12)	*
Edward A. Aabak	35,011	(13)	*
Directors and officers as a group (22 persons)	14,517,638	(14)	18.8

*
Less than 1%.

**
On March 22, 2001, our Board declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on April 9, 2001. Each right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, at a purchase price of $180 per unit, subject to adjustment. The rights will expire immediately prior to the effective time of the merger. None of the information contained in this table or elsewhere in this proxy statement gives effect to this dividend.

(1)
Based on a Schedule 13G, dated February 13, 2006, Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. have shared voting and dispositive power with respect to the shares of common stock.

(2)
Includes options to acquire 12,000 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(3)
Includes 1,843,314 shares of common stock held directly by Mr. Stonehocker, 2,037,732 shares held by Mr. Stonehocker's wife, and 2,460 held by Mr. and Mrs. Stonehocker as joint tenants. Also includes options to acquire 12,000 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(4)
Includes 3,031,450 shares of common stock held directly by Mr. Phillips and 10,000 shares held by Mr. Phillips' wife. Also includes options to acquire 12,000 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(5)
Includes options to purchase 14,600 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(6)
Includes 9,000 shares of common stock held by the Robinson & Diss pension fund for the benefit of Mr. Robinson, 800 shares held by Mr. Robinson and his wife as trustees for their children, 400 shares held indirectly through Mr. Robinson's interests in a family-owned corporation, 6,700 shares held by the Mr. Robinson's spouse and 650 shares held directly by Mr. Robinson. Also includes options to acquire 12,000 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(7)
Includes 167,724 shares of common stock held by Mr. Sanderson and his wife as joint tenants, 420,504 shares held by Cedar Assets Trust for which Mr. Sanderson's wife is the trustee, 400 shares held by the Sanderson Family Foundation for which Mr. Sanderson and his wife are the directors, 1,728 shares held by Mr. Sanderson's wife and 60,000 shares held by Mr. Sanderson through an IRA account. Also includes options to acquire 12,000 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(8)
Includes 11,066 shares of common stock held directly by Mr. Senty and 4,240 shares of common stock held by Mr. Senty's wife. Also includes options to acquire 12,000 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(9)
Includes options to purchase 624,706 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(10)
Includes options to purchase 76,758 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(11)
Includes options to purchase 159,815 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

(12)
Includes options to purchase 22,803 shares of common stock which are currently exercisable or will become exercisable on or before August 30, 2006.

(13)
Includes options to purchase 22,713 shares of common stock which are currently or will become exercisable on or before August 30, 2006 and 12,298 shares of restricted stock.

(14)
Includes options to purchase 1,108,916 shares of common stock which are currently or will become exercisable on or before August 30, 2006.

SUBMISSION OF STOCKHOLDER PROPOSALS

        For inclusion in the proxy statement and form of proxy for the next annual meeting, stockholder proposals consistent with Rule 14a-8(e) promulgated under the Exchange Act must be received by our Secretary at our principal business office at 1099 18th Street, Suite 1200, Denver Colorado 80202 no later than the close of business on December 6, 2006. In order for a stockholder proposal made outside the requirements of Rule 14a-8(e) to be "timely" for the purposes of Rule 14a-4(c), such proposal must be received by our Secretary no later than February 18, 2007.

        In addition, our Bylaws provide that a stockholder who wishes to present a matter for action at our 2007 Annual Meeting, but chooses not to do so under Rule 14a-8(e), or who wishes to nominate a person for election as a director at our 2007 Annual Meeting must provide written notice to be delivered to, or mailed and received by our Secretary at our principal executive offices at 1099 18th Street, Suite 1200, Denver, CO 80202, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Proposals for consideration by the stockholders and nominations of persons for election to the Board may be made at any annual meeting only (i) by or at the direction of the Board, or (ii) by any stockholder who (A) is a stockholder of record on the date of giving the notice required by the Bylaws (in the case of a proposal) or on the record date for the determination of stockholders entitled to vote at such meeting (in the case of a nomination) and (B) complies with the proper form of notice set forth in our Bylaws. The notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named and to serve, if elected, as a director), (b) as to any other business proposed to be brought before the meeting, a clear and concise description of and the reasons for the business, and any material interest of the person bringing the proposal, (c) as to the stockholder giving the notice and any beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of, and the class and number of shares owned by, the stockholder and any beneficial owner, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholders, and any material interest of the stockholder in the proposal, and (e) a representation that such stockholder is a holder of record of stock of Western entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, CO 80202, Attention: Corporate Secretary, telephone: (303) 452-5603. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

Appendix A

AGREEMENT AND PLAN OF MERGER

dated as of June 22, 2006, as amended

among

ANADARKO PETROLEUM CORPORATION,

APC MERGER SUB, INC.

and

WESTERN GAS RESOURCES, INC.

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (as amended, this "Agreement"), dated as of June 22, 2006, as amended, among ANADARKO PETROLEUM CORPORATION, a Delaware corporation ("Parent"), APC MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and WESTERN GAS RESOURCES, INC., a Delaware corporation (the "Company").

INTRODUCTION

        WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have unanimously (i) approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and (ii) approved this Agreement.

        WHEREAS, as a result of the Merger, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), each issued and outstanding share of common stock, par value $.10 per share of the Company (the "Company Common Stock") (other than shares of Company Common Stock owned by the Company, Parent, Merger Sub or any wholly-owned Subsidiary (as defined in Section 2.4(a)) of the Company or Parent immediately prior to the Effective Time (as defined in Section 1.2) and Dissenting Shares (as defined in Section 1.6(d)), will, upon the terms and subject to the conditions set forth herein, be converted into the right to receive the Merger Consideration (as defined in Section 1.6(b)).

        WHEREAS, as a condition and inducement to Parent to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the Board of Directors of the Company has approved and Parent is entering into Voting Agreements with certain stockholders of the Company named therein, substantially in the form of Exhibit A attached to this Agreement (the "Company Voting Agreements"), pursuant to which, among other things, such stockholders have agreed to vote the shares of Company Common Stock held by such stockholders in favor of the adoption of this Agreement and the approval of the Merger provided for herein, on the terms and subject to the conditions set forth in the Company Voting Agreements.

        In consideration of the foregoing and of the mutual covenants contained in this Agreement, the Company Voting Agreements and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1
THE MERGER

SECTION 1.1.    The Merger.     Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

SECTION 1.2.    Effective Time; Closing

        (a)   The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (Central time) on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article 6 (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable law) waived on the Closing Date), at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 unless another date, time or place is agreed to in writing between Parent and the

Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". As used in this Agreement, "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

        (b)   On the Closing Date or as promptly as practicable thereafter, the Company hereto shall cause the Merger to be consummated by filing a certificate of merger, in accordance with the DGCL, with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger") (the time of such filing (or such later time as is specified in such Certificate of Merger as agreed in writing between Parent and the Company) being the "Effective Time").

SECTION 1.3.    Effect of the Merger     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL (except as provided herein). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and the Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.4.    Certificate of Incorporation; Bylaws     At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to read in its entirety in the form of Exhibit B hereto, and, as so amended shall be the certificate of incorporation of the Surviving Corporation. At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended to read in its entirety in the form of Exhibit C hereto, and, as so amended shall be the bylaws of the Surviving Corporation.

SECTION 1.5.    Directors and Officers.

        (a)   The directors of Merger Sub immediately prior to the Effective time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or the election of their successors. The Company shall cause all directors of the Company to resign effective as of the Effective Time.

        (b)   The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or the election of their successors.

SECTION 1.6.    Effect on Capital Stock.     As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any other holder of any shares of capital stock of Company Common Stock:

        (a)    Capital Stock of Merger Sub.    Each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, par value $0.001 per share, and such shares of common stock issued upon conversion of the capital stock of Merger Sub shall represent all of the outstanding shares of the Surviving Corporation.

        (b)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares to be canceled pursuant to Section 1.6(c)) shall be canceled and shall be converted automatically by virtue of the Merger into the right to receive $61.00 in cash payable to the holder thereof (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and, subject to Section 1.6(d), each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

        (c)    Cancellation of Treasury Stock and Parent-Owned Stock.    Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any wholly-owned Subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

        (d)    Shares of Company Common Stock of Dissenting Stockholders.

          (i)    Notwithstanding any provision of this Agreement to the contrary, all of the shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by holders of Company Common Stock who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing an appraisal of the "fair value" of such Company Common Stock in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall be cancelled and terminated and shall cease to have any rights with respect to Dissenting Shares other than such rights as are granted pursuant to Section 262 of the DGCL, except that all Dissenting Shares held by holders of Company Common Stock who shall have failed to perfect or who effectively shall have withdrawn or lost their rights for an appraisal of such shares under the DGCL shall thereupon be deemed to have been cancelled and terminated, as of the Effective Time, and shall represent solely the right to receive the Merger Consideration as provided in Section 1.6(b), upon surrender in the manner provided in Section 1.7, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

          (ii)   The Company shall give to Parent prompt written notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Section 262 of the DGCL and received by the Company in connection therewith. The Company and Parent shall jointly direct all negotiations and proceedings with respect to demands for payment of fair market value under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands, or offer to settle, or settle, any such demands. Any amount payable to any holder of Company Common Stock exercising appraisal rights shall be paid in accordance with the DGCL solely by the Surviving Corporation out of its own funds.

SECTION 1.7.    Exchange of Company Certificates.

        (a)    Paying Agent.    Prior to the Effective Time, Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as agent for the holders of Company Common Stock in connection with the Merger (the "Paying Agent") to receive in trust the funds to which they shall become entitled pursuant to Section 1.6(b) or Section 1.8. From time to time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent or the Surviving Corporation (as the case may be) cash in amounts and at times necessary for the prompt payment of the Merger Consideration or other cash amount (as the case may be) as provided in Section 1.6(b) or Section 1.8, in the case of the Company Common Stock, upon surrender of certificates representing the shares of Company Common Stock as provided herein or, in the case of Options if applicable, upon surrender of the written acknowledgements contemplated by Section 1.8. All interest earned on such funds shall be paid to Parent.

        (b)    Exchange Procedure.    As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the "Company Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the

Company Certificates shall pass, only upon delivery of the Company Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration as provided in Section 1.6(b). Parent will use its reasonable efforts to cause provision to be made for holders of Company Certificates to procure in person immediately after the Effective Time a letter of transmittal and instructions and to deliver in person immediately after the Effective Time such letter of transmittal and Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent (reasonably satisfactory to the Company), together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Company Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Company Certificate so surrendered is registered, if such Company Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Company Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.7(b), each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration pursuant to Section 1.6(b). No interest will be paid or will accrue on the cash payable upon the surrender of any Company Certificate.

        (c)    No Further Ownership Rights in Company Common Stock; Transfer Books.    All cash paid upon the surrender of Company Certificates in accordance with the terms of this Article 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Stock theretofore represented by such Company Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged for cash as provided in this Article 1.

        (d)    Termination of Fund; No Liability.    At any time following twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Company Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration, payable upon due surrender of their Company Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificates shall not have been surrendered immediately prior to such date on which any payment pursuant to this Article 1 would otherwise escheat to or become the property of any Governmental Authority, the Merger Consideration in respect of such Company Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto. As used in this Agreement, "Governmental Authority" shall mean the United States federal, state, local or any foreign government, governmental, regulatory or administrative authority, agency, or commission or any court, tribunal, or judicial or arbitral body or entity.

        (e)    Lost, Stolen or Destroyed Certificates.    In the event any Company Certificates evidencing Company Common Stock shall have been lost, stolen or destroyed, the Paying Agent shall pay to such holder the Merger Consideration required pursuant to Section 1.6(b), in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit, which shall include indemnities and the posting of a bond which are reasonably acceptable to Parent, of that fact by the holder thereof with such assurances as the Paying Agent, in its discretion and as a condition precedent to the payment of the Merger Consideration may reasonably require of the holder of such lost, stolen or destroyed Company Certificates.

        (f)    Withholding Taxes.    Parent and Merger Sub shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to a holder of Company Common Stock pursuant to the Merger any stock transfer taxes and such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provisions of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding were made.

SECTION 1.8.    Options.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any outstanding Option (hereinafter defined), whether vested or unvested, exercisable or unexercisable, each Option that is outstanding and unexercised immediately prior thereto shall immediately and fully vest, and subject to the terms and conditions set forth below in this Section 1.8, each such Option shall terminate and be cancelled at the Effective Time and each holder of an Option will be entitled to receive from Parent, and shall receive, in settlement of each Option a Cash Amount. The "Cash Amount" shall be equal to the net amount of (A) the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of such Option, multiplied by (ii) the number of shares subject to such Option, less (B) any applicable withholdings for Taxes. If the exercise price per share of any Option equals or exceeds the Merger Consideration, the Cash Amount therefor shall be zero. Notwithstanding the foregoing, in the case of the top 20 holders of Options (based on the aggregate "spread value" of such Options), payment of the Cash Amount is subject to written acknowledgement, in the form of Exhibit D attached to this Agreement, that no further payment is due to such holder on account of any Option and all of such holder's rights under such Options have terminated. As used in this Agreement, "Option" means any option granted, and not exercised, expired or terminated, to a current or former employee, director or independent contractor of the Company or any of the Company Subsidiaries or any predecessor thereof or any other Person to purchase shares of Company Common Stock pursuant to: 1997 Stock Option Plan, 1999 Stock Option Plan, 1999 Non-Employee Directors' Stock Option Plan, Employment Agreement, dated October 15, 2001, and the Stock Option Agreement, dated as of November 1, 2001, between the Company and Peter A. Dea, 2002 Non-Employee Directors' Stock Option Plan, 2002 Stock Incentive Plan, 2005 Stock Incentive Plan, or any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of the Company Subsidiaries or any predecessor thereof ("Company Stock Plans") or any other contract or agreement entered into by the Company or any of the Company Subsidiaries.

        (b)   At the Effective Time, all restrictions on the then outstanding shares of Restricted Stock (as defined below) shall immediately lapse, and subject to the terms and conditions set forth below, each holder of Restricted Stock will be entitled to receive from Parent, and shall receive, in settlement of each share of Restricted Stock, the Merger Consideration less any applicable withholdings for Taxes. As used in this Agreement, "Restricted Stock" means any outstanding award of restricted Company Common Stock with respect to which the restrictions have not lapsed, and which award shall not have previously expired or terminated, to a current or former employee, director or independent contractor of the Company or any of the Company Subsidiaries or any predecessor thereof or any other Person pursuant to any applicable Company Stock Plan or any other contract or agreement entered into by the Company or any of the Company Subsidiaries.

        (c)   At the Effective Time, all stock appreciation rights, restricted stock units or other phantom equity based awards ("Other Equity Awards") granted under any Company Stock Plan shall be cancelled by the Company and shall no longer be outstanding thereafter. In consideration for such cancellation, the holder thereof shall thereupon be entitled to receive, at the Effective Time, a cash payment from Parent in respect of such cancellation in an amount (if any) equal to the net amount of (i) product of (A) the excess, if any, of the Merger Consideration over the exercise price, if any, per share of Company Common Stock subject to such equity based awards and (B) the number of shares subject to such equity based awards less (ii) any applicable withholding for Taxes. Notwithstanding the foregoing, the cash payment is subject to written acknowledgement, in the form of Exhibit E attached to this Agreement, that no further payment is due to the holder on account of any Other Equity Award and all of such holder's rights under any such Other Equity Award have terminated.

        (d)   As of the Effective Time, except as provided in this Section 1.8, all rights under any Option and any provision of the Company Stock Plans providing for the issuance or grant of any other interest in respect of the capital stock of the Company (collectively, "Company Equity Awards") shall be cancelled. The Company shall use its reasonable best efforts to ensure that, as of and after the Effective Time, except as provided in this Section 1.8, no Person shall have any rights under the Company Stock Plans or any other plan, program or arrangement with respect to securities of the Company, the Surviving Corporation or any subsidiary thereof.

        (e)   Parent and the Company agree that, in order to most effectively compensate and retain Company Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act (as defined in Section 2.3(c)), to the fullest extent permitted by applicable law in connection with the cancellation of shares of Company Common Stock and Company Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 1.8(e). The Board of Directors of the Company, or a committee of Non-Employee Directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) thereof, shall adopt a resolution providing that the disposition by Company Insiders of Company Common Stock and Company Equity Awards, in each case pursuant to the transactions contemplated by this Agreement, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. "Company Insiders" shall mean those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

        (f)    At or before the Effective Time, the Company shall use its reasonable best efforts to cause to be effected any necessary amendments to the Company Stock Plans and any other resolutions, consents or notices, in such form reasonably acceptable to Parent, required under the Company Stock Plans or any Options to give effect to the foregoing provisions of this Section 1.8 and to use its reasonable best efforts to obtain the acknowledgements required under Section 1.8(a) and (c).

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as publicly disclosed by the Company in the Company SEC Reports (as defined in Section 2.5(a)) filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent on its face) and except as set forth on the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform Parent of the information required to be disclosed in respect of the other sections to avoid a breach under the representation and warranty or covenant corresponding to such other sections) previously delivered by the Company to Parent (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 2.1.    Organization.     The Company and each of the Subsidiaries of the Company (the "Company Subsidiaries") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company and each of the Company Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing (with respect to jurisdictions that recognize the concept of good standing) in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. A "Company Material Adverse Effect" means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries considered as a single enterprise or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that any event, condition, change, occurrence or development of a state of circumstances which (A) adversely affects the oil and gas exploration and development or gas processing and transportation or Hydrocarbon (as defined in Section 2.17) marketing industries generally (including changes in commodity prices or markets, general market prices and legal or regulatory changes) (and in each case does not disproportionately affect the Company and the Company Subsidiaries considered as a single enterprise as compared to similarly situated Persons), (B) arises out of general economic or industry conditions (and in each case does not disproportionately affect the Company and the Company Subsidiaries considered as a single enterprise as compared to similarly situated Persons), (C) arises out of any change in generally accepted accounting principles ("GAAP") (which does not disproportionately affect the Company and the Company Subsidiaries considered as a single enterprise as compared to similarly situated Persons), or (D) (other than with respect to Section 2.3) arises out of, results from or relates to the transactions contemplated by this Agreement or the announcement thereof, shall not be considered in determining whether a Company Material Adverse Effect has occurred. The copies of the certificate of incorporation and bylaws of the Company which are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement. The copies of the certificate or articles of incorporation and bylaws of the Company Subsidiaries which were made available to Parent prior to the date of this Agreement are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

SECTION 2.2.    Capitalization.

        (a)   As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, 76,100,462 of which are issued and outstanding and (ii) 10,000,000 shares of preferred stock, par value $.10 per share, issuable in series ("Company Preferred Stock"), of which 500,000 have been designated as Series A Junior Participating Preferred Stock. As of the date of this Agreement, no shares of Company Preferred Stock were issued and outstanding and 500,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights ("Company Rights") distributed to the holders of Company Common Stock pursuant to the Rights Agreement, dated as of March 22, 2001 (the "Rights

Agreement"), between the Company and Computershare Trust Company, N.A. (successor-in-interest to Fleet National Bank (f/k/a Bank Boston, N.A.)), as amended, and 50,032 shares of Company Common Stock were held by the Company in its treasury. Since January 1, 2006, the amount of the dividend paid quarterly on Company Common Stock is $0.075 per share (the "Quarterly Dividend"). Except for the Quarterly Dividend, since January 1, 2006, the Company has not, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock. Such issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, fully paid and nonassessable, and free of preemptive rights. There are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of the Company. There are no outstanding bonds, debentures, notes or other indebtedness or warrants or other securities of the Company having the right to vote (or, other than any outstanding options to purchase Company Common Stock, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

        (b)   As of the date that is three business days prior to the date of this Agreement, 3,002 shares of Company Common Stock were subject to outstanding Options under the 1997 Stock Option Plan (with a weighted average exercise price of $5.82), 427,979 shares of Company Common Stock were subject to outstanding Options under the 1999 Stock Option Plan (with a weighted average exercise price of $19.8484), 2,600 shares of Company Common Stock were subject to outstanding Options under the 1999 Non-Employee Directors' Stock Option Plan (with a weighted average exercise price of $2.76), 450,000 shares of Company Common Stock were subject to outstanding Options under the Employment Agreement, dated October 15, 2001, and the Stock Option Agreement, dated as of November 1, 2001, between the Company and Peter A. Dea (with a weighted average exercise price of $12.505), 168,000 shares of Company Common Stock were subject to outstanding Options under the 2002 Non-Employee Directors' Stock Option Plan (with a weighted average exercise price of $33.1427), 1,502,003 shares of Company Common Stock were subject to outstanding Options under the 2002 Stock Incentive Plan (with a weighted average exercise price of $25.0448), 1,333,428 shares of Company Common Stock were subject to outstanding Options under the 2005 Stock Incentive Plan (with a weighted average exercise price of $37.45), and 2,857,632 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans. There are no stock appreciation rights issued under the Company Stock Plans. Except as set forth above in this Section 2.2 and Section 2.2(b) of the Company Disclosure Letter, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

SECTION 2.3.    Authorization; No Conflict.

        (a)   The Company has the requisite corporate power and authority to enter into and deliver this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate proceedings on the part of the Company or any of the Company Subsidiaries are necessary to authorize the execution and delivery of this

Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, except for the adoption of this Agreement by the Required Company Stockholder Vote (as defined in Section 2.11(b)), if required by applicable law. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

        (b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions herein will (i) result in a violation or breach of or conflict with the (x) certificate or articles of incorporation or bylaws of the Company or any Company Subsidiary that is a corporation or (y) the articles or certificate of formation or the limited liability company agreement of any Company Subsidiary that is a limited liability company, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (as defined in Section 2.4(b)) upon any of the properties or assets owned or operated by the Company or any Company Subsidiaries under, or result in being declared void, voidable, or without further binding effect, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets is bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c) below and the Required Company Stockholder Vote, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including the common law), rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, other than any such event described in items (ii) or (iii) which, individually or in the aggregate, would not reasonably be expected to have or result in a Company Material Adverse Effect.

        (c)   Except for the consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Authority set forth in Section 2.3 of the Company Disclosure Letter (the "Required Approvals"), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by the Company or any Company Subsidiary in connection with the Company's execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (i) compliance with the DGCL, with respect to the filing of the Certificate of Merger, (ii) compliance with the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and the Competition Act (Canada) (the "Competition Act"), and other applicable foreign competition or antitrust laws, if any, (iii) the filing with the SEC of (A) a proxy statement relating to the Company Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (iv) compliance with the rules of the NYSE, (v) such governmental or tribal consents, qualifications or filings as are customarily obtained or made following the transfer of interests in oil and gas properties ("Customary Post Closing Consents"), (vi) compliance with the "blue sky" laws of various states, and (vii) such other consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Authority where the failure to obtain or take such action, individually or in the aggregate, would not reasonably be expected to have or result in a Company Material Adverse Effect.

SECTION 2.4.    Subsidiaries.

        (a)   Section 2.4(a) of the Company Disclosure Letter sets forth the name and jurisdiction of organization of each (i) Company Subsidiary; and (ii) entity in which the Company (other than the Company Subsidiaries) or any Company Subsidiary owns any interest. As used in this Agreement, (i) "Subsidiary" means with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; and (ii) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity.

        (b)   All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Company Subsidiaries. There are no agreements requiring the Company or any Company Subsidiary to make contributions to the capital of, or lend or advance funds to, any Company Subsidiary. As used in this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

SECTION 2.5.    SEC Reports and Financial Statements.

        (a)   Since January 1, 2003, the Company has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto, the "Company SEC Reports") required to be filed by the Company with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to the Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since March 31, 2006, no event has occurred with respect to the Company or any of Company Subsidiaries that requires the filing of a current report on Form 8-K with respect to such event for which such Form 8-K has not otherwise been filed (including situations in which the Form 8-K with respect to such event is not due as of the date hereof). None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

        (b)   The consolidated balance sheets and the related consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) (collectively, the "Company Financial Statements") of the Company contained in the Company SEC Reports have been prepared from the books and records of the Company and the Company Subsidiaries, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein, including the notes thereto) and present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in the ordinary course of business). Except as reflected or reserved against in the Company Financial Statements, as of the date hereof, neither the Company nor any of the Company Subsidiaries has any material liabilities or material obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries (including the notes thereto), other than liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2005.

        (c)   Since January 1, 2003, the Company has not received written notice from the SEC or any other Governmental Authority that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other Governmental Authority. Since January 1, 2003, the Company's independent public accounting firm has not informed Company that it has any material questions, challenges or disagreements that were required to be disclosed in the SEC Reports regarding or pertaining to Company's accounting policies or practices. Since the effectiveness of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), neither the Company nor any of the Company Subsidiaries has arranged any outstanding "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act. Set forth in Section 2.5(c) of the Company Disclosure Letter is a list of all off-balance sheet special purpose entities and financing arrangements of the Company and the Company Subsidiaries.

        (d)   With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Company SEC Reports, the chief executive officer and chief financial officer of the Company have made all certifications pursuant to the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are complete and correct. Neither the Company nor its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certificates.

        (e)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Company required to be disclosed in the Company's Exchange Act reports, including its consolidated Company Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), to the Company's independent public accounting firm and the audit committee of the Board of Directors of the Company (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        (f)    The Company is in compliance in all material respects with all current listing and corporate governance requirements of the NYSE, and is in compliance in all material respects and will continue to remain in compliance in all material respects from the date hereof until immediately after the Effective Time, with all rules, regulations and requirements of the Sarbanes Oxley Act.

SECTION 2.6.    Absence of Material Adverse Changes, etc.     Since December 31, 2005, the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been or occurred:

        (a)   any event, condition, change, occurrence or development of a state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

        (b)   any material damage, destruction or other casualty loss (in the case of such damage, destruction or loss occurring prior to the date hereof, whether or not covered by insurance, and in the case of such damage, destruction or loss occurring following the date hereof, not covered by insurance) affecting the business or assets owned or operated by the Company and the Company Subsidiaries; or

        (c)   any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b)(i)-(vi), (viii)-(xvii), (xix)-(xxi), (xxiii) and (xxvii)-(xxix).

SECTION 2.7.    Litigation.     There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Company, threatened, to which the Company or any of the Company Subsidiaries is a party which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. There are no judgments, decrees, injunctions, awards or orders of any Governmental Authority outstanding against the Company or any of the Company Subsidiaries which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

SECTION 2.8.    Information Supplied.     None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portions of the Proxy Statement supplied by the Company will comply as to form in all material respects with the requirements of the Exchange Act. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

SECTION 2.9.    Broker's or Finder's Fees.     Except for Petrie Parkman & Co., Inc. and Morgan Stanley & Co. Incorporated (the "Company Financial Advisors"), no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary or under the Company's or any Company Subsidiary's authority is or will be entitled to any financial advisory, broker's or finder's fee or similar commission from any of the parties hereto in connection with any of the transactions contemplated hereby. The Company has furnished to Parent a true and complete copy of the Company's agreement with the Company Financial Advisors pursuant to which the Company Financial Advisors are entitled to a fee in connection with the transactions contemplated hereby.

SECTION 2.10.    Employee Plans.

        (a)   There are no material Company Employee Benefit Plans currently or in the past that have been established, maintained, adopted, participated in, sponsored, contributed to or required to be contributed to, by the Company or any entity with which the Company is considered a single employer under Section 414(b), (c) or (m) of the Code ("Company ERISA Affiliates"). As used in this Agreement, "Company Employee Benefit Plan" means any plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including without limitation any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA ("Company Employee Welfare Benefit Plan"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("Company Employee Pension Benefit Plan") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, fringe benefit, or any other plan, program or policy. With respect to each material Company Employee Benefit Plan, the Company has made available to Parent, to the extent requested by Parent, a true, correct and complete copy of: (i) each writing constituting a part of such Company Employee Benefit Plan and all amendments thereto; (ii) the most recent Annual Report (Form 5500 Series) including all applicable schedules, if required; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA, or any written summary provided to participants with respect to any plan for which no summary plan description exists; and (iv) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any, or if an application for a determination letter is pending, the application with all attachments. (c) Each Company Employee Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a), 401(f), or 403(a) of the Code and, to the extent applicable, Section 401(k) of the Code ("Qualified Company Employee Benefit Plan"), has received a favorable determination letter from the Internal Revenue Service that has not been revoked and covers "GUST" as defined in footnote 2 of IRS Notice 2003-49, and no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Company Employee Benefit Plan.

        (d)   Each Company Employee Benefit Plan has been operated and administered in all material respects in accordance with its provisions.

        (e)   The Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Employee Benefit Plans. Neither the Company nor any Company Subsidiary has engaged in any prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, as a fiduciary or party in interest with respect to any Company Employee Benefit Plan, and, to the knowledge of the Company or any Company Subsidiary, (x) no prohibited transaction has occurred with respect to any Company Employee Benefit Plan and (y) no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets of any Company Employee Benefit Plan.

        (f)    Neither the Company nor any Company ERISA Affiliate has ever established, maintained, contributed to, or had an obligation to contribute to, any Company Employee Benefit Plan that is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, or is subject to Title IV of ERISA, and no liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit Guaranty Corporation) has been or is expected to be incurred by the Company or any of the Company Subsidiaries.

        (g)   The Company and the Company Subsidiaries have not offered to provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or similar provisions of state law.

        (h)   The consummation of the transactions contemplated by this Agreement will not, either alone or in connection with termination of employment, (i) entitle any current or former employee, independent contractor, director, or officer of the Company or the Company Subsidiaries to severance pay, any change in control payment, or any other material payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, change the form or method of payment, or increase the amount of compensation due, any such employee, independent contractor, director, or officer, or (iii) make any payments (whether in cash or property, including shares of capital stock) non-deductible under Section 280G of the Code or subject to the excise tax under Section 4999, or (iv) entitle any such employee, independent contractor, director or officer to any gross-up or similar material payment in respect of the excise tax described in Section 4999 of the Code.

        (i)    There are no suits, ongoing audits, actions, proceedings, claims or orders pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary or any Company Employee Benefit Plan related to any Company Employee Benefit Plan (other than claims in the ordinary course of business), and the Company has no knowledge of any investigations regarding any Company Employee Benefit Plan. No Company Employee Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the Internal Revenue Service or the Department of Labor.

        (j)    As used in this Agreement "ERISA" means the Employee Retirement Income Securities Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        (k)   All arrangements that could be deemed "nonqualified deferred compensation" arrangements under Section 409A of the Code ("Section 409A") are, to the Company's reasonable knowledge, compliant with Section 409A, and no employee is entitled to a tax gross-up or similar payment for any excise tax that may be due under Section 409A.

SECTION 2.11.    Board Recommendation; Company Action; Requisite Vote of the Company's Stockholders.

        (a)   The Board of Directors of the Company has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on June 22, 2006 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement be submitted for consideration by the stockholders of the Company and recommended that the stockholders of the Company adopt this Agreement (provided that any change in or modification or rescission of such recommendation by the Board of Directors of the Company in accordance with Section 5.8 shall not be a breach of the representation in this clause (iii)) (collectively, the "Company Recommendation"). The Board of Directors of the Company has received from each of the Company Financial Advisors an opinion, a written copy of which has been provided to Parent, solely for informational purposes, to the effect that, as of the date of the opinion, the consideration to be received in the Merger by holders of Company Common Stock is fair from a financial point of view.

        (b)   The affirmative vote of stockholders of the Company required for adoption of this Agreement and the Merger is and will be no greater than a majority in voting power of the issued and outstanding shares of Company Common Stock (the "Required Company Stockholder Vote").

SECTION 2.12.    Taxes.

        (a)   Each of the Company and each Company Subsidiary has timely filed all material Tax Returns required to be filed by it and all such Tax Returns are true, complete and correct in all material respects. All Taxes shown as due on such Tax Returns have been paid in full and the Company and each Company Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all material accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Company's Form 10-K for the fiscal year ended December 31, 2005 are adequate to cover all material Taxes accruing through such date. The Company and the Company Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Neither the Company nor any Company Subsidiary has received a written notice of any material Liens on any of the assets, rights or properties of the Company or any Company Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Company or a Company Subsidiary is contesting in good faith through appropriate proceedings.

        (b)   As of the date of this Agreement, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes. Each material deficiency resulting from any audit or examination relating to Taxes of the Company or any Company Subsidiary by any taxing authority has been paid or is being contested in good faith and in accordance with law and is adequately reserved for on the balance sheets contained in the Company Financial Statements in accordance with GAAP. No material claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither the Company nor any Company Subsidiary has received any material private letter ruling of the Internal Revenue Service or comparable material rulings of other tax authorities that will be binding on the Company or any Company Subsidiary with respect to any period following the Closing Date.

        (c)   Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any material unpaid Taxes against the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has been a party to a "listed transaction" within the meaning of Treas. Reg. Sec. 1.6011-4(b).

        (d)   Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to material Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority) that will be binding on the Company or any Company Subsidiary with respect to any period following the Closing Date.

        (e)   Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 (a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355 (e) of the Code) in conjunction with the Merger.

        (f)    Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company.

        (g)   To the knowledge of the Company, none of the Company or any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing Date; or (iii) open transaction disposition made on or prior to the Closing Date.

        (h)   As used in this Agreement "Taxes" means (i) all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, franchise, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax applicable or related thereto; and (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being a member of an affiliated, consolidated, combined or unitary group. As used in this Agreement, "Tax Return" means any report, return, statement, declaration or other written information required to be supplied to a taxing or other Governmental Authority in connection with Taxes including any schedules or attachments thereto, including any amendments thereto, and including any information returns.

SECTION 2.13.    Environmental Matters.     Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

        (a)   To the knowledge of the Company, there are no conditions existing on any real property currently or formerly owned, leased or operated by the Company or any Company Subsidiary that give rise to any or would reasonably be expected to constitute a violation of or result in any liability under any Environmental Law (as defined below).

        (b)   The Company and the Company Subsidiaries have been and are in compliance with all applicable Environmental Laws (as defined below). There are no pending actions, suits, proceedings, demands, claims, information requests or notices of non-compliance or violation, nor, to the knowledge of the Company, are any such matters threatened or under investigation, against, regarding, or otherwise affecting the Company or any Company Subsidiary relating to any liability under any Environmental Law.

        (c)   All permits, notices, approvals and authorizations, if any, required to be obtained or filed in connection with the operation of the Company's and the Company Subsidiaries' businesses and the operation or use of any real property owned, leased or operated by the Company or any Company Subsidiary, pursuant to any applicable Environmental Law, have been duly obtained or filed, are currently in effect, and the Company and the Company Subsidiaries are in compliance with the terms and conditions of all such permits, notices, approvals and authorizations.

        (d)   None of the Company and the Company Subsidiaries is subject to or has otherwise assumed any pending or, to the knowledge of Company, threatened, claim related to Environmental Law.

        (e)   The representations and warranties set forth in Section 2.13 are the Company's sole and exclusive representations and warranties related to environmental matters.

        (f)    As used in this Agreement, (i) "Environmental Laws" means any federal, foreign, state and local law or legal requirement, including regulations, orders, permits, licenses, approvals, ordinances, directives and the common law, pertaining to pollution, the environment, the protection of the environment or human health and safety, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Toxic Substances Control Act, the Atomic Energy Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act and any similar federal, foreign, state or local law.

SECTION 2.14.    Compliance with Laws.     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable laws, rules or regulations of any United States federal, state or local or foreign government or agency thereof that materially affect the business, properties or assets owned or leased by the Company and the Company Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary has been filed, commenced or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary alleging any such non-compliance. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty in this Section 2.14 is made with respect to permits issued under or matters relating to Environmental Laws, which are covered exclusively by the provisions set forth in Section 2.13.

SECTION 2.15.    Employment Matters.

        (a)   Neither the Company nor any Company Subsidiary: (i) is a party to or otherwise bound by any collective bargaining agreement, labor contract or other labor agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor, to the knowledge of the Company, is there, nor has there been in the last five years, a representation campaign respecting any of the employees of the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of the Company or any of the Company Subsidiaries to authorize representation by any labor organization; (ii) is a party to, or bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, not including any consent decree which has expired more than ten years prior to the date hereof, which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect; or (iii) is the subject of any pending proceeding before any Governmental Authority asserting that it has committed an unfair labor practice or, to the knowledge of the Company, is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of the Company Subsidiaries which, with respect to any event described in this clause (iii), individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.(b) In the 90-day period preceding the date of this Agreement, neither the Company nor any of the Company Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of the Company Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of the Company Subsidiaries; nor in such 90-day period has the Company or any of the Company Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. The Company and the Company Subsidiaries have, during the five-year period prior to the date hereof, in all material respects properly classified each of their respective employees as employees, each of their respective leased employees (within the meaning of Section 414(n) of the Code) as leased employees, and each of its independent contractors as independent contractors, as applicable. As used in the Agreement, "WARN Act" means the Workers Adjustment and Retraining Notification Act of 1989, as amended.

SECTION 2.16.    Regulatory Matters.     Neither the Company nor any of the Company Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, or (ii) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or a public utility," as each such term is defined in the Public Utility Holding Company Act of 2005. Except as set forth on Section 2.16 of the Company Disclosure Letter, all pipeline systems and related facilities constituting the Company's and Company Subsidiaries' properties are (i) "gathering facilities" that are exempt from regulation by the Federal Energy

Regulatory Commission ("FERC") under the Natural Gas Act of 1938, as amended, and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the laws of any state or other local jurisdiction.

SECTION 2.17.    Reserve Reports.     The Company has delivered to Parent true and correct copies of all proved oil and gas reserve reports prepared by the engineering firm Netherland, Sewell & Associates, Inc. concerning the Oil and Gas Interests of the Company and the Company Subsidiaries as of December 31, 2005 (the "Company Reserve Report"). The factual, non-interpretative data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Report was accurate in all material respects, and the Company has no knowledge of any material errors in the assumptions and estimates provided to the Netherland, Sewell & Associates, Inc. in connection with their preparation of the Company Reserve Report. To the knowledge of the Company, the estimates of proved oil and gas reserves in the Company Reserve Report were prepared in accordance with the definitions contained in Rule 4-10(a) of Regulation S-X promulgated by the SEC. For purposes of this Agreement, "Oil and Gas Interests" means interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests; Hydrocarbons and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. For purposes of this Agreement, "Hydrocarbons" means, with respect to any Person, crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith (including coalbed gas and carbon dioxide), and all other minerals of every kind and character which may be covered by or included in or attributable to any of the properties of such Person or any of such Person's Subsidiaries.

SECTION 2.18.    Hedging.     Except as set forth in Section 2.18 of the Company Disclosure Letter, the Company SEC Reports accurately summarize the outstanding Hydrocarbon and financial Hedging positions attributable to the production and marketing of the Company and the Company Subsidiaries as of the date reflected therein, and there have been no material changes since the date thereof to the date hereof. For purposes of this Agreement, a "Hedge" means a derivative transaction within the coverage of SFAS No. 133, including any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transactions.

SECTION 2.19.    Properties.     All major items of operating equipment owned or leased by the Company or any of the Company Subsidiaries (i) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated and (ii) are adequate, together with all other properties of the Company and the Company Subsidiaries, to comply in all material respects with the requirements of all applicable contracts, including sales contracts. Except for goods and other property sold, used or otherwise disposed of since December 31, 2005 in the ordinary course of business, as of the date hereof, the Company has good and defensible title (as defined below) for oil and gas properties forming the basis for the reserves reflected in the Company's December 31, 2005 financial statements included in the Company SEC Reports, and pipelines and gas gathering and processing systems, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of the Company as of December 31, 2005 included in the Company SEC Reports; (b) Liens for current taxes not yet due and payable or for taxes that the Company or any Company Subsidiary is contesting in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (c) Liens associated with obligations reflected in the Company Reserve Report and (d) such imperfections of title, easements and Liens that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All leases and other agreements pursuant to which the Company or any of the Company Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are valid and effective, except where the failure to be valid or effective would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or any of the Company Subsidiaries that would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of Hydrocarbons without paying therefor, and, to the knowledge of the Company, on a net, company-wide basis, the Company is neither underproduced nor overproduced, in either case to any material extent, under gas balancing or similar arrangements. For purposes of this Agreement, "good and defensible title" means title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same.

SECTION 2.20.    Insurance.     Section 2.20 of the Company Disclosure Letter contains a true and complete list of all insurance policies held by either the Company or any of the Company Subsidiaries. To the knowledge of the Company, the Company and the Company Subsidiaries maintain insurance (including self-insurance) coverage customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance). All such insurance policies from third party providers are in full force and effect and neither the Company nor any Company Subsidiary has received any notice of termination or cancellation with respect to any such policy

SECTION 2.21.    Certain Contracts and Arrangements.     Neither the Company nor any of the Company Subsidiaries is a party to or bound by any agreement or other arrangement that materially limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto, or that would, after the Effective Time, to the knowledge of the Company, materially limit or restrict Parent, the Surviving Corporation or any of their subsidiaries or any successor thereto, from engaging or competing in its business in any significant geographic area, except for joint ventures, area of mutual interest agreements and non-competition agreements (substantially all of which, in the case of such non-competition agreements, are set forth in Section 2.21 of the Company Disclosure Letter) entered into in connection with prospect reviews and similar arrangements entered into in the ordinary course of business. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in breach or default under any material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to which the Company or any Company Subsidiary is a party or any contract set forth in Section 2.21 of the Company Disclosure Letter (which includes each material joint venture Hydrocarbon exploratory agreement to which the Company or any Company Subsidiary is a party) (collectively, the "Company Contracts") nor, to the knowledge of the Company, is any other party to any such Company Contract in material breach or material default thereunder.

SECTION 2.22.    Section 203 of the DGCL; Rights Agreement.     The Board of Directors of the Company has taken all action necessary to exempt under or not make subject to (a) the prohibitions on "business combinations" under Section 203 of the DGCL, (b) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (c) any provision of the Company's certificate of incorporation or bylaws that would require any corporate approval other than that otherwise required by Section 251 of the DGCL, in each case, before the execution of this Agreement and the Company Voting Agreements: (i) the execution of this Agreement, (ii) the Merger, (iii) the execution of the Company Voting Agreements and (iv) the transactions contemplated by this Agreement and the Merger. The Company has amended the Rights Agreement so that (a) none of Parent or Merger Sub nor any "affiliate" or "associate" thereof (as defined in the Rights Agreement) is an "Acquiring Person", and no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) or event to which Section 11(a)(ii) or Section 13 thereof would otherwise be applicable will occur as a result of the execution or delivery of this Agreement, the Company Voting Agreements or the consummation of the Merger and the other transactions contemplated by this Agreement and the Company Voting Agreements and (b) the Rights Agreement will terminate and the Company Rights will expire immediately prior to the Effective Time. The Rights Agreement, as so amended, has not been further amended or modified. True and complete copies of the Rights Agreement and all such amendments have been filed with the SEC, or, if not, provided to Parent.

SECTION 2.23.    FCPA.     Neither the Company, nor any Company Subsidiary or affiliate, has committed any act or made any omission prohibited by the Foreign Corrupt Practices Act (15 U.S.C. §§ 78m, 78dd-1, -2 and -3) ("FCPA") or applicable anti-bribery laws of any other country during the past (3) three years. Except as otherwise permissible under the FCPA (but not inconsistent with other applicable law), during the past (3) three years, none of the Company, any Company Subsidiary or affiliate, or any representative thereof has offered or given anything of value to: (i) any foreign official, any foreign political party or official thereof or any candidate for political office; or (ii) any Person, while knowing that all or a portion of such thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office for the purpose of the following: (a) influencing any act or decision of such foreign official, political party, party official, or candidate in his or its official capacity, inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official, or candidate, or securing any improper advantage or (b) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist the Company, any Company Subsidiary, or any of their respective affiliates, officers or directors, in obtaining or retaining business for or with, or directing business to, any Person. For purposes of this Section 2.23, "knowledge" means "knowing" or "knowledge" as such terms are defined in 15 U.S.C. §§ 78m, 78dd-1, -2 and -3.

SECTION 2.24.    Bylaws.     The Company has amended its Bylaws so that the stockholders of the Company are not entitled, under any circumstances, to call a special meeting of the stockholders.

SECTION 2.25.    No Other Representation or Warranties.     Neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or the Company Subsidiaries other than as expressly set forth in this Article 2.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

SECTION 3.1.    Organization.     Parent and each of the Subsidiaries of Parent (including Merger Sub) (the "Parent Subsidiaries") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted. Parent and each of the Parent Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions (with respect to jurisdictions that recognize the concept of good standing) in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. A "Parent Material Adverse Effect" means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries considered as a single enterprise or (ii) the ability of Parent or Merger Sub to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that any event, condition, change, occurrence or development of a state of circumstances which (A) adversely affects the oil and gas exploration and development industry generally (including changes in commodity prices, general market prices and legal or regulatory changes) (and in each case does not disproportionately affect Parent and the Parent Subsidiaries considered as a single enterprise as compared to similarly situated Persons), (B) arises out of general economic or industry conditions (and in each case does not disproportionately affect Parent and the Parent Subsidiaries considered as a single enterprise as compared to similarly situated Persons), (C) arises out of any change in GAAP (which does not disproportionately affect the Parent and the Parent Subsidiaries considered as a single enterprise as compared to similarly situated Persons) or (D) (other than with respect to Section 3.2) arise out of, result from or relate to the transactions contemplated by this Agreement or the announcement thereof, shall not be considered in determining whether a Parent Material Adverse Effect has occurred. The copies of the certificate of incorporation and bylaws of Parent which are incorporated by reference as exhibits to Parent's Annual Report on Form 10-K for the year ended December 31, 2005 are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

SECTION 3.2.    Authorization; No Conflict.

        (a)   Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent, Merger Sub or any of the Parent Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby other than the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

        (b)   The Board of Directors of Parent has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on June 22, 2006 and not subsequently rescinded or modified in any way, unanimously (i) approved this Agreement, the Merger and (ii) determined that this Agreement and Merger are in the best interest of Parent's stockholders. No vote of the holders of Parent common stock, par value $.10 per share, or other securities of Parent is necessary to consummate the Merger.

        (c)   Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby nor compliance by Parent or Merger Sub with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or bylaws of Parent or any of the Parent Subsidiaries, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets owned or operated by Parent or any of the Parent Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any Parent Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (d) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including the common law), rule or regulation applicable to Parent or any of the Parent Subsidiaries or any of their respective properties or assets other than any such event described in items (ii) or (iii) which, individually or in the aggregate, would not reasonably be expected to have or result in a Parent Material Adverse Effect.

        (d)   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by Parent, any Parent Subsidiary or Merger Sub in connection with Parent's or Merger Sub's execution, delivery and performance of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (i) compliance with the DGCL, with respect to the filing of the Certificate of Merger, (ii) compliance with the HSR Act, the Competition Act, and applicable foreign competition and antitrust laws, if any, (iii) the filing with the SEC of the Proxy Statement and such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) compliance with the rules of the NYSE, (v) Customary Post Closing Consents, and (vi) such other consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Authority where the failure to obtain or take such action, individually or in the aggregate, would not reasonably be expected to have or result in a Parent Material Adverse Effect.

SECTION 3.3.    Information Supplied.     None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement.

SECTION 3.4.    Broker's or Finder's Fees.     Except for UBS Securities LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., no agent, broker, Person or firm acting on behalf of Parent or any Parent Subsidiary or under Parent's or any Parent Subsidiary's authority is or will be entitled to any financial advisory, broker's or finder's fee or similar commission from any of the parties hereto in connection with any of the transactions contemplated hereby.

SECTION 3.5.    Financing.     Parent has or will have funds available to it sufficient to consummate the Merger in accordance with the terms of this Agreement.

SECTION 3.6.    No Prior Activities.     Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

SECTION 3.7.    No Other Representation or Warranties.     None of Parent, Merger Sub or any other Person makes any other express or implied representation or warranty on behalf of Parent or Merger Sub other than as expressly set forth in this Article 3.

ARTICLE 4
CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 4.1.    Conduct of Business by the Company Pending the Merger.     The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or except as expressly permitted or required pursuant to this Agreement:

        (a)   The businesses of the Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and the Company and the Company Subsidiaries shall use all commercially reasonable efforts to maintain and preserve intact their respective business organizations and to maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with them to keep available the services of their current key officers and employees; and

        (b)   Without limiting the generality of the foregoing Section 4.1(a), except as set forth in Section 4.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of the Company Subsidiaries to, do any of the following:

            (i)  except pursuant to existing contracts or commitments, sell, lease, transfer or dispose of any assets, rights or securities that are material to the Company and the Company Subsidiaries or terminate, cancel, materially modify or enter into any material commitment, transaction or line of business, in each case outside of the ordinary course of business consistent with past practice or, in the case of sales, leases, transfers or dispositions, in excess of $20 million in the aggregate;

           (ii)  acquire by merging or consolidating with or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

          (iii)  amend or propose to amend its certificate of incorporation or bylaws or, in the case of the Company Subsidiaries, their respective constituent documents;

          (iv)  except for the Quarterly Dividend, and other than in the case of direct or indirect wholly owned Company Subsidiaries, declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock;

           (v)  purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests, other than other than repurchases, redemptions or acquisitions in connection with the relinquishment of shares by employees and directors of the Company or as may be required by or in connection with the terms of any Company Stock Plan in effect as of the date hereof;

          (vi)  split, combine or reclassify any outstanding shares of its capital stock;

         (vii)  except for the Company Common Stock issuable upon exercise of options outstanding on the date hereof (or granted after the date hereof as permitted by this Agreement) and the vesting of restricted stock awards granted prior to the execution of this Agreement, issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by the Company or any of the Company Subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof;

        (viii)  modify in any material respect the terms of any existing indebtedness for borrowed money or security issued by the Company or any Company Subsidiary, provided that no such modifications may be made with respect to maturity, payment schedule, or prepayment penalties;

          (ix)  incur any indebtedness for borrowed money, except indebtedness incurred in the ordinary course of business and letters of credit required under the Company's hedging agreements in order to satisfy margin requirements and other indebtedness of the Company (determined in accordance with GAAP) that does not exceed $5 million;

           (x)  assume, guarantee, endorse or otherwise as an accommodation become responsible for, the indebtedness for borrowed money of any other Person other than in the ordinary course of business, or make any loans or advances, except (A) to or for the benefit of the Company Subsidiaries or customary loans or advances to employees or otherwise in the ordinary course of business or (B) for those not in excess of $5 million in the aggregate;

          (xi)  create or assume any Lien on any material asset that would reasonably be expected to have a Company Material Adverse Effect;

         (xii)  (A) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of the Company or any Company Subsidiary, except as may be required in any existing agreements with employees or consultants of the Company or any Company Subsidiary, or as required by any collective bargaining agreement, (B) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, executive officer or employee of the Company or any Company Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of the Company or any Company Subsidiary, (E) adopt or establish any new employee benefit plan or amend in any material respect any existing employee benefit plan, or (F) take any action that is likely to result in any plan, program or agreement becoming non-compliant with Section 409A or provide any employee entitlement to a tax gross-up or similar payment for any excise tax that may be due under Section 409A;

        (xiii)  execute or amend (other than as required by existing employee benefit plans or employment agreements or by applicable law) in any material respect any employment, consulting, severance or indemnification agreement between the Company or any of the Company Subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by the Company or any of the Company Subsidiaries (other than as required by existing employee benefit plans or employment agreements or by applicable law and other than the entry into agreements with consultants in the ordinary course of business cancelable on 60 days notice (or less) and requiring total payments in the aggregate of less than $2 million);

        (xiv)  make any changes in its reporting for taxes or accounting methods other than as required by GAAP or applicable law; make or rescind any material Tax election or file any material amended Tax return; make any material change to its method or reporting income, deductions, or other Tax items for Tax purposes; settle or compromise any material Tax liability or enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a tax liability;

         (xv)  settle, compromise or otherwise resolve any pending litigation or other legal proceedings involving a payment of more than $500,000 in any one case by or to the Company or any of the Company Subsidiaries;

        (xvi)  other than in the ordinary course of business, pay or discharge any claims, Liens or liabilities involving more than $5 million individually or $10 million in the aggregate, which are not reserved for or reflected on the balance sheets included in the Company Financial Statements;

       (xvii)  write off any accounts or notes receivable in excess of $10 million;

      (xviii)  except pursuant to existing contracts or commitments, make or commit to make capital expenditures in excess of 110% of the aggregate budgeted amount set forth in the Company's fiscal 2006 capital expenditure plan previously provided to Parent, except as may be required to (A) continue operations on the drilling, completion or plugging of any well or any well operations for which the Company has consented to participate and is required to continue to participate pursuant to applicable agreements or (B) conduct emergency operations on any well pipeline or other facility;

        (xix)  make or assume any Hedges intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, other than in the ordinary course of the Company's marketing business in accordance with the Company's current policies;

         (xx)  enter into new contracts to sell Hydrocarbons other than in the ordinary course of business at market pricing, but in no event any having a duration longer than nine months;

        (xxi)  fail to timely meet its royalty payment obligations in connection with its oil and gas leases to the extent such failure has or would reasonably be expected to have a Company Material Adverse Effect;

       (xxii)  enter into any agreement, arrangement or commitment that materially limits or otherwise restricts the Company or any Company Subsidiary, or that would reasonably be expected to, after the Effective Time, materially limit or restrict Parent or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of Parent or any of its Subsidiaries;

      (xxiii)  terminate, amend, modify or waive, including the release of any third party from, any provision of any confidentiality or standstill agreement to which it is a party, and the Company and Company Subsidiaries shall enforce any such provisions contained in such agreements, including by obtaining injunctions to prevent any breaches of such agreement;

      (xxiv)  take any action that would constitute a "plant closing" or "mass layoff" (each as defined in the WARN Act or any similar state law or regulation) without in good faith attempting to comply with the notice requirements of the WARN Act or similar state law or regulation;

        (xxv)  organize or acquire any Person that could become a Subsidiary;

      (xxvi)  enter into any commitment or agreement to license or purchase seismic data that will cost in excess of $2,000,000, other than pursuant to agreements or commitments existing on the date hereof;

     (xxvii)  amend, modify or waive any provision of the Rights Agreement or take any action to redeem the Company Rights or render the Company Rights inapplicable to any transaction other than the Merger unless, and only to the extent that, the Company is required to do so by order of a court of competent jurisdiction or other Governmental Authority;

    (xxviii)    grant approval for purposes of Section 203 of the DGCL of any "business combination" or any acquisition of "voting stock" of the Company, each as defined in Section 203 of the DGCL;

       (xxix)    adopt a plan of complete or partial liquidation, dissolution, or reorganization;

        (xxx)  except as permitted by Section 5.8, knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of the conditions set forth in Section 6.2 at, or as of any time prior to, the Effective Time; or

       (xxxi)  take or agree in writing or otherwise to take any of the actions precluded by Sections 4.1(a) or (b).

SECTION 4.2.    Conduct of Business by Parent.     Except as expressly permitted or required by this Agreement, prior to the Effective Time, neither Parent nor any of its Subsidiaries, without the prior written consent of the Company, shall:

        (a)   adopt a plan of complete or partial liquidation or dissolution of Parent;

        (b)   knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of a condition set forth in Section 6.3(a) or (b) at, or as of any time prior to, the Effective Time; or

        (c)   take or agree in writing or otherwise to take any of the actions precluded by Section 4.2(a)or (b).

ARTICLE 5
ADDITIONAL AGREEMENTS

SECTION 5.1.    Preparation of Proxy Statement; Stockholders Meetings.

        (a)   As soon as practicable following the date of this Agreement, the Company shall prepare and use its reasonable best efforts to, by July 7, 2006, in any event by July 10, 2006, file with the SEC the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will furnish to each other the information relating to the party furnishing such information required by the Exchange Act to be set forth in the Proxy Statement, and Company and its counsel shall be given the opportunity to review and comment on the Proxy Statement prior to the filing thereof with the SEC. The Company agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable. No filing of, or amendment or supplement (including by incorporation by reference) to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by the Company, without the approval of Parent, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Proxy Statement, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, or this Agreement or the transactions contemplated hereby; provided, further, that the Company, in connection with a Change in the Company Recommendation (as defined in Section 5.8(a)) or a Non-Takeover-Related Change of Recommendation (as defined in Section 5.1(d)), may amend or supplement the Proxy Statement (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to disclose such a change, and in such event, this right of approval shall apply only with respect to information relating to this Agreement, the transactions contemplated hereby, or the other party or its business, financial condition or results of operations. A "Qualifying Amendment" means an amendment or supplement to the Proxy Statement (including by incorporation by reference) to the extent it contains (i) a Change in the Company Recommendation or a Non-Takeover-Related Change of Recommendation, (ii) a statement of the reasons of the Board of Directors of the Company for making such Change in the Company Recommendation or Non-Takeover-Related Change of Recommendation and (iii) additional information reasonably related to the foregoing. The Company will advise Parent promptly after it receives notice of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

        (b)   The Company shall, as soon as practicable after the date hereof, and in accordance with the Company's certificate of incorporation and bylaws and applicable law, establish a record date (which will be as soon as practicable after the date hereof) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") solely for the purpose of considering and taking action upon this Agreement regardless of whether the Board of Directors of the Company determines at any time that this Agreement or the Merger is no longer advisable or recommends that the stockholders of the Company reject this Agreement or the Merger. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent, which shall not be unreasonably withheld or delayed (other than (i) for the absence of a quorum or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which it believes in good faith is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholders Meeting); provided that if the Company Stockholders Meeting is delayed to a date after the Termination Date (as defined in Section 7.1(b)) as a result of either (i) or (ii) above, then the Termination Date shall be extended to the fifth Business Day after such date. The Board of Directors of the Company shall declare that this Agreement and the Merger are advisable and in the best interests of the Company and recommend that this Agreement be adopted by the stockholders of the Company and include in the Proxy Statement a copy of such recommendations; provided that the Board of Directors of the Company may withdraw, modify or change such recommendation if but only if (i) it has complied with all of its obligations under Section 5.8 and believes in good faith, taking into account all relevant factors, including those set forth in the definition of Superior Proposal in Section 5.8(b), and after receiving the advice of the Company's financial advisors and outside counsel, that a Superior Proposal has been made and (ii) it has determined in good faith, after consultation with outside counsel, that withdrawal, modification or change of such recommendation is required by the Board of Directors to comply with its fiduciary duties under applicable law. The Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law to effect the Merger.

        (c)   Notwithstanding anything contained in this Section 5.1 to the contrary, the Company agrees that its obligations pursuant to this Section 5.1 shall not be affected by the commencement, public proposal or communication to the Company of any Takeover Proposal. Notwithstanding the receipt by the Company of a Superior Proposal, unless Parent terminates this Agreement under Section 7.1(f), then prior to the termination of this Agreement taking effect under Section 7.1(f), the Company shall be obligated to comply with Section 5.1(b) and the other terms of this Agreement, including by holding the Company Stockholders Meeting, except that the Company shall not be required to hold the Company Stockholders Meeting if the Company has terminated this Agreement under Section 7.1(g) and paid to Parent the Termination Fee in immediately available funds contemplated by Section 7.3(a). If (x) a Takeover Proposal shall have been made or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (y) the Company's Board of Directors withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or resolves to do any of the foregoing or the Company's Board of Directors recommends to the Company's stockholders any Takeover Proposal or resolves to do so, and (z) the Required Company Stockholder Vote is not secured at such meeting, then at such time this Agreement shall be deemed to be terminated by the Company under Section 7.1(f) and the Company shall pay to Parent the amount contemplated by Section 7.3(f).

        (d)   Nothing contained in this Agreement shall prohibit the Company's Board of Directors from failing to make, or from withdrawing or modifying, its recommendation that this Agreement be adopted by the Company's stockholders in circumstances where no Takeover Proposal is or has been outstanding (a "Non-Takeover-Related Change of Recommendation") if the Company's Board of Directors determines in its good faith judgment, after consultation with its outside legal counsel, that it is required to take such action in order to comply with its fiduciary duties under applicable law.

        (e)   The Company acknowledges and agrees that Parent would be damaged irreparably if any provision of this Section 5.1 is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Company agrees that Parent will be entitled to an injunction or injunctions to prevent breaches of this Section 5.1 and to enforce specifically this Agreement and its terms and provisions in any action or proceeding instituted in the Delaware Court of Chancery in accordance with Section 8.4, in addition to any other remedy to which Parent may be entitled, at law or in equity.

SECTION 5.2.    Employee Benefit Matters.     From and after the Effective Time, Parent and the Surviving Corporation shall have the rights and obligations described in this Section 5.2 regarding the individuals who were employees of the Company immediately prior to the Effective Time ("Acquired Employees").

        (a)    Employment.    All Acquired Employees shall be employed solely on an "at will" basis, except to the extent required by the provisions of written employment contracts or as required by applicable law. An Acquired Employee whose employment is terminated ceases immediately to be an "Acquired Employee" for purposes of this Agreement.

        (b)    Benefit Plans.    The Surviving Corporation shall assume the Company Employee Benefit Plans as of the Effective Time and operate such plans in accordance with their respective terms, and the Company shall take any steps necessary to permit such assumption. Subject to the obligations set forth in Section 5.2(d), Acquired Employees shall continue after the Effective Time to participate in such assumed Company Employee Benefit Plans and at such time as determined by Parent or the Surviving Corporation with Parent's approval, Acquired Employees shall participate in Parent's compensation, severance, bonus, stock option and other incentive plans for which they are eligible pursuant to the terms and conditions of such plans, or in similar plans maintained by the Surviving Corporation, in each case consistent with the participation offered to Parent's employees holding similar positions. Each such plan shall grant credit to each Acquired Employee for all service prior to the Effective Time with the Company (including any predecessors) to the same extent recognized by the Company immediately prior to the Effective Time for purposes of vesting and eligibility (including eligibility for participation and levels of benefits) but, except as explicitly set forth in the terms of any Parent or Surviving Corporation plan, not for (i) purposes of benefit accrual under any defined benefit "pension plan" as defined in ERISA section 3(2) (including nonqualified defined benefit pension plans) or (ii) benefits under retiree medical plans. No Acquired Employee shall be simultaneously covered under similar employee benefit plans of Parent or the Surviving Corporation and of the Company. Nothing in this Section 5.2 shall restrict in any manner the right of Parent or the Surviving Corporation to amend or terminate any assumed Company Employee Benefit Plan or to modify any compensation arrangement of any Acquired Employee for any reason at any time (in each case subject to the provisions of any Company Employee Benefit Plan).

        (c)    Group Health Plans.    On and after the Effective Time occurs, any group health plan established or maintained by Parent or the Surviving Corporation shall, with respect to any eligible Acquired Employee or, as applicable, a family member of an eligible Acquired Employee, (i) waive any waiting period, (ii) waive any exclusion or limitation for preexisting conditions which were covered under any group health plan maintained by the Company prior to the Effective Time, (iii) grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the Effective Time, and (iv) accept rollovers of the health flexible spending account and dependent care accounts of eligible Acquired Employees.

        (d)    Compensation.    During the one-year period following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide to each Acquired Employee for so long as the Acquired Employee remains so employed, compensation and employee benefits that, with respect to each employee, are substantially as favorable in the aggregate to the compensation and benefits provided to such employee under the Company Employee Benefit Plans immediately prior to the Effective Time (including payment by the Parent or the Surviving Corporation of bonuses in respect of 2006 performance that are substantially as favorable as the bonuses that would have been paid to the Acquired Employee under the applicable Company Employee Benefit Plan).

        (e)    Severance.    During the one year period following the Effective Time, Parent shall provide, or shall cause the Surviving Corporation to provide each Acquired Employee with severance payments and severance benefits, if any, contemplated by Schedule 5.2(e).

SECTION 5.3.    Consents and Approvals.

        (a)   Subject to the requirements of applicable antitrust laws, the Company, Parent and Merger Sub shall each, as promptly as practicable after the date of this Agreement, file or cause to be filed with (i) the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act and any supplemental information which may be required in connection therewith; and (ii) the Competition Bureau any notifications required to be filed under the Competition Act with respect to the transactions contemplated by this Agreement and any supplemental information which may be required in connection therewith; and (iii) the Investment Review Division of Industry Canada an application for review required to be filed under the Investment Canada Act and any supplemental information which may be required in connection therewith. The parties shall use reasonable best efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act and the Competition Act to terminate or expire at the earliest possible date after the date of filing. No party shall agree to participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiries unless it consults with the other party in advance, and to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat.

        (b)   Subject to the requirements of applicable antitrust laws, except with respect to the actions and filings described in clause (a) above, the Company, Parent and Merger Sub shall cooperate with each other to (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings, (iii) use all their reasonable best efforts, in each case, to obtain all permits, consents, approvals and authorizations of all Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Subject to the requirements of applicable antitrust laws, the Company, Parent and Merger Sub shall use their respective commercially reasonable efforts to obtain all necessary consents, approvals and authorizations of all other parties necessary to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Company, Merger Sub, Parent or any of their respective Subsidiaries is a party or by which any of them is bound; provided, however, that no note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument shall be amended or modified to increase in any material respect the amount payable thereunder or to be otherwise more burdensome, or less favorable, in each case in any material respect, to the Company and the Company Subsidiaries considered as one enterprise in order to obtain any permit, consent, approval or authorization without first obtaining the written consent of Parent, which consent shall not be unreasonably withheld or delayed. The Company shall have the right to review and approve in advance all characterizations of the information relating to the Company; Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent or Merger Sub such approval not to be unreasonably withheld or delayed; and each of the Company and Parent shall have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by this Agreement, in each case which appear in any material filing (including the Proxy Statement) made in connection with the transactions contemplated hereby. The Company, Parent and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary Permits, consents, approvals and authorizations of all third parties and Governmental Authorities.

SECTION 5.4.    Public Statements.     The Company, Parent and Merger Sub shall consult with each other prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or trading market.

SECTION 5.5.    Further Assurances.     Subject to the terms and conditions provided herein, each of the Company, Parent and Merger Sub agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining all consents, approvals and authorizations required for or in connection with the consummation by the parties hereto of the transactions contemplated by this Agreement, and, only if Parent and the Company mutually agree, contesting and resisting of any action, including any legislative, administrative or judicial action, and seeking to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. In the event any litigation is commenced by any Person involving the Company or its directors and relating to the transactions contemplated by this Agreement, including any other Takeover Proposal (as defined in Section 5.8(b)), Parent shall have the right, at its own expense, to participate therein. In addition, in connection with filings made by Parent with the SEC in connection with financings associated with the transactions contemplated by this Agreement, the Company hereby consents to the inclusion of its financial statements to the extent reasonably necessary in such filings, agrees to reasonably assist Parent in connection with the preparation of any related required pro forma financial statements and will use its reasonable best efforts to cause the Company's independent public accountants to provide a consent to the inclusion of their report to such financial statements in such filings and to provide Parent a "comfort" letter dated a date within two Business Days before the date on which such filings shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with any such filings.

SECTION 5.6.    Notification of Certain Matters.     The Company agrees to give prompt notice to Parent and Merger Sub of the occurrence or failure to occur, or the impending occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 6.2; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each of Parent and Merger Sub agrees to give prompt notice to the Company of the occurrence or failure to occur, or the impending occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 6.3; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 5.7.    Access to Information; Confidentiality.

        (a)   Subject to the Company's reasonable determination regarding limitations required by applicable law or contractual arrangements, the Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees and agents of the Company and the Company Subsidiaries, to, afford the officers, employees and agents of Parent and Merger Sub, at their sole cost and risk, reasonable access at all reasonable times during normal business hours from the date hereof through the Effective Time to its officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish Parent and Merger Sub all financial, operating and other data and information as Parent and Merger Sub through their officers, employees or agents, may reasonably request. Parent and Merger Sub, at their sole cost and risk, may make such due diligence investigations as Parent and Merger Sub shall deem necessary or reasonable, upon reasonable notice to the Company and without disruption or damage to Company's operations or properties; provided, however, that the Company shall not be required to provide any such information if the provision of such information would be reasonably likely to cause a waiver of an attorney-client privilege. No additional investigations or disclosures shall affect the Company's representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent and Merger Sub pursuant to this Agreement.

        (b)   The provisions of the Confidentiality Agreement, dated May 22, 2006 between Parent and the Company (the "Company Confidentiality Agreement") shall remain in full force and effect in accordance with its terms.

SECTION 5.8.    No Solicitation.

        (a)   The Company agrees that from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall cause its Company Subsidiaries and its and their respective officers, directors, investment bankers, attorneys and other advisors and representatives not to (i) solicit, initiate, or encourage the submission of, any Takeover Proposal (as hereinafter defined), (ii) approve or recommend any Takeover Proposal, enter into any agreement, agreement-in-principle or letter of intent with respect to or accept any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing), or (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or knowingly take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Takeover Proposal; provided, however, that

           (x)  nothing contained in subclauses (i) or (ii) above shall prohibit the Company or its Board of Directors from disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any similar disclosure, if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure so to disclose would violate its obligations under applicable law; provided, however, that any such disclosure relating to a Takeover Proposal (other than a "stop-look-and-listen" communication to the Company's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act) shall be deemed to be a Change in the Company Recommendation (defined below) unless the Board of Directors of the Company reaffirms the Company Recommendation in such disclosure, and provided further that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer unless the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Takeover Proposal is a Superior Proposal and shall have complied with all of its obligations under Section 5.8;

           (y)  if (under circumstances in which the Company has complied with all of its obligations under this Section 5.8(a)), prior to this Agreement having been adopted by the Required Company Stockholder Vote, the Company receives an unsolicited written Takeover Proposal from a third party that the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) is, or is reasonably likely to result in, a Superior Proposal, the Company and its representatives may conduct such additional discussions and provide such information as the Board of Directors of the Company shall determine, but only if, prior to such provision of such information or conduct of such additional discussions (A) such third party shall have entered into a confidentiality agreement in customary form that is no less favorable to the Company, including any standstill provisions included therein, and no less restrictive as the Company Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 5.8)), and (B) the Board of Directors of the Company determines in its good faith judgment, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law; and

           (z)  at any time prior to this Agreement having been approved by the Required Company Stockholder Vote, and subject to the Company's compliance with its obligations under this Section 5.8(a), the Company's Board of Directors may (i) withdraw, amend, modify or qualify, or publicly propose to withdraw, amend, modify or qualify the recommendation, approval, adoption or declaration of advisability by the Company's Board of Directors of this Agreement, the Merger or the Company Recommendation (collectively, a "Change in the Company Recommendation") (which shall not include a Non-Takeover-Related Change of Recommendation) and recommend, or publicly propose to recommend any Takeover Proposal, or (ii) to the extent permitted pursuant to and in compliance with Section 7.1(f) or Section 7.1(g), authorize the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal, in the case of either subclause (i) or (ii) of this clause (z) only after the Board of Directors of the Company determines (A) in good faith (after receiving the advice of its financial advisor and outside legal counsel) that such Takeover Proposal is a Superior Proposal and (B) in its good faith judgment, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law.

The Company shall immediately cease and cause to be terminated and shall cause its affiliates and the Company Subsidiaries and its or their respective officers, directors, employees, representatives and agents, to terminate all existing discussions or negotiations, if any, with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, a Takeover Proposal and will cause any such parties (and their agents or advisors) in possession of confidential information regarding the Company or any of the Company Subsidiaries to return or destroy such information.

        (b)   For purposes of this Agreement, (i) "Takeover Proposal" shall mean any inquiry, proposal or offer from any Person (other than Parent, Merger Sub or any of their affiliates) relating to (A) any acquisition, merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, asset acquisition or other similar transaction involving the Company or any Company Subsidiary of (x) assets or businesses that constitute or represent 10% or more of the total revenue, operating income, EBITDAX or assets of the Company and its Subsidiaries, taken as a whole immediately prior to such transaction, or (y) 10% or more of the outstanding shares of Company Common Stock or any other class of capital stock of the Company or capital stock of, or other equity or voting interests in, any of the Company's Subsidiaries whose business constitutes 10% or more of the total revenue, operating income, EBITDAX or assets of the Company and its Subsidiaries taken as a whole immediately prior to such transaction in each case other than the transactions contemplated by this Agreement or (B) any purchase or sale of, or tender offer or exchange offer for, capital stock of the Company or any Company Subsidiary that if consummated would result in any Person beneficially owning 10% or more of any class of capital stock of the Company or any Company Subsidiary whose business constitutes 10% or more of the total revenue, operating income, EBITDAX or assets of the Company and its Subsidiaries taken as a whole immediately prior to such transaction, (ii) the term "Bona Fide Takeover Proposal" means any bona fide Takeover Proposal containing price and other material terms and conditions that is either written or publicly disclosed by the Company, (iii) the term "Superior Proposal" means any bona fide written Takeover Proposal to effect a merger, consolidation, reorganization, share exchange, tender offer, recapitalization, liquidation, direct or indirect business combination, or other similar transaction as a result of which the Company's stockholders (in their former capacities as Company stockholders) cease to own at least 80% of the voting securities of the ultimate parent entity resulting from such transaction or sale of all or substantially all of the assets of the Company, which in any such case is on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisor and outside counsel), taking into account all relevant factors, including any conditions to such Takeover Proposal, the timing of the closing thereof, the risk of nonconsummation, any required governmental or other consents, filings and approvals, (A) would, if consummated, result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (including the terms of any proposal by Parent to modify the terms of the transactions contemplated by this Agreement) and (B) is reasonably likely to be financed and otherwise completed without undue delay and (iv) the term "Cash Superior Proposal" means any Superior Proposal in which the consideration payable to the Company's stockholders or the Company, as the case may be, is 100% cash.

        (c)   Except as expressly permitted by Section 5.1 or Section 5.8(a), neither the Board of Directors of the Company nor any committee thereof shall effect any Change in the Company Recommendation, or approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include any approval or recommendation (or public proposal to approve or recommend) by the Board of Directors of the Company of a Takeover Proposal. The term "Recommendation Against a Takeover Proposal" means, subsequent to the making of a Bona Fide Takeover Proposal and within ten Business Days following a request by Parent to do so, (i) a public and unconditional reaffirmation by the Board of Directors of the Company of its recommendation in favor of this Agreement and the Merger to the Company's stockholders and (ii) a public recommendation by the Board of Directors of the Company against such Bona Fide Takeover Proposal, except that (A) with respect to any Bona Fide Takeover Proposal made by a person, entity or group that has already made a Bona Fide Takeover Proposal, such Recommendation Against a Takeover Proposal must be made within two calendar days of such request, and (B) with respect to any Bona Fide Takeover Proposal made within ten Business Days (but more than five calendar days) of the planned date of the Company Stockholder Meeting, such Recommendation Against a Takeover Proposal must be made within the greater of (1) four calendar days of such request or (2) one-half of the number of calendar days between such request and the planned date of the Company Stockholder Meeting, with half calendar days being rounded down; provided, however, that, with respect to any Bona Fide Takeover Proposal made within four calendar days (or, with respect to a Bona Fide Takeover Proposal described in clause (A) above, one calendar day) of the planned date of the Company Stockholder Meeting, the Company's Board of Directors will be deemed to have made a Recommendation Against a Takeover Proposal for all purposes under this Agreement (including Section 7.3(c)).

        (d)   In addition to the other obligations of the Company set forth in this Section 5.8, the Company shall promptly (and in any event, within 24 hours) advise Parent orally and in writing of any Takeover Proposal, any request for information with respect to any Takeover Proposal, or any inquiry with respect to or which could result in a Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making the same and shall promptly provide Parent with a copy of any written request or Takeover Proposal or other document relating to a Takeover Proposal. The Company will keep Parent promptly and fully informed of the status and details (including amendments) of any such request, Takeover Proposal or inquiry and shall promptly provide Parent with a copy of any non-public information furnished to the Person making such request, Takeover Proposal or inquiry. Notwithstanding the foregoing, the Company shall not be required to provide any confidential information to Parent (i) with respect to the business, assets or operations of the person, entity or group making the Takeover Proposal, or (ii) to the extent the Board of Directors of the Company determines in its good faith judgment, after consultation with its outside legal counsel, that it may not provide all or part of such confidential information in order to comply with its fiduciary duties under applicable law, provided that the Company's Board of Directors may not claim that a condition in a Takeover Proposal that such confidential information not be provided to Parent is a basis for refusing to provide such information because doing so would breach such fiduciary standard.

SECTION 5.9.    Indemnification and Insurance.

        (a)   Parent and Merger Sub agree that all rights to indemnification by the Company now existing in favor of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer, director, employee or agent of the Company or any Company Subsidiary or who acts as a fiduciary under any of the Company Employee Benefit Plans (each an "Indemnified Party") as provided in the Company's certificate of incorporation or bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to Parent, including provisions relating to the advancement of expenses incurred in the defense of any action or suit, shall survive the Merger and shall remain in full force and effect in accordance with their terms.

        (b)   For ten years after the Effective Time (subject to the last sentence of this Section 5.9(b)), to the fullest extent permitted under applicable law, Parent shall, and shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify, defend and hold harmless each Indemnified Party who on or prior to the Effective Time were officers or directors of the Company or the Company Subsidiaries (collectively, the "D&O Indemnitees") against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time, and will reimburse each D&O Indemnitee to the fullest extent permitted under applicable law for any legal or other expenses reasonably incurred by such D&O Indemnitee in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred; provided that nothing herein shall impair any rights to indemnification of any Indemnified Party referred to in clause (a) above. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the D&O Indemnitees, unless such modification is required by law. In the event notice of any claim for indemnification or reimbursement of expenses under this Section 5.9(b) shall have been made within the ten-year period referred to the first sentence of this Section 5.9(b) and such claim has not been finally resolved by the expiration of such ten-year period, the obligations set forth in this Section 5.9(b) shall survive until such claim is finally resolved.

        (c)   Parent shall cause the Surviving Corporation to maintain the Company's officers' and directors' liability insurance policies, in effect on the date of this Agreement (the "D&O Insurance"), for a period of not less than six years after the Effective Time, with no less coverage and amounts and containing terms no less advantageous to the Company's directors and officers currently covered by policies in effect on the date hereof, but only to the extent related to actions or omissions at or prior to the Effective Time (provided, however, that, if the D&O Insurance expires, is terminated or is canceled during such six-year period, Parent shall, or shall cause the Surviving Corporation to, obtain officers' and directors' liability insurance covering such acts or omissions with respect to each such Person of at least the same coverage and amounts and containing terms no less advantageous to the Company's directors and officers currently covered by the D&O Insurance); provided, that (i) the Surviving Corporation may substitute therefor policies for the exclusive benefit of those Persons who are currently covered by the D&O Insurance from a financially sound and nationally reputable carrier of at least the same coverage and amounts containing terms no less advantageous to such Persons and (ii) such substitution shall not result in gaps or lapses of coverage with respect to matters occurring at or prior to the Effective Time; provided, further, that in no event shall Parent or the Surviving Corporation be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Corporation shall procure and maintain for such six-year period as much coverage as reasonably practicable for the Maximum Amount. Parent shall have the right to cause coverage to be extended under the Company's D&O Insurance by obtaining and causing to be maintained a six-year "tail" policy of at least the same coverage and amounts and containing terms no less advantageous to the Company's directors and officers currently covered by the D&O Insurance than the Company's existing D&O Insurance, and such "tail" policy shall satisfy the provisions of this Section 5.9(c) for so long as it remains in effect for such six-year period.

        (d)   The obligations of Parent and the Surviving Corporation under this Section 5.9 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee to whom this Section 5.9 applies without the consent of such affected D&O Indemnitee (it being expressly agreed that the D&O Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9, each of whom may enforce the provisions of this Section 5.9).

        (e)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may, be shall assume the obligations set forth in this Section 5.9.

SECTION 5.10.    State Takeover Laws.     If any "fair price," "moratorium," "control share acquisition," "business combination" or other takeover statute or similar statute or regulation, applies or purports to apply to this Agreement, the Merger and the Company Voting Agreements or the other transactions contemplated by this Agreement, each of Parent, Merger Sub and the Company shall (a) take all reasonable action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and the Company Voting Agreements and (b) otherwise act to eliminate the effects of such takeover statute, law or regulation.

SECTION 5.11.    Expenses.     Each party shall bear solely and entirely all expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated hereby.

ARTICLE 6
CONDITIONS

SECTION 6.1.    Conditions to Each Party's Obligation To Effect the Merger.     The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the Closing Date of each of the following conditions:

        (a)    Stockholder Approval.    This Agreement shall have been adopted by the Required Company Stockholder Vote.

        (b)    HSR Act and Competition Act.    The waiting period (and any extension thereof) applicable to the Merger and the other transactions contemplated by this Agreement under the HSR Act and Competition Act shall have been terminated or shall have expired.

        (c)    No Injunctions or Restraints.    No preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would make the Merger illegal or otherwise prevent the consummation thereof.

        (d)    Required Approvals.    The Required Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect. A "Final Order" means action by the relevant Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

SECTION 6.2.    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of the Company set forth herein shall be true and correct as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any threshold or any limitation or qualifier as to "materiality" or "Company Material Adverse Effect" or words of similar import set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        (c)    Resignations of Directors.    Each of the directors of the Company shall have resigned as of the Effective Date and such resignations shall have been delivered to Parent.

SECTION 6.3.    Conditions to Obligation of the Company.     The obligations of the Company to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of Parent set forth herein shall be true and correct as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any threshold or any limitation or qualifier as to "materiality" or "Parent Material Adverse Effect" or words of similar import set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the respective chief executive officer and the chief financial officer of each such entity to such effect.

        (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the respective chief executive officer and the chief financial officer of each such entity to such effect.

ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1.    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after this Agreement has been adopted by the Required Company Stockholder Vote:

        (a)   by mutual written consent of Parent, Merger Sub and the Company;

        (b)   by either the Company or Parent, if the Merger has not been consummated by December 31, 2006, or such other date, if any, as the Company and Parent shall agree upon or as is provided in Section 5.1(b) (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

        (c)   by either the Company or Parent, if any judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition having the effects set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable;

        (d)   by either the Company or Parent, if at the Company Stockholders Meeting (including any adjournment or postponement thereof), the Required Company Stockholder Vote shall not have been obtained in circumstances other than where (i) a Non-Takeover-Related Change of Recommendation has occurred or (ii) the circumstances contemplated by Sections 7.1(f)(i)-(iii) and (iv)(B) exist;

        (e)   by Parent, if

            (i)  the Board of Directors of the Company shall have withdrawn, modified, amended or changed in any respect adverse to Parent its adoption of or recommendation in favor of this Agreement or the Merger,

           (ii)  the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to, or publicly announced an intention to, do so,

          (iii)  the Company shall have breached Section 5.8 in a manner which has a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement, or

          (iv)  the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured or has not been cured by the Company within 20 calendar days after written notice has been given by Parent to the Company of such breach or failure to perform ("Company Breach");

        (f)    by Parent, or, following the Company Stockholders' Meeting at which the Required Company Stockholder Vote is not obtained and subject to Section 5.1, the Company, if

            (i)  with respect to such termination by the Company, the Company shall not have breached Section 5.8 in a manner which has a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement,

           (ii)  the Board of Directors of the Company (A) recommends to the stockholders of the Company any Takeover Proposal or resolves to, or publicly announces an intention to, do so or (B) authorizes the Company, subject to complying with the terms of Section 5.8 and this Section 7.1(f), to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal that is not a Cash Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice,

          (iii)  Parent does not make, within five Business Days of receipt of the Company's written notification of its intention to enter into such agreement, an offer that the Board of Directors of the Company determines, in its good faith judgment (after consultation with its financial advisor and outside legal counsel) is at least as favorable to the Company's stockholders from a financial point of view as such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of such Superior Proposal will require a new notification from the Company to Parent and a new five Business Day period), and

          (iv)  (A) in the case of termination by Parent at any time before the Company Stockholders' Meeting, the Company promptly, but in no event later than one Business Day after such termination, pays to Parent in immediately available funds the Termination Fee pursuant to Section 7.3(a) or (B) in the case of termination by Parent or the Company following the Company Stockholders' Meeting at which the Required Company Stockholder Vote is not obtained and subject to Section 5.1, the Company concurrently with such termination (or, in the case of termination by Parent, promptly, but in no event later than one Business Day after such termination) pays to Parent in immediately available funds $50.0 million, as required pursuant to Section 7.3(f)(1) or (2) (as the case may be);

        (g)   by Parent or the Company, if

            (i)  with respect to such termination by the Company, the Company shall not have breached Section 5.8 in a manner which has a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement,

           (ii)  the Board of Directors of the Company authorizes the Company, subject to complying with the terms of Section 5.8 and this Section 7.1(g), to enter into a binding written agreement concerning a transaction that constitutes a Cash Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice,

          (iii)  Parent does not make, within five Business Days of receipt of the Company's written notification of its intention to enter into such agreement, an offer that the Board of Directors of the Company determines, in its good faith judgment (after consultation with its financial advisor and outside legal counsel) is at least as favorable to the Company's stockholders from a financial point of view as such Cash Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of such Cash Superior Proposal will require a new notification from the Company to Parent and a new five Business Day period), and

          (iv)  the Company concurrently with such termination (or, in the case of termination by Parent, promptly, but in no event later than one Business Day after such termination) pays to Parent in immediately available funds the Termination Fee pursuant to Section 7.3(a);

        (h)   by Parent, or, following the Company Stockholders' Meeting at which the Required Company Stockholder Vote is not obtained and subject to Section 5.1(b), the Company, if the Company's Board of Directors shall have made a Non-Takeover-Related Change of Recommendation; or

        (i)    by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured or has not been cured by Parent within 20 calendar days after written notice has been given by the Company to Parent of such breach or failure to perform.

        The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

SECTION 7.2.    Effect of Termination.     Upon the termination of this Agreement pursuant to and in accordance with Section 7.1, this Agreement shall forthwith become null and void except as set forth in Section 7.3 and for the provisions in Article 8, which shall survive such termination; provided that nothing herein shall relieve any party from liability for any intentional breach of a covenant or representation of warranty in this Agreement prior to such termination. In addition, the Company Confidentiality Agreement shall not be affected by the termination of this Agreement.

SECTION 7.3.    Fees and Expenses.

        (a)   If this Agreement is terminated pursuant to Section 7.1(e)(i), Section 7.1(e)(ii), Section 7.1(e)(iii) or, following the failure of the Board of Directors of the Company to Recommend Against a Takeover Proposal, Section 7.1(d), the Company shall promptly, but in no event later than one Business Day after termination of this Agreement, pay Parent a fee in immediately available funds of $154.0 million (the "Termination Fee"). If this Agreement is terminated pursuant to Section 7.1(g), the Company shall pay such Termination Fee concurrently with such termination. If this Agreement is terminated by Parent pursuant to Section 7.1(f) where the circumstances contemplated by Section 7.1(f)(iv)(A) exist, the Company shall promptly, but in no event later than one Business Day after such termination, pay Parent the Termination Fee.

        (b)   If (A) a Bona Fide Takeover Proposal (assuming for purposes of this Section 7.3(b) that the references to 10% in the definition of Takeover Proposal are 50%) in respect of the Company is publicly announced or is proposed or offered or made to the Company or the Company's stockholders prior to this Agreement having been approved by the Required Company Stockholder Vote, (B) this Agreement is terminated by either party, as applicable, pursuant to Section 7.1(b) and (C) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, an agreement with respect to a transaction constituting a Takeover Proposal (assuming for purposes of this Section 7.3(b) that the references to 10% in the definition of Takeover Proposal are 50%) that is subsequently consummated, the Company shall promptly after the consummation of such transaction, but in no event later than one Business Day after such consummation, pay Parent the Termination Fee.

        (c)   If (A) a Bona Fide Takeover Proposal (assuming for purposes of this Section 7.3(c) that the references to 10% in the definition of Takeover Proposal are 50%) in respect of the Company is publicly announced or is proposed or offered or made to the Company or the Company's stockholders prior to this Agreement having been approved by the Required Company Stockholder Vote and the Company's Board of Directors shall have made or shall have deemed to have made a Recommendation Against a Takeover Proposal, (B) this Agreement is terminated by either party, as applicable, pursuant to Section 7.1(d) and (C) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, an agreement with respect to a transaction constituting a Takeover Proposal (assuming for purposes of this Section 7.3(c) that the references to 10% in the definition of Takeover Proposal are 50%) that is subsequently consummated, the Company shall promptly after the consummation of such transaction, but in no event later than one Business Day after such consummation, pay Parent the Termination Fee.

        (d)   If (A) Parent terminates this Agreement under Section 7.1(e)(iv) or Section 7.1(b) at a time that a Company Breach exists and (B) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, an agreement with respect to a transaction constituting a Takeover Proposal (assuming for purposes of this Section 7.3(d) that the references to 10% in the definition of Takeover Proposal are 50%) that is subsequently consummated, then the Company shall promptly after the consummation of such transaction, but in no event later than one Business Day after such consummation, pay Parent the Termination Fee.

        (e)   If (A) Non-Takeover-Related Change of Recommendation is made and (B) (1) Parent terminates this Agreement pursuant to Section 7.1(h), the Company shall promptly, but in no event later than one Business Day after such termination pay Parent the Termination Fee, or (2) the Company terminates this Agreement pursuant to Section 7.1(h), the Company shall concurrently with such termination, pay Parent the Termination Fee.

        (f)    If (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(f) where the circumstances contemplated by Section 7.1(f)(iv)(B) exist and (B) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, an agreement with respect to a transaction constituting a Takeover Proposal (assuming for purposes of this Section 7.3(f) that the references to 10% in the definition of Takeover Proposal are 50%) that is subsequently consummated, the Company shall promptly after the consummation of such transaction, but in no event later than one Business Day after such consummation, pay Parent a fee in immediately available funds of $104.0 million; provided that when

  (1)
  Parent terminates this Agreement pursuant to Section 7.1(f), the Company shall promptly, but in no event later than one Business Day after such termination pay Parent a fee in immediately available funds of $50.0 million in addition (if it should become payable thereafter) to the fee of $104.0 million contemplated above, and

  (2)
  the Company terminates this Agreement pursuant to Section 7.1(f), the Company shall concurrently with such termination, pay Parent a fee in immediately available funds of $50.0 million in addition (if it should become payable thereafter) to the fee of $104.0 million contemplated above.

        (g)   Notwithstanding anything to the contrary contained herein, receipt by Parent of a Termination Fee under Section 7.3 (or the $50.0 million fee and, if applicable, the $104.0 million fee, in the case of Section 7.3(f)) shall constitute full settlement of any and all liabilities of the Company for damages under this Agreement in respect of a termination of this Agreement.

SECTION 7.4.    Amendment.     This Agreement may be amended by the parties hereto, at any time before or after approval of this Agreement and the transactions contemplated hereby by action by or on behalf of the respective Boards of Directors of the parties hereto or the stockholders of the Company; provided, however, that after any such approval by the stockholders of the Company, no amendment shall be made that in any way materially adversely affects the rights of such stockholders (other than a termination of this Agreement in accordance with the provisions hereof) without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 7.5.    Waiver.     Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

ARTICLE 8
GENERAL PROVISIONS

SECTION 8.1.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight courier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

  (a)
  if to Parent or Merger Sub:

      Anadarko Petroleum Corporation
      1201 Lake Robbins Drive
      The Woodlands, Texas 77380-1046
      Attention:  Robert K. Reeves
                          Charlene A. Ripley
      Fax: (832) 636-1000

      with a copy to:

      Akin Gump Strauss Hauer & Feld LLP
      1111 Louisiana Street, 44th Floor
      Dallas, Texas 77002-5200
      Attention:  Michael E. Dillard, P.C.
                          Julien R. Smythe, Esq.
      Fax: (713) 236-0822

  (b)
  if to the Company:

      Western Gas Resources, Inc.
      1099 18th Street, Suite 1200
      Denver, Colorado 80202
      Attention:  John Walter and Fiona Arnold
      Fax: (303) 457-8482

      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, NY 10036
      Attention:  Peter Allan Atkins, Esq.
                          Sheldon S. Adler, Esq.
      Fax: (212) 735-2000

        Notice so given shall (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

SECTION 8.2.    Representations and Warranties.     The representations and warranties contained in this Agreement shall not survive the Merger.

SECTION 8.3.    Interpretations.     When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article, Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Any references in this Agreement to "the date hereof" refers to the date of execution of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Any reference to the Company's Board of Directors shall be deemed to include any committee thereof.

SECTION 8.4.    Governing Law; Jurisdiction.

        (a)   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        (b)   Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery, and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated hereby.

SECTION 8.5.    Counterparts; Facsimile Transmission of Signatures.     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 8.6.    Assignment; No Third Party Beneficiaries.

        (a)   This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void.

        (b)   Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except that (i) each Acquired Employee is intended to be a third party beneficiary of Section 5.2 and may specifically enforce its terms (provided that no right to employment is granted hereby) and (ii) each Indemnified Party and D&O Indemnitee is intended to be a third party beneficiary of Section 5.9 and may specifically enforce its terms.

SECTION 8.7.    Severability.     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

SECTION 8.8.    Entire Agreement.     This Agreement and the Company Confidentiality Agreement contain all of the terms of the understandings of the parties hereto with respect to the subject matter hereof.

SECTION 8.9.    Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

[The remainder of this page is intentionally blank.]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above.

ANADARKO PETROLEUM CORPORATION

By:	/s/ JAMES T. HACKETT
Name:	James T. Hackett
Title:	Chairman of the Board, President and Chief Executive Officer

WESTERN GAS RESOURCES, INC.

By:	/s/ PETER A. DEA
Name:	Peter A. Dea
Title:	Chief Executive Officer and President

APC MERGER SUB, INC.

By:	/s/ JAMES T. HACKETT
Name:	James T. Hackett
Title:	Chairman of the Board, President and Chief Executive Officer

Appendix B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WESTERN GAS RESOURCES, INC.

ARTICLE I
NAME

        The name of the corporation is Western Gas Resources, Inc. (the "Corporation").

ARTICLE II
PURPOSE

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III
REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE IV
CAPITALIZATION

        Section 4.1    Authorized Capital Stock.    The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 1,000 shares, consisting of 1,000 shares of common stock, par value $0.001 per share (the "Common Stock"). The powers, preferences and relative, participating, optional and other special rights of the respective classes of the Corporation's capital stock or the holders thereof and the qualifications, limitations and restrictions thereof are as follows:

        Section 4.2    Common Stock.

          (a)   The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate, at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

          (b)   The holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

          (c)   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

ARTICLE V
DIRECTORS

        Section 5.1    Board Powers.    The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the By-Laws (the "By-Laws") of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and this Certificate.

        Section 5.2    Election.    Unless and except to the extent that the By-Laws shall so require, the election of directors need not be by written ballot.

        Section 5.3    Number.    The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders and shall be fixed in a manner consistent with any written agreement entered into by the Corporation.

ARTICLE VI
BY-LAWS

        In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders.

ARTICLE VII
LIMITED LIABILITY; INDEMNIFICATION

        Section 7.1    Limitation of Personal Liability.    No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 7.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 7.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

        Section 7.2    Indemnification.

          (a)   Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "Covered Person"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred by this Section 7.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

          (b)   The rights conferred on any Covered Person by this Section 7.2 shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate, the By Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

          (c)   Any repeal or amendment of this Section 7.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 7.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

          (d)   This Section 7.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

ARTICLE VIII
AMENDMENT OF CERTIFICATE OF INCORPORATION

        The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by this Certificate, the By-Laws or the DGCL; and except as set forth in ARTICLE VII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article.

[Signature page follows]

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed as of the            day of                        , 2006.

WESTERN GAS RESOURCES, INC.

By:

Name:

Title:

Appendix C

        June 22, 2006

Board of Directors
Western Gas Resources, Inc.
1099 18th Street, Suite 1200
Denver, Colorado 80202

Members of the Board:

We understand that Western Gas Resources, Inc. (the "Company"), Anadarko Petroleum Corporation (the "Parent") and APC Merger Sub, Inc., a wholly-owned subsidiary of the Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of June 20, 2006 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"). Pursuant to the Merger, the Company will become a wholly-owned subsidiary of the Parent and each issued and outstanding share of common stock, par value $0.10 per share, of the Company (the "Company Common Stock"), other than shares held in treasury or held by the Parent, Merger Sub or the Company, or any of the respective wholly-owned subsidiaries of the Parent or the Company, or as to which dissenters' rights have been perfected, will be converted into the right to receive $61 in cash without interest. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

  i)
  reviewed certain publicly available financial statements and other business and financial information of the Company and the Parent, respectively;

  ii)
  reviewed certain internal financial statements and other financial and operating data, including internal oil and gas reserve and production estimates, concerning the Company prepared by the management of the Company;

  iii)
  reviewed certain financial projections prepared by the management of the Company;

  iv)
  discussed the past and current operations and financial condition and the prospects of the Company, including internal oil and gas reserve and production estimates, with senior management of the Company;

  v)
  reviewed the pro forma impact of the Merger on the Parent's cash flow, production and reserves on a per share basis, and consolidated capitalization and financial ratios;

  vi)
  reviewed the reported prices and trading activity for the Company Common Stock and the common stock of the Parent;

  vii)
  compared the financial performance of the Company and the Parent and the prices and trading activity of the Company Common Stock and the common stock of the Parent with that of certain other comparable publicly-traded companies and their securities;

  viii)
  reviewed the financial terms, to the extent publicly available, of certain acquisition transactions comparable to the Merger;

  ix)
  reviewed the reserve report of the Company prepared by the independent engineering firm of Netherland, Sewell & Associates, Inc. ("NSAI");

  x)
  discussed certain information prepared by the management of the Company relating to strategic, financial and operational benefits to the Parent anticipated from the Merger;

  xi)
  participated in discussions and negotiations among representatives of the Company, the Parent and certain other parties and their respective legal and financial advisors;

  xii)
  reviewed the Merger Agreement and certain related documents; and

  xiii)
  performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purpose of this opinion. With respect to the financial projections and other financial and operating data, including information relating to certain strategic, financial and operational benefits to the Parent anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have relied upon, without independent verification, on the assessment by the management of the Company of the information related to certain strategic, financial and operational benefits to the Parent anticipated from the Merger. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without modification, waiver or delay of any terms or conditions. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company. We are not experts in the engineering evaluation of oil and gas properties and, with your consent, we have relied, without independent verification, solely upon the reserve estimates of the Company contained in the reserve report prepared by NSAI with respect to the oil and gas properties of the Company. In addition, we are not legal, regulatory or tax experts and have relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In addition, Morgan Stanley is a full service securities firm engaged in securities trading, investment management and brokerage services. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade the debt and equity securities or senior loans of the Company or the Parent, or any currencies or commodities (or derivatives thereof) for its own accounts or for the accounts of its customers or its managed investment accounts and, accordingly, may at any time hold long or short positions in such securities, senior loans, currencies or commodities (or derivatives thereof).

It is understood that this letter is for the information of the Board of Directors of the Company and may not be disclosed or referred to publicly or used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the U.S. Securities and Exchange Commission if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ MICHAEL J. DICKMAN Michael J. Dickman Managing Director

Appendix D

PETRIE PARKMAN & Co.
600 Travis, Suite 7400
Houston, Texas 77002
713/650-3383    •    Fax: 713/650-8461

June 22, 2006

The Board of Directors
Western Gas Resources, Inc.
1099 18th Street, Suite 1200
Denver, Colorado 80202

Members of the Board:

        Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko" or the "Parent"), APC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Western Gas Resources, Inc., a Delaware corporation ("Western" or the "Company"), propose to enter into an agreement and plan of merger (the "Merger Agreement") which provides for, among other things, the merger of Merger Sub with and into Western (the "Merger"). Pursuant to the Merger Agreement at the effective time of the Merger, each share of Western common stock, par value $0.10 per share (the "Western Common Stock"), issued and outstanding immediately prior to the effective time (other than shares of Western Common Stock held by the Company, Parent, Merger Sub or shares that are held by stockholders of Western exercising appraisal rights) (the "Shares"), shall be converted into the right to receive $61.00 per share in cash (the "Merger Consideration").

        You have requested our opinion as to whether the Merger Consideration to be received by the holders of the Shares in the Merger is fair from a financial point of view to such holders.

        In arriving at our opinion, we have, among other things:

1.
reviewed certain publicly available business and financial information relating to Western, including (i) the Annual Reports on Form 10-K and related audited financial statements for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005 and (ii) the Quarterly Report on Form 10-Q and related unaudited financial statements for the fiscal quarter ended March 31, 2006;

2.
reviewed certain estimates of Western's oil and gas reserves, including estimates of proved and non-proved reserves prepared by the independent engineering firm of Netherland, Sewell & Associates, Inc. ("NSAI") as of December 31, 2005;

3.
analyzed certain historical and projected financial and operating data of Western prepared by the management and staff of Western;

4.
discussed the current operations and prospects of Western with the management and staff of Western;

5.
reviewed historical market prices and the trading history of the Western Common Stock;

6.
compared recent stock market capitalization indicators for Western with recent stock market capitalization indicators for certain other publicly-traded energy companies that we deemed to be relevant;

7.
compared the financial terms of the Merger with the financial terms of other transactions that we deemed to be relevant;

8.
reviewed a draft dated June 21, 2006 of the Merger Agreement; and

9.
reviewed such other financial studies and analyses and performed such other investigations and taken into account such other matters as we have deemed necessary or appropriate.

        In connection with our opinion, we have assumed and relied upon, without assuming any responsibility for, or independently verifying, the accuracy and completeness of all information supplied or otherwise made available to us by Western. We have further relied upon the assurances of representatives of the management of Western that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respect. With respect to projected financial and operating data, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management and staff of Western relating to the future financial and operational performance of the Company. With respect to the estimates of oil and gas reserves, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the management and staff of Western, and their engineering consultants, relating to the oil and gas properties of Western. We have not made an independent evaluation or appraisal of the assets or liabilities of Western, nor, except for the estimates of oil and gas reserves referred to above, have we been furnished with any such evaluations or appraisals. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Western. We have also assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver of any of the conditions precedent to the Merger contained in the Merger Agreement.

        Our opinion relates solely to the fairness from a financial point of view of the Merger Consideration to the holders of the Shares. Our opinion expressed herein is provided for the information and assistance of the Board of Directors of Western in connection with the Merger Consideration contemplated by the Merger Agreement, and does not constitute a recommendation to any holder of Western Common Stock as to how such stockholder should vote on the Merger. Our opinion does not address the relative merits of the Merger as compared to any alternative business transaction or strategic alternative that might be available to Western, nor does it address the underlying business decision of Western to engage in the Merger. Furthermore, we have not solicited, nor have we been asked to solicit, offers from other parties to acquire all or a part of Western. We have not been asked to consider, and this opinion does not address, the tax consequences of the Merger to any particular shareholder of Western, or the prices at which the Western Common Stock will actually trade at any time, including following the announcement or consummation of the Merger. We are not rendering any legal or accounting advice and understand Western is relying on its legal counsel and accounting advisors as to legal and accounting matters in connection with the Merger. As you are aware, we are acting as financial advisor to Western and we will receive a fee from Western for our services. In addition, Western has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory services to Western and have received customary fees for such services. Furthermore, in the ordinary course of business, we or our affiliates may trade in the debt or equity securities of Western, as well as the debt or equity securities of Anadarko, for the accounts of our customers or for our own account and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion is rendered on the basis of conditions in the securities markets and the energy markets as they exist and can be evaluated on the date hereof and the conditions and prospects, financial and otherwise, of Western as they have been represented to us as of the date hereof or as they were reflected in the materials and discussions described above.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Shares in the Merger is fair from a financial point of view to such holders.

Very truly yours,

PETRIE PARKMAN & CO., INC.

By:	/s/ JON HUGHES

Appendix E

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of June 22, 2006 (the "Agreement"), among Anadarko Petroleum Corporation, a Delaware corporation ("Parent"), and [                        ] (solely in his, her or its capacity as a stockholder, "Stockholder").

INTRODUCTION

        Parent, APC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Western Gas Resources, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving entity (the "Merger").

        As of the date hereof, Stockholder is the record and beneficial owner of the number of shares (the "Shares") of common stock, par value $.10 per share, of the Company (the "Company Common Stock") set forth opposite Stockholder's name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of the Company acquired by Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options or warrants, or any other convertible or exchangeable securities or similar instruments of the Company), being collectively referred to herein as Stockholder's "Subject Shares").

        As a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder agree, and Stockholder is willing to agree, to the matters set forth herein.

        In consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

        Section 1.    Defined Terms.    Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

        Section 2.    Voting of Shares.

        (a)    Voting.    For so long as this Agreement is in effect, subject to the terms and conditions hereof, Stockholder hereby agrees to vote (or cause to be voted) all of Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournments or postponements thereof, or pursuant to any consent in lieu of a meeting or otherwise:

            (i)  in favor of the Merger and the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby, and any actions required in furtherance thereof;

           (ii)  against any action or agreement that Stockholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

          (iii)  against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries, or (C) any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise materially interfere with the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, Stockholder shall not participate in any way in (and shall vote Stockholders' Subject Shares against) the calling of a special meeting of the Company's stockholders at which any of the foregoing is proposed to be voted upon.

        (b)    Grant of Irrevocable Proxy.    Stockholder hereby irrevocably grants to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote, or cause to be voted, Stockholder's Subject Shares, or grant a consent or approval in respect of Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournments or postponements thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Subject to this Section 2(b) and Section 10, this grant of proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of Delaware (the "DGCL").

        Section 3.    Fiduciary Responsibilities.    All agreements and understandings made herein shall be made solely in Stockholder's capacity as a stockholder and (if Stockholder is an officer or director of the Company) not in Stockholder's capacity as an director or officer of the Company. Without limiting the generality of the foregoing, Stockholder executes and delivers this Agreement and performs Stockholder's obligations hereunder solely in his, her or its capacity as the record and beneficial owner, as applicable, of Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by Stockholder in his capacity as an officer or director of the Company in exercising his or the Company's or the Company's Board of Directors' rights or duties in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

        Section 4.    Representations and Warranties of Stockholder.    Stockholder represents and warrants to Parent as follows:

        (a)    Binding Agreement.    Stockholder has the power and authority or capacity, as the case may be, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)    No Conflict.    Neither the execution and delivery of this Agreement by Stockholder, nor the performance by Stockholder of its obligations hereunder will, assuming any consent, authorization, waiver or exemption under Section 203 of the DGCL applicable hereto has been obtained, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the HSR Act or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Stockholder's ability to perform its obligations hereunder) with, or notification to, any Governmental Authority, (ii) if Stockholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Stockholder or Stockholder's Subject Shares, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Stockholder or Stockholder's Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of Stockholder's Subject Shares, or (v) require any consent, authorization or approval of any Person other than a Governmental Authority, except, in the case of clauses (iv) and (v), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Stockholder's ability to perform its obligations hereunder. If Stockholder is a married individual and Stockholder's Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, Stockholder's spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (c)    Ownership of Shares.    Stockholder is the record and/or beneficial owner of the Shares set forth opposite Stockholder's name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), other than those created by this Agreement or as set forth on Schedule I attached hereto. There are no outstanding options or other rights to acquire from Stockholder, or obligations of Stockholder to sell or to dispose of, any shares of Company Common Stock, and none of Stockholder's Subject Shares are subject to vesting, except as set forth on Schedule I attached hereto. Stockholder holds the exclusive power to vote the Shares set forth opposite Stockholder's name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite Stockholder's name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by Stockholder, except shares of Company Common Stock which may be acquired by Stockholder upon exercise of options, if any, held by Stockholder as set forth in such Schedule and except as otherwise set forth on Schedule I attached hereto.

        (d)    Broker Fees.    No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of Stockholder in connection with its entering into this Agreement.

        Section 5.    Representations and Warranties of Parent.    Parent represents and warrants to Stockholder as follows:

        (a)    Binding Agreement.    Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby. Parent has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)    No Conflict.    Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, assuming any consent, authorization, waiver or exemption under Section 203 of the DGCL applicable hereto has been obtained, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the HSR Act or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder) with, or notification to, any Governmental Authority, (ii) result in a violation of, or default under, or conflict with any provision of its Certificate of Incorporation or Bylaws, (iii) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, or (v) require any consent, authorization or approval of any Person other than a Governmental Authority, except, in the case of clauses (iv) and (v), as would not prevent, materially delay or otherwise materially impair such Parent's ability to perform its obligations hereunder.

        Section 6.    Transfer and Other Restrictions.    For so long as this Agreement is in effect:

        (a)    Certain Prohibited Transfers.    Stockholder agrees not to:

            (i)  sell, transfer, pledge, encumber, assign or otherwise dispose whether by merger, consolidation or operation of law (collectively, the "Transfer") of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, Stockholder's Subject Shares or any interest contained therein (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger), except that any Stockholder may Transfer any of the Subject Shares to any other holder of Company Common Stock who is on the date hereof a party to this Agreement or other agreement with Parent on terms substantially identical to the terms of this Agreement, or to any other Person that, prior to or coincident with such Transfer, executes an agreement with Parent on terms substantially identical to the terms of this Agreement;

           (ii)  grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to Stockholder's Subject Shares, other than this Agreement;

          (iii)  enter into, or deposit Stockholder's Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of Stockholder's Subject Shares; or

          (iv)  commit or agree to take any of the foregoing actions that would reasonably be expected in any way to limit, restrict or interfere with Stockholder's obligations hereunder or with the consummation of the Merger; provided, however, that the restrictions in this Section 6 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of options to acquire Shares so long as the Shares issuable upon exercise thereof become Stockholder's Subject Shares hereunder.

        (b)    Efforts.    For so long as this Agreement is in effect, Stockholder agrees not to take any action which would reasonably be expected to make any representation or warranty of Stockholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 3 hereof, for so long as this Agreement is in effect, Stockholder shall use Stockholder's reasonable efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

        (c)    Additional Shares.    In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting Stockholder's Subject Shares or (ii) Stockholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by Stockholder immediately following the effectiveness of the events described in clause (i) or Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Stockholder's Subject Shares hereunder. Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of Company Common Stock acquired by Stockholder, if any, after the date hereof.

        (d)    Certificates.    Stockholder agrees to submit his certificates or certificates representing Stockholder's Subject Shares so they may be legended if required by applicable law for the enforceability of the transfer restrictions set forth in this Section 6.

        Section 7.    Waiver of Appraisal Rights.    Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenter's rights and any similar rights relating to the Merger that Stockholder may directly or indirectly have by virtue of the ownership of the Subject Shares.

        Section 8.    No Solicitation.    For so long as this Agreement is in effect, no Stockholder shall, nor shall Stockholder authorize any investment banker, attorney or other advisor or representative of Stockholder to, directly or indirectly through another Person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided that any action which is permitted by the Merger Agreement to be taken by Stockholder in his capacity as a director or officer or which is permitted by Section 3 hereof shall not be prohibited or restricted by the foregoing.

        Section 9.    Specific Enforcement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that the non-breaching party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery of the State of Delaware, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in Wilmington, Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery of the State of Delaware.

        Section 10.    Termination.    This Agreement shall terminate and cease to have any force or effect on the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties hereto to terminate this Agreement, (iii) the consummation of the Merger, (iv) the amendment of the Merger Agreement to decrease the Merger Consideration or otherwise alter the Merger Consideration in a manner adverse to Stockholder unless such amendment has been consented to by Stockholder in writing prior to or simultaneously with such amendment, and (v) if the Merger has not been consummated by December 31, 2006, notice at any time thereafter from any party hereto to the other parties of such party's election to terminate this Agreement (provided, however, that the right to terminate this Agreement pursuant to this clause (v) shall not be available to any party that is in breach in any material respect of its obligations hereunder); provided, however, that

(1) Sections 3, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 shall survive any termination of this Agreement and (2) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

        Section 11.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other address as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 8.1 of the Merger Agreement; and (ii) if to Stockholder, to the appropriate address set forth on Schedule I hereto.

        Section 12.    Certain Events.    Stockholder agrees that this Agreement and the obligations hereunder shall attach to Stockholder's Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of Stockholder's Subject Shares shall pass, whether by operation of law or otherwise, including Stockholder's heirs, guardians, administrators or successors.

        Section 13.    Publicity.

        (a)   Stockholder hereby consents to the publication and disclosure in the Proxy Statement, and any other documents required to be filed with the SEC in connection with the Merger, the identity and ownership of the Subject Shares by Stockholder and the nature of Stockholder's commitments, agreements and understandings under this Agreement.

        (b)   Except as required by law, for so long as this Agreement is in effect, no Stockholder will, or will authorize any of its affiliates to, issue or cause publication of any press release or other announcement with respect to the transactions contemplated by this Agreement without the written consent of Parent, which consent shall not be unreasonably withheld.

        Section 14.    Entire Agreement.    This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 15.    Amendment.    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        Section 16.    Successors and Assigns.    This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except as expressly provided by Section 6(a). This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's heirs, beneficiaries, executors, successors, representatives and permitted assigns.

        Section 17.    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        Section 18.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW).

        Section 19.    Appointment of Registered Agent.    To the extent that a party to this Agreement is not otherwise subject to service of process in the State of Delaware, such party hereby appoints The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, as such party's agent in the State of Delaware for acceptance of legal process, and agrees that service made on such agent shall have the same legal effect as if served upon such party personally within the State of Delaware.

        Section 20.    Severability.    If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 21.    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

ANADARKO PETROLEUM CORPORATION

By:

Name:	James T. Hackett
Title:	Chairman of the Board, President and Chief Executive Officer

STOCKHOLDER

By:

Name:

SCHEDULE I TO

VOTING AGREEMENT

Name and Address of Stockholder	Number of Shares of Company Common Stock (Unrestricted)	Number of Shares of Company Common Stock (Restricted)	Number of Options to Acquire Company Common Stock

If to Stockholder:

With a copy to:

Attention:

Fax Number:

Phone Number:

Appendix F

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        SECTION 262.    Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY

WESTERN GAS RESOURCES, INC.

Special Meeting of Stockholders—August 23, 2006

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John C. Walter and William J. Krysiak, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Western Gas Resources, Inc. held of record by the undersigned on the close of business on July 21, 2006 at the Special Meeting of Stockholders of Western Gas Resources, Inc., to be held on August 23, 2006 at 9:00 A.M. local time at The Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 and at any postponement or adjournment thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER IN ITEM 1.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.
1.
PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 22, 2006, AS AMENDED, AMONG ANADARKO PETROLEUM CORPORATION ("ANADARKO"), APC MERGER SUB, INC. ("MERGER SUB") AND WESTERN, AND APPROVE THE MERGER OF MERGER SUB WITH AND INTO WESTERN, WITH WESTERN CONTINUING AS THE SURVIVING CORPORATION, AND IN WHICH (A) EACH ISSUED AND OUTSTANDING SHARE OF WESTERN COMMON STOCK (OTHER THAN SHARES HELD BY WESTERN, ANADARKO, MERGER SUB AND THEIR RESPECTIVE SUBSIDIARIES AND OTHER THAN SHARES HELD BY DISSENTING STOCKHOLDERS WHO PROPERLY EXERCISE THEIR APPRAISAL RIGHTS UNDER DELAWARE LAW) WILL BE CONVERTED INTO THE RIGHT TO RECEIVE $61.00 PER SHARE IN CASH AND (B) THE CERTIFICATE OF INCORPORATION OF WESTERN WILL BE AMENDED AND RESTATED TO BE IN THE FORM ATTACHED AS APPENDIX B TO THE PROXY STATEMENT.

☐    FOR        ☐    AGAINST        ☐    ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER IN ITEM 1.

Please mark, sign, date and mail this proxy promptly in the enclosed envelope.

Date: , 2006
Signature of Stockholder
Signature of Stockholder

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.